                                                                   Exhibit 10.12


                               PETROLEUM CONTRACT

                                       FOR

                           ZITONG BLOCK, SICHUAN BASIN

                                       OF

                         THE PEOPLE'S REPUBLIC OF CHINA





                                 BEIJING, CHINA

                                 SEPTEMBER, 2002

                                    CONTRACT

                   FOR EXPLORATION, DEVELOPMENT AND PRODUCTION

                         IN ZITONG BLOCK, SICHUAN BASIN

                                       OF

                         THE PEOPLE'S REPUBLIC OF CHINA

                                     BETWEEN

                      CHINA NATIONAL PETROLEUM CORPORATION

                                       AND

                            PAN-CHINA RESOURCES LTD.




                                 BEIJING, CHINA

                               SEPTEMBER 19, 2002

                                TABLE OF CONTENTS

Preamble.......................................................................1
Article 1    Definitions.......................................................2
Article 2    Objective of the Contract.........................................7
Article 3    Contract Area.....................................................8
Article 4    Contract Term.....................................................9
Article 5    Relinquishment of the Contract Area..............................12
Article 6    Minimum Exploration Work Commitment
             and Expected Minimum Exploration Expenditures....................13
Article 7    Management Organization and Its Functions........................16
Article 8    Operator.........................................................21
Article 9    Assistance Provided by CNPC......................................27
Article 10   Work Program and Budget..........................................29
Article 11   Determination of Commerciality...................................31
Article 12   Financing and Cost Recovery......................................35
Article 13   Crude Oil Production and Allocation..............................37
Article 14   Quality, Quantity, Price and Destination of Crude Oil............42
Article 15   Preference to the Employment of the Chinese Personnel,
             Goods and Services...............................................46
Article 16   Training of Chinese Personnel and Transfer of Technology.........47
Article 17   Ownership of Assets and Data.....................................49
Article 18   Associated Natural Gas and Non-associated Natural Gas............50
Article 19   Accounting, Auditing and Personnel Costs.........................60
Article 20   Taxation.........................................................62
Article 21   Insurance........................................................63
Article 22   Confidentiality..................................................65
Article 23   Assignment.......................................................67
Article 24   Environmental Protection and Safety..............................69
Article 25   Force Majeure....................................................70
Article 26   Consultation and Arbitration.....................................71
Article 27   Appointment of Expert............................................73
Article 28   Effectiveness and Termination of the Contract....................74
Article 29   The Applicable Law...............................................76
Article 30   Language of Contract and Working Language........................77
Article 31   Miscellaneous....................................................78
Annex I      Geographic Location and Co-ordinates of the Connecting Points of the Boundary Lines of the Contract Area / Map of Zitong
             Blocks Showing Corner Points.....................................80
Annex II     Accounting Procedure.............................................82
Annex III    Personnel Costs.................................................105
Annex IV     Training of Chinese Personnel and Transfer of Technology........113
Annex V      Data Control....................................................122
Annex VI     Letter of Understanding on Existing Wells.......................129

                                    PREAMBLE

      This Contract is entered into in Beijing on this 19th day of September, 2002, by and between China National Petroleum Corporation (hereinafter abbreviated as "CNPC"), a company organized and existing under the laws of the People's Republic of China, having its headquarters domiciled in Beijing, the People's Republic of China as one part; and;

      Pan-China Resources Ltd. (hereinafter referred to as the "Contractor"), a company organized and existing under the law of the British Virgin Islands, having its headquarters domiciled in Calgary, Alberta, Canada as the other part.

                                   WITNESSETH

      WHEREAS, all Petroleum resources under the territory, internal waters, territorial sea and continental shelf of the People's Republic of China and within the limits of national jurisdiction of the People's Republic of China are owned by the People's Republic of China;

      WHEREAS, CNPC shall be responsible for business matters in respect of the exploitation of land Petroleum resources in cooperation with foreign enterprises, negotiating, entering into and implementing contracts for the exploitation of land Petroleum resources in cooperation with foreign enterprises and have the exclusive right to explore for, develop and produce the Petroleum in cooperation with foreign enterprises in areas approved by the State Council for exploitation of land Petroleum resources in cooperation with foreign enterprises in accordance with the "Regulations of the People's Republic of China Concerning the Exploitation of Onshore Petroleum Resources in Cooperation with Foreign Enterprises" (hereafter referred to as the "Petroleum Regulations"), promulgated on October 7, 1993 and amended on September 23, 2001 by the State Council of the People's Republic of China; and

      WHEREAS, the Contractor desires and agrees to provide funds and apply its appropriate and advanced technology and managerial experience to cooperate with CNPC for the exploitation of Petroleum resources within the Contract Area and agrees to be subject to the laws, decrees, and other rules and regulations of the People's Republic of China in the implementation of the Contract.

      NOW, THEREFORE, IT IS MUTUALLY AGREED as hereafter set forth:


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                         Zitong Block Petroleum Contract

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                             ARTICLE 1   DEFINITIONS

      The following words and terms used in the Contract shall have, unless otherwise specified herein, the following meanings:

      1.1 "Petroleum" means Crude Oil and Natural Gas deposited in the subsurface and being extracted or already extracted, including any valuable non-hydrocarbon substances produced in association with Crude Oil and/or Natural Gas separated or extracted therefrom.

      1.2 "Crude Oil" means solid and liquid hydrocarbons in their natural state, including any liquid hydrocarbons extracted from Natural Gas but excluding liquefied methane (CH4).

      1.3 "Natural Gas" means Non-associated Natural Gas and Associated Natural Gas in their natural state.

      1.4 "Non-associated Natural Gas" means all gaseous hydrocarbons produced from gas reservoirs, including wet gas, dry gas and residue gas remaining after the extraction of liquid hydrocarbons from wet gas.

      1.5 "Associated Natural Gas" means all gaseous hydrocarbons produced in association with Crude Oil from oil reservoirs, including residue gas remaining after the extraction of liquid hydrocarbons therefrom.

      1.6 "Condensate" means all liquid hydrocarbons produced in association with Non-associated Natural Gas from gas reservoirs, including all liquid hydrocarbons separated or extracted from the Non-associated Natural Gas.

      1.7 "Oil Field" means an accumulation of Petroleum within the Contract Area composed of one or several overlapping oil-bearing zones, within one trap or within associated traps of the same independent geological structure, which may or may not be complicated by faulting, and which has been determined to be of commercial value in accordance with the procedures stipulated in Article 11 hereof.

      1.8 "Gas Field" means an accumulation of Petroleum within the Contract Area composed of one or several overlapping gas-bearing zones, within one trap or within associated traps of the same independent geological structure, which may or may not be complicated by faulting, and which has been determined to be of commercial value in accordance with the procedures stipulated in Article 18 hereof.

      1.9 "Petroleum Operations" means the Exploration Operations, the Development Operations, the Production Operations, and other activities related to these Operations carried out under the Contract.

      1.10 "Exploration Operations" means operations carried out for the purpose of discovering Petroleum-bearing traps by means of geological, geophysical, geochemical and other methods including exploratory well drilling; all the work undertaken to determine the commerciality of traps in which Petroleum has been discovered including Appraisal Well drilling and feasibility studies, formulation of the Overall Development Program; and activities related to all such operations.


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                         Zitong Block Petroleum Contract

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      1.11 "Development Operations" means operations carried out for the realization of Petroleum production from the date of approval of the Overall Development Program for any Oil Field and/or Gas Field by the Department or Unit, including design, construction, installation, drilling, and the related research work as well as production activities carried out before the Date of Commencement of Commercial Production.

      1.12 "Production Operations" means operations and all activities related thereto carried out for Petroleum production of each Oil Field and/or Gas Field from the Date of Commencement of Commercial Production, such as extraction, injection, stimulation, treatment, storage, transportation, lifting, etc.

      1.13 "Basic Block" means a section of the surface of the earth bounded by the segments of longitude and latitude of equal distance of ten (10) minutes.

      1.14 "Contract Area " means a surface area demarcated with geographic coordinates for the cooperative exploitation of Petroleum resources, and in the Contract, means the surface area stipulated in Article 3.1 hereof.

      1.15 "Exploration Area" means the surface area within the Contract Area which has not been relinquished before the expiration of the exploration period and in which Development Operations and Production Operations have not begun.

      1.16 "Development Area" means a portion of the Contract Area covering an Oil Field and/or Gas Field which has been designated for development. The Development Area(s) shall be proposed by the Operator, demarcated by the Joint Management Committee ("JMC") and delineated as such in the Overall Development Program approved by the Department or Unit. The Development Area shall automatically cease to be in force as of the date of approval of the Production Area by CNPC.

      1.17 "Production Area" means a surface area within any Development Area for the purpose of the performance of the Production Operations within the said Development Area after completion of the Development Operations. The Production Area proposed by the Operator, demarcated by JMC shall be submitted to CNPC for approval before the Date of Commencement of Commercial Production.

      1.18 "Date of Commencement of Commercial Production" means the date of commencement of the production period for Crude Oil and/or Natural Gas from any Oil Field and/or Gas Field announced by JMC in accordance with the provisions of
Article 7.2.5 hereof after the completion of the Development Operations as provided for in the approved Overall Development Program for the said Oil Field and/or Gas Field, and after approval by CNPC.

      1.19 "Calendar Year" means a period of twelve (12) consecutive Gregorian months under the Gregorian Calendar, beginning on the first day of January and ending on the thirty-first day of December in the same year.

      1.20 "Contract Year" means a period of twelve (12) consecutive Gregorian months under the Gregorian Calendar, within the term of the Contract, beginning on the Date of Commencement of the Implementation of the Contract or any anniversary thereof.


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                         Zitong Block Petroleum Contract

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      1.21 "Production Year" means in respect of each Oil Field and/or Gas
Field, a period of twelve (12) consecutive Gregorian months under the Gregorian Calendar, beginning on the Date of Commencement of Commercial Production of such Field or any anniversary thereof.

      1.22 "Calendar Quarter" means a period of three (3) consecutive Gregorian months under the Gregorian Calendar, beginning on the first day of January, the first day of April, the first day of July, or the first day of October.

      1.23 "Exploratory Well" means any Wildcat and/or Appraisal Well drilled within the Contract Area during the exploration period, including dry hole(s) and discovery well(s).

      1.24 "Wildcat" means a well drilled on any geological trap for the purpose of searching for Petroleum accumulations, including wells drilled for the purpose of obtaining geological and geophysical parameters.

      1.25 "Appraisal Well" means an Exploratory Well drilled for the purpose of evaluating the commerciality of a geological trap in which Petroleum has been discovered.

      1.26 "Development Well" means a well drilled after the date of approval of the Overall Development Program for an Oil Field and/or Gas Field for the purpose of producing Petroleum, increasing production or accelerating extraction of Petroleum, including production wells, injection wells and dry holes.

      1.27 "Work Program" means all types of plans formulated for the performance of the Petroleum Operations, including plans for exploration, development and production.

      1.28 "Overall Development Program" means a plan prepared by the Operator for the development of an Oil Field and/or Gas Field which has been reviewed and adopted by JMC, confirmed by CNPC and approved by the Department or Unit, and such plan shall include, but shall not be limited to, recoverable reserves, the Development Well pattern, master design, production profile, economic analysis and a schedule of the Development Operations.

      1.29 "Deemed Interest" means interest on the development costs calculated in accordance with the rate of interest stipulated in Article 12.2.3.2 hereof when the development costs incurred in each Oil Field and/or Gas Field within the Contract Area are recovered by the Parties.

      1.30 "Oil Field and/or Gas Field Straddling a Boundary" means an Oil Field and/or Gas Field extending from the Contract Area to one or more other contract areas and/or areas in respect of which no Petroleum contracts have been signed.

      1.31 "Annual Gross Production of Natural Gas" means the total amount of Natural Gas produced from each Oil Field and/or Gas Field within the Contract Area considered separately in each Calendar Year, less the amount of Natural Gas used for Petroleum Operations and the amount of losses, which is saved and measured by a measuring device at the Delivery Point as specified in Article
14.3.1 and Article 18.5.2 hereof.

      1.32 "Annual Gross Production of Crude Oil" means the total amount of Crude Oil


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                         Zitong Block Petroleum Contract
produced from each Oil Field within the Contract Area considered separately in each Calendar Year, less the amount of Crude Oil used for Petroleum Operations and the amount of losses, which is saved and measured by a measuring device at the Delivery Point as specified in Article 14.3.1 hereof.

      1.33 "Basement" means igneous rocks, metamorphic rocks or rocks of such nature which, or formations below which, could not contain Petroleum deposits in accordance with the knowledge generally accepted in the international Petroleum industry and shall also include such impenetrable rock substances as salt domes, mud domes and any other rocks which make further drilling impracticable or economically unjustifiable by the modern drilling technology normally utilized in the international Petroleum industry.

      1.34 "Contractor" means the Contractor specified in the Preamble hereto, including assignee(s) in accordance with Article 23 hereof.

      1.35 "Parties" means CNPC and the Contractor.

      1.36 "Party" means either of the Parties.

      1.37 "Operator" means the entity responsible for the performance of the Petroleum Operations under the Contract.

      1.38 "Subcontractor" means an entity which provides the Operator with goods or services for the purpose of the Contract.

      1.39 "Third Party" means any individual or entity except CNPC, the Contractor and any of their Affiliates.

      1.40 "Chinese Personnel" means any citizen of the People's Republic of China, including CNPC personnel and Chinese citizens employed by the Contractor and/or the Subcontractor(s), involved in Petroleum Operations under the Contract.

      1.41 "Expatriate Employee" means any person employed by the Contractor, Subcontractor(s), or CNPC who is not a citizen of the People's Republic of China. Overseas Chinese who reside abroad and have the nationality of the People's Republic of China and other Chinese abroad, when they are employed by the Contractor, Subcontractor(s) or CNPC, shall also be deemed to be Expatriate Employees within the scope of the Contract.

      1.42 "Affiliate" means in respect of the Contractor:

      (a) any entity in which any company comprising Contractor directly or indirectly holds fifty percent (50%) or more of the voting rights carried by its share capital; or

      (b) any entity which directly or indirectly holds fifty percent (50%) or more of the aforesaid voting rights of any company comprising the Contractor; or

      (c) any other entity whose aforesaid voting rights are held by an entity mentioned in (b) above in an amount of fifty percent (50%) or more.


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                         Zitong Block Petroleum Contract

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      "Affiliate" means, in respect of CNPC, any subsidiary, branch, or regional corporation of CNPC and any entity in which CNPC directly or indirectly holds fifty percent (50%) or more of the voting rights carried by its share capital.

      1.43 "Delivery Point" means a point or points agreed upon by the Parties for the delivery of Petroleum located within or outside the Contract Area and specified in the Overall Development Program.

      1.44 "Department or Unit" means the department or unit which is authorized by the State Council of the People's Republic of China to be responsible for administration of the Petroleum industry of the People's Republic of China.

      1.45 "Date of Commencement of the Implementation of the Contract" means the first day of the month following the month in which the Contractor has received the notification from CNPC of the approval of the Contract by the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China.


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                         Zitong Block Petroleum Contract

                      ARTICLE 2   OBJECTIVE OF THE CONTRACT

      2.1 The objective of the Contract is to explore for, develop and produce Petroleum that may exist in the Contract Area.

      2.2 The Contractor shall apply its appropriate and advanced technology and assign its competent experts to perform the Petroleum Operations.

      2.3 During the performance of the Petroleum Operations, the Contractor shall transfer its technology to the Chinese Personnel and train them in accordance with Article 16 hereof and Annex IV - Training of Chinese Personnel and Transfer of Technology hereto in order to enable CNPC to take over the Production Operations of any Oil Field and/or Gas Field in accordance with
Article 8.8 hereof.

      2.4 The Contractor shall bear all the exploration costs required for the Exploration Operations. In the event that any Oil Field and/or Gas Field is discovered within the Contract Area, the development costs of such Oil Field and/or Gas Field shall be borne by the Parties in proportion to their participating interests: fifty-one percent (51%) by CNPC and forty-nine percent (49%) by the Contractor. In the event that CNPC opts to participate at a level less than fifty-one percent (51%) of the participating interests, or not to participate in the development of the Oil Field and/or Gas Field, the Contractor shall bear the remaining development costs necessary for the development of the Oil Field and/or Gas Field in accordance with Article 12.1.2 hereof.

      2.5 If any Oil Field and/or Gas Field is discovered within the Contract Area, the Petroleum produced therefrom shall, from the Date of Commencement of Commercial Production of such Oil Field and/or Gas Field, be allocated in accordance with Articles 12, 13 and/or 18 hereof.

      2.6 Nothing contained in the Contract shall be deemed to confer any right on the Contractor other than those rights expressly granted hereunder.


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                         Zitong Block Petroleum Contract

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                           ARTICLE 3   CONTRACT AREA

      3.1 The Contract Area as of the date of signature of the Contract includes Zitongxi (covering a area of 1,830 square kilometers) and Zitongdong (covering a area of 1,730 square kilometers) Blocks covering a total area of Three Thousand Five Hundred and Sixty (3,560) square kilometers, known collectively as Zitong Block, as marked out by the geographic location and the coordinates of the connecting points of the boundary lines shown on Annex I attached hereto.

      The said total area of the Contract Area shall be reduced in accordance with Articles 4, 5, 11 and 18 hereof.

      3.2 Except for the rights as expressly provided by the Contract, no right is granted in favor of the Contractor to the surface area, lake bed, stream bed, subsoil or any natural resources other than Petroleum existing therein, and any things under the surface within the Contract Area.


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                         Zitong Block Petroleum Contract

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                           ARTICLE 4   CONTRACT TERM

      4.1 The term of the Contract shall include an exploration period, a development period and a production period.

      4.2 The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into two (2) phases and shall consist of six (6) consecutive Contract Years, unless the Contract is sooner terminated, or the exploration period is extended in accordance with Article 25 hereof and/or Article 4.3 herein. The two (2) phases shall be as follows:

      The first phase of three (3) Contract Years (the first Contract Year through the third Contract Year); and

      The second phase of three (3) Contract Years (the fourth Contract Year through the sixth Contract Year).

      4.3 Where time is insufficient to complete the appraisal work on a Petroleum discovery made shortly before the expiration of the exploration period or where the time of the appraisal work on a Petroleum discovery in accordance with the appraisal Work Program approved by JMC as stated in Articles 11 and 18 hereof extends beyond the exploration period, the exploration period as described in Article 4.2 herein shall be extended. The period of extension shall be proposed by the Contractor and subject to the approval of CNPC and shall be a reasonable period of time required to complete the above-mentioned appraisal work in order to enable JMC to make a decision on the commerciality of the said Petroleum discovery in accordance with Article 11 or 18 hereof, and until the Department or Unit approves or finally rejects the Overall Development Program.

      4.4 The development period of any Oil Field and/or Gas Field within the Contract Area shall begin on the date of approval by the Department or Unit of the Overall Development Program of the said Oil Field and/or Gas Field, and end on the date of the entire completion of the Development Operations set forth in the Overall Development Program, excluding the time for carrying out additional development projects in the production period in accordance with Article 11.9 hereof.

      4.5 The production period of any Oil Field and/or Gas Field within the Contract Area shall be a period beginning on the Date of Commencement of Commercial Production of the said Oil Field and/or Gas Field up to the date of the expiration of the production period as specified in the Overall Development Program approved by the Department or Unit. However, the period shall not go beyond twenty (20) consecutive Production Years beginning on the Date of Commencement of Commercial Production of the said Oil Field and/or Gas Field, unless otherwise provided in Article 4.6 herein and Article 18.2 or 25 hereof. Under such circumstances as where the construction of an Oil Field and/or Gas Field is to be conducted on a large scale, and the time span required therefor is long, or where separate production of each of the multiple oil or gas producing zones of an Oil Field and/or Gas Field is required, or under other special circumstances, the production period thereof shall, when it is necessary, be properly extended with the approval of the Department or Unit.

      4.6 Suspension or abandonment of production of an Oil Field and/or Gas Field.


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                         Zitong Block Petroleum Contract

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      4.6.1 Suspension of production from Oil Field and/or Gas Field within the production period.

      In the event that the Parties agree to suspend temporarily production from an Oil Field and/or Gas Field, which has entered into commercial production, the Production Area covered by that Oil Field and/or Gas Field may be retained within the Contract Area. In no event shall the period of such retention extend beyond the date of the expiration of the production period of that Oil Field and/or Gas Field, except as otherwise provided in Article 25.4 hereof. The duration of the relevant period of production suspension and the arrangement for the maintenance operations during the aforesaid period of suspension shall be proposed by the Operator, and shall be decided by JMC through discussion. With respect to the aforesaid Oil Field and/or Gas Field which has been suspended and retained within the Contract Area, in the event that production is restored during the period of such retention, the production period of that Oil Field and/or Gas Field shall be extended correspondingly.

      In the event that the Parties fail to reach an agreement on the restoration of production by the expiration of the production suspension period decided by JMC through discussion, the Party who wishes to restore production shall have the right to restore production solely. The other Party may later elect to participate in production but shall have no rights or obligations in respect of such Oil Field and/or Gas Field for the solely restored production period.

      4.6.2 Abandonment of production from Oil Field and/or Gas Field within the production period.

      4.6.2.1 During the production period, either Party to the Contract may propose to abandon production from any Oil Field and/or Gas Field within the Contract Area, provided, however, that prior written notice shall be given to the other Party to the Contract. The other Party shall make a response in writing within ninety (90) days from the date on which the said notice is received. If the other Party also agrees to abandon production from the said Oil Field and/or Gas Field, then abandonment costs shall be paid by the Parties in proportion to their participating interests in such Oil Field and/or Gas Field. The Parties shall abandon such Oil Field and/or Gas Field in accordance with procedure agreed on by the Parties.

      From the date on which the abandonment is completed, the production period of such Oil Field and/or Gas Field shall be terminated and such Oil Field and/or Gas Field shall be excluded from the Contract Area.

      4.6.2.2 If the Contractor notifies CNPC in writing of its decision to abandon production from an Oil Field and/or Gas Field, while CNPC decides not to abandon production from such Oil Field and/or Gas Field, then from the date on which the Contractor receives CNPC's written response of its aforesaid decision, namely Abandonment Date, all of the Contractor's rights and obligations under the Contract in respect of the said Oil Field and/or Gas Field, including, but not limited to, the responsibilities for payment of abandonment cost in respect of such Oil Field and/or Gas Field, shall be terminated automatically, provided that the Contractor shall not transfer to CNPC any of the Contractor's debts, liabilities and obligations under this Contract before the Abandonment Date in respect of the said Oil Field and/or Gas Field. In addition, the Contractor shall undertake its liabilities and obligations under the Contract prior to the Abandonment Date. From the Abandonment Date, the production period


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                         Zitong Block Petroleum Contract
of said Oil field and/or Gas Field shall be terminated and the said Oil Field and/or Gas Field shall be excluded from the Contract Area.

      4.7 The term of the Contract shall not go beyond thirty (30) consecutive Contract Years from the Date of Commencement of the Implementation of the Contract, unless otherwise stipulated hereunder.


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                         Zitong Block Petroleum Contract

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                ARTICLE 5   RELINQUISHMENT OF THE CONTRACT AREA

      5.1 The Contractor shall relinquish a portion or portions of the Contract Area in accordance with the following provisions:

      5.1.1 At the expiration of the first phase of the exploration period, the Contractor shall relinquish thirty percent (30%) of the Contract Area as of the date of signature of the Contract. The percentage of such relinquishment may be thirty percent (30%) plus or minus five percent (5%) if, after consultation, the Parties agree that it is technically necessary, unless otherwise agreed upon by the Parties.

      5.1.2 In any of the following cases, the Contractor shall relinquish the remaining Contract Area, except for any Development Area and/or Production Area:

      (a) at the expiration of the last phase of the exploration period as mentioned in Article 4.2 hereof; or

      (b) at the expiration of the said exploration phase if the Contractor exercises its option under Article 6.4 (b) of the Contract; or

      (c) at the expiration of the extended period, in the event that the exploration period is extended in accordance with Article 4.3 or Article 25 hereof.

      5.1.3 For purposes of determining final relinquishment and Development Area at the end of the second phase of exploration period, those Wildcats that have commenced drilling prior to the end of the sixth year of the exploration period, but not yet reached final completion by the end of the second phase of exploration period, will be considered to have been drilled within the second phase of exploration period and will be counted as earned Wildcats. Relinquishment or development decisions related to this associated structure will be determined after the wells are tested and appraised or abandoned.

      5.1.4 In the execution of Article 5.1.2 herein a Production Area, Development Area or an area corresponding to a trap with a Petroleum discovery awaiting appraisal and/or being appraised or included in an Overall Development Program awaiting approval shall not be regarded as an area to be relinquished.

      5.1.5 At the expiration of its production period of any Oil Field and/or Gas Field within the Contract Area as specified in Article 4.5 hereof, such Oil Field and/or Gas Field shall be excluded from the Contract Area.

      5.2 The areas relinquished pursuant to Articles 5.1.1 and 5.1.2 herein shall be made up of as few rectangles as possible so as to facilitate further Exploration Operations.

      5.3 Within ninety (90) days prior to the date of each relinquishment of the Contract area, the Contractor shall submit to CNPC a report on its completed Exploration Operations on the areas to be relinquished, including a map showing the areas to be relinquished with the geographic location and the co-ordinates of the connecting points of the boundary lines. The final map shall be submitted to CNPC on or before the date of relinquishment.


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                         Zitong Block Petroleum Contract

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       ARTICLE 6   MINIMUM EXPLORATION WORK COMMITMENT AND EXPECTED MINIMUM
                            EXPLORATION EXPENDITURES

      6.1 The Contractor shall begin to perform the Exploration Operations within six (6) months after the Date of Commencement of the Implementation of the Contract and shall spud the first Wildcat within twenty-one (21) months after the Date of Commencement of the Implementation of the Contract, unless otherwise agreed by the Parties.

      6.2 The Contractor shall fulfill the minimum exploration work commitment and expected minimum exploration expenditures for each phase of the exploration period in accordance with the following provisions:

      6.2.1 During the first phase (three years) of the exploration period, the Contractor shall:

      (a) reprocess seismic data totaling Two Thousand (2,000) line kilometers;

      (b)   complete new seismic lines totaling Five Hundred (500) kilometers;

      (c) drill and complete Two (2) Wildcat wells with footage totaling Seven Thousand (7,000) meters; and

      (d) spend Eighteen Million (18,000,000) US dollars as its expected minimum exploration expenditures for such Exploration Operations.

      6.2.2 During the second phase (three years) of the exploration period, the Contractor shall:

      (a) complete new seismic lines totaling Three Hundred and Fifty (350) kilometers;

      (b) drill and complete Two (2) Wildcat wells with footage totaling Seven Thousand (7,000) meters; and

      (c) spend Sixteen Million (16,000,000) US dollars as its expected minimum exploration expenditures for such Exploration Operations.

      6.2.3 The Wildcats specified in Articles 6.2.1, and 6.2.2 herein for each exploration phase shall not be substituted by Appraisal Wells without the consent of CNPC.

      6.2.4 With respect to the minimum exploration work commitment for each phase of the exploration period committed by the Contractor in accordance with Articles 6.2.1, and 6.2.2 herein, when calculating whether the minimum exploration work commitment has been fulfilled, the number of Wildcats and the kilometers of seismic lines shall be the basis of such calculation. However, the Wildcats abandoned for technical reasons without reaching their predetermined geological objective shall not count as the Wildcats actually fulfilled by the Contractor hereunder, without the consent of CNPC.

      6.3 The first Wildcat to be drilled on any geological trap shall be drilled to a depth and target formation agreed to by the Parties. In case that the first Wildcat drilled on any geological trap fails to reach the target formation not because of difficulties insurmountable


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
by employing modern drilling technology in conformity with the sound field practice, then such Wildcat shall be substituted for by another Wildcat or by an Appraisal Well to be drilled on the said geological trap. However, the substitute well shall not lead to any change in the minimum exploration work commitment assumed by the Contractor in accordance with Article 6.2 herein.

      6.4 At the expiration of the first phase of the exploration period, the Contractor has the following options:

      (a)  to enter the next phase and continue exploration; or

      (b) to conduct appraisal and/or Development Operations and Production Operations only on a Petroleum discovery in accordance with the procedures under
Article 11 hereof provided, however, that the minimum exploration work commitments up to the date of such expiration of the said exploration phase have been fulfilled; and the areas under Article 5.1.2(b) hereof have been relinquished; or

      (c)  to terminate the Contract.

      6.5 At the expiration of any phase of the exploration period, if the actual exploration work fulfilled by the Contractor is less than the minimum exploration work commitment set forth for the said exploration phase, and if the Contractor opts to enter the next phase and continue exploration under Article
6.4 (a) herein, the Contractor shall give reasons to CNPC for the under fulfillment, and, with the consent of CNPC, the unfulfilled balance of the said phase shall be added to the minimum exploration work commitment for the next exploration phase. At any time within the exploration period, if there is any commercial discovery, JMC shall, at the request of any Party to the Contract, discuss the possibility of amending the exploration work. Any Wildcats and seismic lines added by any such amendment shall be deducted from and credited against the minimum exploration work commitment.

      6.6 Where the Contractor has fulfilled ahead of time the minimum exploration work commitment for any phase of the exploration period, the duration of such exploration phase stipulated in Article 4.2 hereof shall not be shortened thereby, and if the exploration work actually fulfilled by the Contractor exceeds the minimum exploration work commitment for the said exploration phase, the excess part shall be deducted from and credited against the minimum exploration work commitment for the next exploration phase.

      6.7 If any addition or deduction is made under Article 6.5 or Article 6.6 herein in regard to the minimum exploration work commitment for any phase of the exploration period, the increased or reduced exploration work shall become the new minimum exploration work commitment for the Contractor to fulfill in the said phase.

      6.8 At the expiration of any phase during the exploration period, if the exploration work actually fulfilled by the Contractor is less than the minimum exploration work commitment for such phase or less than the new minimum exploration work commitment as mentioned in Article 6.7 herein, and if, regardless of whether the expected minimum exploration expenditures are fulfilled or not fulfilled, the Contractor opts to terminate the Contract under
Article 6.4 (c) herein, or if the said phase is the last exploration phase, the Contractor shall, within thirty (30) days from the date of the decision of its election to terminate the Contract


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                         Zitong Block Petroleum Contract
or within thirty (30) days from the date of the expiration of the exploration period, pay CNPC only any unfulfilled balance of the minimum exploration work commitment (or of the new one) in US dollars after it has been converted into a cash equivalent using the method provided in Annex II-Accounting Procedure hereto. However, if the minimum exploration work commitment for the exploration period is fulfilled while its expected corresponding minimum exploration expenditures are not fulfilled, the unfulfilled part shall be deemed as a saving and shall not be paid to CNPC.


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                         Zitong Block Petroleum Contract

              ARTICLE 7   MANAGEMENT ORGANIZATION AND ITS FUNCTIONS

      7.1 For the purpose of the proper performance of the Petroleum Operations, the Parties shall establish a Joint Management Committee (JMC) within forty-five
(45) days from the date of Commencement of the Implementation of the Contract.

      7.1.1 CNPC and the Contractor shall each appoint an equal number of representatives (two to five) to form JMC, and each Party to the Contract shall designate one of its representatives as its chief representative. Each company comprising the Contractor may appoint one (1) representative. The representative of the Operator of the companies comprising the Contractor shall be the chief representative of the Contractor. Either Party may replace any of its representatives, or designate another representative as its chief representative, by a written notice to the other Party, pursuant to Article 8.2 hereof. All the aforesaid representatives shall have the right to present their views on the proposals at the meetings held by JMC. When a decision is to be made on any proposal, the chief representative from each Party to the Contract shall be the spokesman on behalf of the Party to the Contract.

      The chairman of JMC shall be the chief representative designated by CNPC, and the vice chairman shall be the chief representative designated by the Contractor. The chairman of JMC shall preside over meetings of JMC. In his absence, one representative present at the meeting from CNPC shall be designated to act as the chairman of the meeting. In the absence of the vice-chairman of JMC, one representative present at the meeting from the Contractor shall be designated to act as the vice chairman of the meeting. The Parties may, according to need, designate a reasonable number of advisers who may attend, but shall not be entitled to vote at, JMC meetings.

      7.1.2 A regular meeting of JMC shall be held at least twice a Contract Year, and other meetings, if necessary, may be held at any time at the request of any Party to the Contract, upon giving reasonable notice to the other Party of the date, time and location of the meeting and the items to be discussed.

      7.2 The Parties shall empower JMC to:

      7.2.1 review and adopt the Work Programs and budgets proposed by the Operator and subsequent amendments thereto;

      7.2.2 determine the commerciality of each trap on which a Petroleum discovery has been made in accordance with the Operator's appraisal report and report its decision to CNPC for confirmation;

      7.2.3 review and adopt the Overall Development Program and budget for each Oil Field and/or Gas Field and the amendments to the budget;

      7.2.4 approve or confirm the following items of procurement and expenditures:

      (a) approve procurement of any item within the budget with a unit price exceeding Five Hundred Thousand U.S. dollars (U.S.$500,000) and any single purchase order of total monetary value exceeding Two Million US dollars (U.S.$2,000,000);


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                         Zitong Block Petroleum Contract

      (b) approve a lease of equipment, or an engineering subcontract or a service contract within the budget of a monetary value exceeding One Million U.S. dollars (U.S.$1,000,000); and

      (c) confirm excess expenditures pursuant to Article 10.2.1 hereof and the expenditures pursuant to Article 10.2.2 hereof;

      7.2.5 propose and announce the Date of Commencement of Commercial Production of each Oil Field and/or Gas Field within the Contract Area;

      7.2.6 determine the type and scope of information and data provided to any Third Party and Affiliate in relation to the Petroleum Operations in accordance with Article 22.5 hereof;

      7.2.7 demarcate boundaries of the Development Area and the Production Area of each Oil Field and/or Gas Field;

      7.2.8 review and approve plans for transfer of the Production Operations in accordance with Article 8.8 hereof;

      7.2.9 review and approve the insurance program proposed by the Operator and emergency procedures on safety and environmental protection;

      7.2.10 review and approve personnel training programs;

      7.2.11 review and approve minutes and/or resolutions of JMC meetings, and discuss, review, decide and approve other matters that have been proposed by either Party to the Contract or submitted by the expert groups pursuant to
Article 7.4.2 hereof or by the Operator; and

      7.2.12 review and examine matters required to be submitted to relevant authorities of the Chinese Government and/or CNPC for approval.

      7.3 Decisions of JMC shall be made unanimously through consultation. All decisions made unanimously shall be deemed as formal decisions and shall be equally binding upon the Parties. When matters upon which agreement cannot be reached arise, the Parties may convene another meeting in an attempt to find a new solution thereto based on the principle of mutual benefit.

      7.3.1 During the exploration period, the Parties shall endeavor to reach agreement through consultation on exploration programs and annual exploration Work Programs. If the Parties fail to reach agreement through consultation, the Contractor's proposal shall prevail, provided that such proposal is not in conflict with the relevant provisions in Articles 4, 5 and 6 hereof.

      7.3.2 If it is considered by the chairman and/or the vice chairman or their nominees that a matter requires urgent handling or may be decided without convening a meeting, JMC may make decisions by voting through facsimiles, email or the circulation of documents, and the validity of the decisions are equal to the decisions made by meeting.


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
      7.4 JMC shall establish the following subordinate bodies:

      7.4.1 Secretariat

      The secretariat shall be a permanent organization consisting of two (2) secretaries. One secretary shall be appointed by each of the Parties. The secretaries shall not be members of JMC, but may attend meetings of JMC as observers. The duties of the secretariat are as follows:

      (a) to keep minutes of meetings;

      (b) to prepare summaries of the resolutions for JMC meetings;

      (c) to draft and transmit notices of meetings; and to receive and transmit proposals, reports or plans, etc. submitted by the Operator and/or proposed by any Party to the Contract that require discussion, review or approval by JMC.

      7.4.2 Expert Groups

      Advisory expert groups shall be established if necessary in accordance with the requirements of the Petroleum Operations in various periods. Each expert group shall consist of an equal number of Chinese Personnel and the Contractor's employees, and, with the agreement of JMC, any other personnel. JMC shall discuss and decide upon their establishment or dissolution, size, tasks, location of their work and the appointment of their leaders in accordance with the requirements of their work. The expert groups shall have the following functions:

      (a) to discuss and study matters assigned to them by JMC and submitted by the Operator to JMC for its review and approval and any other matter assigned to them by JMC and to make constructive suggestions to JMC;

      (b) to have access to and observe and investigate the Petroleum Operations conducted by the Operator at its office and operating sites as work requires and to submit relevant reports to JMC; and

      (c)  to attend meetings of JMC as observers at the request of JMC.

      7.5 When one of the companies comprising the Contractor acts as the Operator, CNPC shall have the right to assign professional representatives to the Operator's administrative and technical departments related to the Petroleum Operations.

      7.5.1 These professional representatives will work together with the Operator's staff. The Operator's staff shall regularly discuss their work with the professional representatives of CNPC.

      The professional representatives shall have access to the centers of research, design, and data processing related only to the execution of the Contract and to the operating sites, and will participate in all the activities with respect to the Petroleum Operations. Whether to


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
provide such access to the aforesaid centers outside the People's Republic of China shall be decided by the Operator and JMC through discussion. If the decision is made, such access shall be arranged by the Operator and the Operator shall use all reasonable endeavors to assist the professional representatives to have access to Third Parties' sites. The work of professional representatives of CNPC shall be arranged by the manager(s) of the departments of the Operator in which professional representatives work.

      Professional representatives of CNPC, except for the professional representative(s) involved in procurement who shall undertake their functions in accordance with Article 7.6 herein, shall not interfere in the decision making on relevant matters by departmental manager(s) of the Operator. However, such professional representatives shall have the right to participate with the Operator's staff in making recommendations to departmental manager(s) of the Operator and to report on activities undertaken directly to CNPC's representatives in JMC.

      When CNPC acts as the Operator, the Contractor may also assign professional representatives including professional representative(s) in charge of procurement.

      7.5.2 On the principle of mutual cooperation and coordination, the Operator shall provide the professional representatives with necessary facilities and assistance to perform work and to observe the operating sites, etc.

      7.5.3 The number of professional representatives shall be decided by JMC through consultations.

      7.6 When one of the companies comprising the Contractor acts as the Operator, in respect of the items listed in the procurement plan, the procedures and provisions hereunder shall be followed:

      7.6.1 The procurement department of the Operator shall, in writing, monthly inform the professional representatives appointed by CNPC in charge of procurement of all the planned and finished items of procurement and specifications relating thereto.

      7.6.2 The Operator and professional representatives of CNPC, subject to Articles 15.1 and 15.3 hereof will prepare the procurement plan in accordance with the Work Program and budget. The professional representative of CNPC in charge of procurement shall work out an inventory listing the equipment and materials which can be made and provided in China and a list of manufacturers, engineering and construction companies and enterprises in China which can provide services and undertake subcontracting work.

      7.6.3 Unless otherwise agreed upon by the Parties, the Operator shall, in general, make procurement by means of calling for bids and shall notify at the same time manufacturers and enterprises concerned both inside and outside China, and the work of calling for bids shall be done within the territory of China.

      7.6.4 When any procurement is to be made by means of calling for bids, the manufacturers and enterprises in China applying for bidding, which are included in a list delivered in advance to the Operator by the professional representative of CNPC in charge of procurement shall be invited. The professional representative of CNPC in charge of


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                         Zitong Block Petroleum Contract
procurement shall have right to take part in the work of calling for bids, including examination of the list of bidders to be invited, preparing and issuing bidding documents, opening bids, evaluation of bids, and shall have the right to consult with the Operator on the determination of award of contracts and participate in negotiations for subcontracts and services contracts.

      7.6.5 With respect to the items of procurement by means other than calling for bids, the Operator and the professional representative of CNPC in charge of procurement will, in accordance with the provisions specified in Article 7.6.2 herein, define those items which are to be procured in the People's Republic of China and those items which are to be procured abroad.

      7.7 All salaries, costs and expenses with respect to the staff members of the Parties in the subordinate bodies of JMC, established in accordance with
Article 7.4 herein, and those with respect to the professional representatives referred to in Article 7.5 herein shall be paid by the Operator and charged to the exploration costs, development costs and operating costs in accordance with Annex II-Accounting Procedure hereto. All salaries, costs and expenses with respect to the staff members of CNPC in the subordinate bodies of JMC, the CNPC professional representatives of JMC and the CNPC representatives of JMC shall be paid by the Operator in accordance with Annex III - Personnel Costs hereto.

      The Operator shall provide office facilities and administrative expenses for CNPC Personnel referred to in Article 1.2 of Annex III - Personnel Costs hereto.

      7.8 The specific responsibilities and working procedures within JMC shall be discussed and determined by JMC in accordance with the relevant provisions herein.


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                                       20
                         Zitong Block Petroleum Contract

                              ARTICLE 8   OPERATOR

      8.1 The Parties agree that Pan-China Resources Ltd. shall act as the Operator for the Petroleum Operations within the Contract Area, unless otherwise stipulated in Article 8.8 herein and Article 31.5 hereof.

      Once CNPC takes over the operations as the Operator of the Contract Area according to the Contract, the Parties agree that Zitong Gas Field Operation Company, which is a non-profit oriented company, founded by CNPC will be responsible for such operations.

      8.2 For the implementation of the Contract, each company comprising the Contractor shall register with the State Administration for Industry and Commerce of the People's Republic of China in accordance with the relevant provisions of the said State Administration for Industry and Commerce and shall obtain the necessary approval from CNPC.

      The person in charge of the Operator shall have the full right to represent the Contractor in respect of the performance of the Petroleum Operations. The names, positions and resumes of the staff and organization chart of the Operator shall be submitted in advance to CNPC and the appointment of the Operator's senior staff must be subject to the consent of CNPC.

      The parent corporation of each company comprising the Contractor which is not itself a parent corporation shall, at the request of CNPC, provide CNPC with a written performance guarantee acceptable to CNPC.

      8.3 The Operator shall have the following obligations:

      8.3.1 To apply the appropriate and advanced technology and business managerial experience of the Contractor, including each company comprising the Contractor or its and their Affiliates to perform the Petroleum Operations reasonably, economically and efficiently in accordance with sound international practice.

      8.3.2 To prepare Work Programs and budgets related to the Petroleum Operations and to carry out the approved Work Programs and budgets.

      8.3.3 To be responsible for procurement of installations, equipment, and supplies and entering into subcontracts and service contracts related to the Petroleum Operations, in accordance with the approved Work Programs and budgets and the applicable provisions of Articles 7.2.4, 7.6 and 10.2 hereof.

      8.3.4 To prepare in advance, in accordance with Article 16 hereof, a personnel training program and budget before the commencement of the Exploration Operations, Development Operations and Production Operations respectively, and, in accordance with the said program and budget, to be responsible for preparing an annual personnel training program and budget and carrying out the annual program and budget after approval by JMC.

      8.3.5 To establish an insurance program, and to enter into and implement the insurance contracts in accordance with Article 21 hereof.

      8.3.6 To issue cash-call notices to all the parties to the Contract to raise the required


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                         Zitong Block Petroleum Contract
funds based on the approved budgets and in accordance with Article 12 hereof and Annex II - Accounting Procedure hereto.

      8.3.7 To maintain complete and accurate accounting records of all the costs and expenditures of the Petroleum Operations in accordance with the provisions of Annex II - Accounting Procedure hereto and to keep the accounting books secure and in good order.

      8.3.8 To make necessary preparation for regular meetings of JMC, and to submit in advance to JMC necessary information related to the matters to be reviewed and approved by JMC.

      8.3.9 To inform directly or indirectly all the Subcontractors which render services for the Petroleum Operations in China and all the Expatriate Employees of the Operator and of Subcontractors who are engaged in the Petroleum Operations in China that they shall be subject to the laws, decrees, and other rules and regulations of the People's Republic of China.

      8.3.10 To report its work to JMC as provided in Article 7.2 hereof.

      8.4 In the course of the performance of the Petroleum Operations, any loss arising out of the gross negligence or willful misconduct of the Operator or its employees shall be solely borne by the Operator, and the said loss shall not be charged into the Joint Account. The loses arising out of any other reasons except for the gross negligence or willful misconduct of the Operator or the employees of the Operator shall be dealt with as provided in Article 5.2.15 of Annex II hereof. The Operator shall include in accordance with international Petroleum industry practice provisions similar to this Article 8.4 herein in related subcontracts and service contracts.

      8.5 In the course of the performance of the Petroleum Operations, the Operator shall handle the information, samples or reports in accordance with the following provisions:

      8.5.1 The Operator shall provide CNPC with various information, samples and data obtained and acquired in the implementation of Contract in accordance with Articles 18 and 24 of the Petroleum Regulations and Annex V-Data Control hereto. The ownership of all the information, samples and data shall vest in CNPC; and the Operator shall have the right to use and handle such information, samples and data in accordance with Annex V - Data Control hereto. The information and data shall be reported to CNPC at the same time that the Operator reports them to its parent corporation. Upon receipt by the Operator of any report from its parent corporation concerning such information and data, a copy of such report shall be furnished to CNPC as soon as practicable.

      8.5.2 The Operator shall furnish CNPC in a timely manner with reports on safety, environmental protection and accidents related to the Petroleum Operations and with financial reports prepared in accordance with the provisions of Annex II-Accounting Procedure hereto.

      8.5.3 The Operator shall provide the non-operator(s) of the Contractor with copies of the relevant data and reports reasonably required by non-operator(s) and referred to in Articles 8.5.1 and 8.5.2 herein.


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                         Zitong Block Petroleum Contract

      8.5.4 The Operator shall, at the request of any Party to the Contract, furnish that Party to the Contract with the following:

      8.5.4.1 procurement plans for purchasing equipment and materials, inquiries, offers, orders and service contracts, etc.;

      8.5.4.2 technical manuals, technical specifications, design criteria, design documents (including design drawings), construction records and information, consumption statistics, equipment inventory, spare parts inventory, etc.;

      8.5.4.3 technical investigation and cost analysis reports; and

      8.5.4.4 other information relating to the Petroleum Operations already acquired by the Operator in the performance of the Contract.

      8.6 In the course of performing the Petroleum Operations, the Operator shall abide by the laws, decrees, standards and other rules and regulations with respect to environmental protection and safety of the People's Republic of China and shall make reasonable measures in accordance with the international Petroleum industry practice to:

      8.6.1 minimize the damage and destruction caused by the Petroleum Operations to environments, community and ecological environment;

      8.6.2 control blowouts promptly and prevent or avoid waste or loss of Petroleum discovered in or produced from the Contract Area;

      8.6.3 prevent Petroleum from flowing into low-pressure formations or damaging adjacent Petroleum-bearing formations;

      8.6.4 prevent water from flowing into Petroleum-bearing formations through dry holes or other wells, except for the purpose of secondary recovery;

      8.6.5 prevent land, forests, vegetation, crops, buildings and other installations from being damaged and destroyed; and

      8.6.6 minimize the danger to personnel safety and health.

      8.7 Project Management Team

      In any Oil Field and/or Gas Field within the Contract Area where CNPC has a participating interest in the development of the said Field, a project management team (hereafter referred to as "PMT") shall be established for the development of such Oil Field and/or Gas Field in the organization of the Operator within thirty (30) days from the date of approval of the Overall Development Program for the said Field by the Department or Unit. PMT shall exist for the period of the development of the said Oil Field and/or Gas Field.

      PMT shall comprise those personnel designated by the Parties and the number of CNPC's personnel shall be no less than one third (1/3) of the total number of personnel within PMT. The Contractor shall designate a person acting as the manager of PMT, and CNPC shall


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                         Zitong Block Petroleum Contract
designate a person acting as the deputy manager of PMT.

      PMT shall be located at the Operator's office within the territory of the People's Republic of China. The working location(s) of the members of PMT shall be decided according to the need of the work.

      The specific organization, staffing and working system of PMT and responsibilities and competence of various positions including those of CNPC's personnel assigned to PMT shall be determined by the Parties through consultation prior to the approval of the Overall Development Program for the said Oil Field and/or Gas Field.

      8.8 Transfer and take over of the Production Operations

      Before the full recovery of the development costs actually incurred and Deemed Interest thereon in accordance with the Overall Development Program of any Oil Field and/or Gas Field within the Contract Area, CNPC may, after agreement reached through consultations of JMC, take over the Production Operations of that Oil Field and/or Gas Field, if conditions permit. After the full recovery of the development costs actually incurred and Deemed Interest thereon in accordance with the Overall Development Program of any Oil Field and/or Gas Field within the Contract Area, CNPC shall, at any time, have the right by giving a written notice to the Contractor to take over the Production Operations. Both aforesaid cases shall be affected in accordance with the procedures described hereunder.

      8.8.1 The Contractor shall submit a transfer plan of the Production Operations to CNPC and JMC respectively within sixty (60) days following the date of receiving the written notice from CNPC. Such transfer plan shall include, but not be limited to, necessary costs to be incurred for such transfer, a list of various posts to be taken over by CNPC, a schedule of transfer by stages, inventories of the relevant facilities and equipment and an inventory of all documents, manuals, data and information necessary for the Production Operations. Where the transfer of some of the Production Operations involves any Third Party, the Contractor shall consult with CNPC in advance and propose a solution thereto in the transfer plan, however, this situation shall not be taken by the Contractor as an excuse to delay and hinder the transfer of the Production Operations.

      JMC shall, within thirty (30) days after receiving the said plan, review and make a decision whether to approve it or not.

      8.8.2 CNPC shall, within sixty (60) days from the date of receiving the transfer plan of the Production Operations approved by JMC, submit to the Contractor and JMC respectively the lists and resumes of CNPC's personnel who will take over the posts. The personnel named in the lists shall be persons who have been trained by the Contractor in accordance with the provisions set forth in Article 16 hereof or personnel who are considered by CNPC to be competent. Within one hundred and eighty (180) days from the date of receiving CNPC's lists of the personnel who will take over the posts, the Contractor shall arrange for such personnel to undergo step by step practical training for the posts to be taken over by them and shall assist CNPC to administer a qualification test for such personnel.

      8.8.3 Within three hundred and thirty (330) days from the date of receiving the written notice from CNPC, the Contractor shall submit to JMC a report on the completion of


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                                       24
                         Zitong Block Petroleum Contract
preparations for the transfer of the Production Operations. Such report shall include the results of the qualification test for CNPC's personnel who will take over the Production Operations and shall be confirmed by JMC within thirty (30) days after the receipt of the said report. The transfer of the Production Operations shall begin on the date when JMC makes such confirmation.

      8.8.3.1 When the completion of preparations for the transfer of the Production Operations is confirmed by JMC, the Contractor shall, in accordance with the transfer schedule by stages, transfer to CNPC's take-over personnel control of all facilities and equipment relating to the Production Operations in the Oil Field and/or Gas Field, and all documents, manuals, data and information owned and/or held by the Contractor regarding the use and operation of such facilities and equipment, so that CNPC's personnel are able to manage and handle such facilities and equipment.

      8.8.3.2 If JMC believes that preparations for the transfer of the Production Operations have not been completed and sets another deadline for the completion of preparations for the transfer of the Production Operations, the preparations for the transfer shall be completed prior to the deadline and the transfer shall begin thereafter.

      8.8.4 The transfer in respect of the accounting and financial aspects shall be handled in accordance with Annex II - Accounting Procedure hereto.

      8.8.5 During the preparation for the transfer of the Production Operations and in the course of the actual transfer, the Contractor shall perform the functions and obligations provided for in Articles 8.3, 8.4, 8.5 and 8.6 herein in respect of an Oil Field and/or Gas Field undergoing the transfer of the Production Operations, until the date when CNPC has completely assumed control of and taken over the Production Operations of the Oil Field and/or Gas Field. Thereafter, the functions, obligations and rights of the Operator provided for in this Contract shall be by analogy applicable to CNPC.

      8.8.6 After CNPC has taken over the Production Operations and become the Operator of an Oil Field and/or Gas Field, the Contractor shall still have the obligation, pursuant to Article 2 hereof, to provide CNPC with the relevant technical and personnel training assistance, and the costs incurred thereby shall be charged to the operating costs in accordance with the provisions of Annex II- Accounting Procedure hereto.

      8.8.7 When CNPC takes over the Production Operations in any Oil Field and/or Gas Field, the CNPC personnel employed by the Contractor for the Production Operations of the said Oil Field and/or Gas Field shall be transferred to CNPC's employment. If CNPC needs to retain the services of any of the Expatriate Employees employed by the Contractor or the Contractor still needs to keep some of CNPC personnel in its employment, an agreement shall be reached through consultation between the Parties prior to the transfer.

      8.8.8 The expenses incurred in the transfer and take over of the Production Operations shall be charged to the operating costs.

      8.9 With a view to efficiently conducting Work Programs approved by JMC, the Operator shall have the right to lease and/or use land with compensation therefor and to obtain rights of way subject to Chinese laws and regulations. Any costs incurred by the


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                                       25
                         Zitong Block Petroleum Contract

Operator for this purpose shall be respectively charged to exploration costs, development costs and operating costs having regard to the date on which the same are actually incurred.


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                                       26
                         Zitong Block Petroleum Contract

                    ARTICLE 9   ASSISTANCE PROVIDED BY CNPC

      9.1 To enable the Contractor to carry out expeditiously and efficiently the Petroleum Operations, CNPC shall have the obligation to assist the Contractor at its request to:

      9.1.1 obtain the approvals or permits needed to open accounts with banks in China;

      9.1.2 go through the formalities of exchanging foreign currencies;

      9.1.3 obtain the information of relevant taxes and other local charges to be imposed on the Contractor in executing this Contract;

      9.1.4 obtain office space, apartment or other personnel accommodation as required, office supplies, transportation and communication facilities;

      9.1.5 clear imports of goods through customs and go through the formalities of Customs;

      9.1.6 obtain entry and exit visas for the Expatriate Employees who will come to China for the performance of Contract and for their dependents who will visit them or reside in China for a long period and provide assistance for their transportation and moving as well as medical services and travel in China;

      9.1.7 obtain necessary permission to send abroad, if necessary, documents, data and samples for analysis or processing during the performance of the Petroleum Operations;

      9.1.8 contact and coordinate with governmental departments engaged in fishing, aquatic products, stock raising, agriculture, meteorology, ocean shipping, civil aviation, railway, transportation, electric power, communication, public security and services for supply bases, etc., for relevant matters and otherwise assist the Contractor in obtaining on a timely basis approvals necessary for the conduct of the Petroleum Operations under the Contract;

      9.1.9 lease or use warehouses, yards, terminal facilities, barges, aircrafts, pipelines and land, etc. in the implementation of the Petroleum Operations; and

      9.1.10 facilitate Contractor's and the Subcontractors' registration in China.

      9.2 In accordance with Article 15 hereof, CNPC shall, at the request of the Contractor, assist the Contractor with the recruitment of Chinese Personnel.

      9.3 CNPC shall, at the request of the Contractor, sell to the Contractor data and samples concerning the Contract Area other than those produced as a result of Petroleum Operations hereunder in accordance with any relevant rules and regulations and CNPC shall also assist the Contractor to arrange the purchase of any environmental, hydrological, meteorological data, etc. from the relevant departments in China.

      9.4 CNPC shall, at the request of the Contractor, also assist the Contractor with reasonable matters other than those under Articles 9.1, 9.2 and
9.3 herein if possible.

      9.5 All expenses incurred in the assistance provided by CNPC in accordance with this


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                                       27
                         Zitong Block Petroleum Contract

Article 9 shall be paid by the Contractor and shall be handled in accordance with the provisions of Annex II - Accounting Procedure hereto.


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                                       28
                         Zitong Block Petroleum Contract

                     ARTICLE 10   WORK PROGRAM AND BUDGET

      10.1 After the Date of Commencement of the Implementation of the Contract, the Operator shall propose and submit to JMC the annual Work Program and budget for the remainder of the same Calendar Year at the first regular meeting of JMC. Before the fifteenth (15th) of September of each Calendar Year, the Operator shall complete and submit to JMC for its review an annual Work Program and budget for the next Calendar Year except otherwise agreed by CNPC. JMC shall either adopt the annual Work Program and budget as submitted or make such modifications agreed by the Parties. The adopted annual Work Program and budget shall be submitted to CNPC for review and approval within one (1) month as of the date on which they are submitted to JMC. Within fifteen (15) days following the receipt of the annual Work Program and budget, CNPC shall notify JMC in writing of its approval or disapproval or any modifications thereto with its detailed reasons. If CNPC requests any modifications to the aforesaid annual Work Program and budget, the Parties shall promptly hold meetings to make modifications and any modifications agreed upon by the Parties shall be effected immediately. In case CNPC fails to notify JMC in writing of its approval or disapproval or any modification within fifteen (15) days, the annual Work Program and budget adopted by JMC shall be deemed to have been approved by CNPC. The Operator shall make its best efforts to perform the Petroleum Operations in accordance with the approved or modified annual Work Program and budget.

      As required for reviewing Work Program and budget by JMC, the Operator shall submit to JMC the supporting data as detailed as possible.

      10.2 The Operator may, in accordance with the following provisions, incur excess expenditures or expenditures outside the budget in carrying out the Work Program and budget, provided that the objectives of the approved Work Program and budget are not changed.

      10.2.1 In carrying out an approved budget for a single item, such as the drilling of a well, the Operator may, if necessary, incur excess expenditures of no more than ten percent (10%) of the budgeted amount. The Operator shall report quarterly the aggregate amount of all such excess expenditures to JMC for confirmation.

      10.2.2 For the efficient performance of the Petroleum Operations, the Operator may, without approval, undertake certain individual projects which are not included in the Work Program and budget, for a maximum expenditure of One Hundred Thousand US Dollars (U.S.$100,000), but the Operator shall, within ten
(10) days after such expenditures are incurred, report to JMC for confirmation. In case of emergency, the Operator may incur emergency expenditures for the amount actually needed but shall report such expenditures to JMC as soon as they are made. However, the said emergency expenditures shall not be subject to Articles 10.2.3 and 10.2.4 herein.

      10.2.3 In the event that the aggregate of excess expenditures under
Article 10.2.1 herein and expenditures under Article 10.2.2 herein incurred in a Calendar Year cause the total expenditures of that Calendar Year to exceed the approved annual budget, such excess shall not exceed five percent (5%) of the approved annual budget for that Calendar Year. If the aforesaid excess is expected to be in excess of five percent (5%) of the annual budget, the Operator shall present its reasons therefor to JMC and obtain its approval prior to incurring such expenditures.


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                                       29
                         Zitong Block Petroleum Contract

      10.2.4 When JMC confirms the excess expenditures mentioned in Articles
10.2.1 herein and the expenditures mentioned in 10.2.2 herein:

      (a) if expenditures or excess expenditures are determined to be reasonable, the Operator may incur such expenditures or excess expenditures again during the same Calendar Year, subject to Article 10.2 herein; or

      (b) if expenditures or excess expenditures are determined to be unreasonable, the Operator shall not incur such unreasonable expenditures or excess expenditures again during the same Calendar Year and such unreasonable expenditures or excess expenditures shall be dealt with in accordance with
Article 5.4 of Annex II-Accounting Procedure hereto.


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                                       30
                         Zitong Block Petroleum Contract

                  ARTICLE 11   DETERMINATION OF COMMERCIALITY

      11.1 If any Petroleum discovery is made within the Contract Area, the Operator shall promptly report such discovery to JMC. If JMC or the Contractor makes a decision that a Petroleum discovery is worthy of appraisal, the Operator shall submit to JMC an appraisal Work Program including appraisal work and timetable for such Petroleum discovery as soon as possible. Such an appraisal Work Program shall be worked out no later than ninety (90) days from the date of the aforesaid decision made by JMC or the Contractor. The appraisal Work Program shall, in so far as is practicable, be based on conducting the appraisal work continuously, with a view to commencing operations within one hundred and eighty
(180) days from the date of the aforesaid decision made by JMC or the Contractor.

      11.2 After the approval by JMC of the appraisal Work Program referred to in Article 11.1 herein, the Operator shall carry out the operations as soon as possible without unreasonable delay in accordance with the timetable set forth in the approved appraisal Work Program.

      11.3 Within one hundred and eighty (180) days after the completion of the last Appraisal Well, the Operator shall submit to JMC a detailed report on the appraisal of the commerciality of the discovered Petroleum-bearing trap. Under special circumstances, the above-mentioned periods may be reasonably extended upon agreement of the Parties.

      The appraisal report shall include the evaluation on geology, development, engineering and economics and the Overall Development Program to be approved, and the Overall Development Program shall include, but not be limited to, the Maximum Efficient Rate (MER) and the estimated duration of the production period determined in accordance with the international Petroleum industry practice, as well as the Delivery Point, a plan for utilization of Associated Natural Gas, and the basket of internationally traded Crude Oils referred to in Article
14.4.4.5 hereof.

      Prior to the submission of the Overall Development Program, the Operator shall:

      (a) submit to CNPC the report of oil and/or gas in place of Oil Field and/or Gas Field; and

      (b) entrust a qualified organization to prepare the Environmental Impact Statements.

      The reports and statements mentioned in (a) and (b) above shall be submitted to the competent authorities of the Chinese Government through CNPC for review and approval.

      In the case of Petroleum discovery if the Contractor doesn't carry out the appraisal operations on the said discovery by the end of the exploration period, or if the Contractor doesn't submit the Overall Development Program within three
(3) months after the expiration of the exploration period, the Contractor shall be deemed that it has abandoned the right of the said Petroleum discovery. The area of the said Petroleum discovery shall be relinquished from the Contract Area.

      If the Parties can not reach agreement on the Overall Development Program submitted by the Contractor within three (3) months, the said Overall Development Program shall be submitted to an expert for review, who is appointed according to the provisions of the Article 27 hereof.

      11.4 Within thirty (30) days following the submission of the appraisal report on any


--------------------------------------------------------------------------------
                                       31
                         Zitong Block Petroleum Contract

Crude Oil bearing trap, JMC shall convene a meeting to review such report. When JMC decides unanimously after its review that the said Crude Oil bearing trap is an Oil Field with commercial value and is to be developed, or the Contractor considers, in accordance with Article 11.6.2 herein, that a Crude Oil bearing trap is an Oil Field with commercial value and is to be developed, JMC shall submit to CNPC for confirmation the appraisal report and the Overall Development Program of the said Oil Field to be developed and CNPC shall submit the Overall Development Program of the Oil Field to the Department or Unit as soon as possible for its review and approval. The Operator shall perform the Development Operations in accordance with the Overall Development Program of each Oil Field approved by the Department or Unit. If the Operator, without adequate justification, fails to commence such Development Operations within ninety (90) days after the date of approval the Overall Development Program of an Oil Field by the Department or Unit, or if an unreasonable delay caused unilaterally by the Contractor acting as the Operator, results in a suspension or a halt of ninety (90) continuous days in the Development Operations of an Oil Field, CNPC has the right to request the Contractor to resume the Development Operations within a period of time set forth by CNPC; and if the Operator fails to resume the Development Operations within such period, CNPC has the right to request the Contractor to give up all its rights in the said Oil Field. If CNPC so requests the Contractor, pursuant to the provisions of this Article 11.4 herein, to give up all of its rights in the said Oil Field, the Contractor shall waive all of its rights in the said Oil Field from the date of receipt by the Contractor of the written notice in that regard from CNPC.

      11.5 If, after the appraisal, JMC determines that a Crude Oil bearing trap is non-commercial, such Crude Oil bearing trap may, at the Contractor's option, be retained within the Contract Area during the term of the exploration period. Before the expiration of the exploration period, if, because of certain positive factors, JMC considers unanimously that it is necessary to reappraise the commerciality of the Crude Oil bearing trap, the Operator shall submit a further appraisal report on such Crude Oil bearing trap to JMC for its review and adoption. If the JMC's determination of non-commerciality of such Crude Oil bearing trap has not changed at the expiration of the exploration period, the relevant area of such Crude Oil bearing trap shall be excluded from the Contract Area.

      11.6 If, after the appraisal, JMC can not reach an agreement on the commerciality of a Crude Oil bearing trap, the Parties shall make their best efforts to seek another solution thereto. However, if JMC can not reach an agreement on the commerciality of any Crude Oil bearing trap within ninety (90) days following the submission of the appraisal report prepared by the Operator in accordance with Article 11.3 herein or any further appraisal report prepared by the Operator in accordance with Article 11.5 herein, then such trap shall be dealt with in accordance with the following procedure:

      11.6.1 If the Contractor informs CNPC in writing that a Crude Oil bearing trap has no commercial value, then the Contractor shall be deemed to have waived its rights to participate in the development of that Crude Oil bearing trap. The relevant area covered by that Crude Oil bearing trap shall, however, be retained within the Contract Area until the expiration of the exploration period. In case that CNPC decides, within the exploration period, to solely develop such Oil Field, then, within the development period, the Contractor shall be allowed to participate in the development. If the Contractor decides, within the development period of the said Oil Field, to participate in the development of such Oil Field by giving a written notice to CNPC, then, the Contractor shall pay CNPC an amount of money, in addition to


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                                       32
                         Zitong Block Petroleum Contract
forty-nine percent (49%) of the development costs spent by CNPC on the said Oil Field with Deemed Interest thereon up to the date of Contractor's submission of the written notice to CNPC. Such amount shall be equal to three times (300%) the foregoing payable development costs with Deemed Interest thereon and such amount of money shall not be recovered after commercial production of the Oil Field commences. Thereafter, the development costs to be incurred in such Oil Field shall be provided by the Parties in proportion to their respective participating interests. In the event that the Contractor still decides not to participate in the development of the said Field at the expiration of the development period of such Oil Field, then the said Oil Field shall be excluded from the Contract Area upon the Date of Commencement of Commercial Production of the said Oil Field.

      11.6.2 If CNPC considers a Crude Oil bearing trap to have no commercial value while the Contractor considers that it is a Crude Oil bearing trap having commercial value, the Contractor may solely provide the entire development investment and undertake development of the said Oil Field, and the said Oil Field shall be deemed as an Oil Field in which CNPC has no participating interests. The entire risk related to the development investment spent for the said Oil Field shall be borne solely by the Contractor.

      11.7 In the event of an Oil Field and/or Gas Field Straddling a Boundary, CNPC shall arrange for the Contractor and the neighboring parties involved to work out a unitized Overall Development Program for such Oil Field and/or Gas Field and to help negotiate the relevant provisions thereof.

      11.8 If a Petroleum-bearing trap without commercial value within the Contract Area can be most economically developed as a commercial Oil Field and/or Gas Field by linking it up with facilities located outside the Contract Area, then the development of such Oil Field and/or Gas Field shall be dealt with in the same manner as provided in Article 11.7 herein.

      11.9 The procedures specified in this Article 11 shall be applied, by analogy, to determination of additional development projects in any Oil Field and/or Gas Field within the Contract Area during the production period, such projects being designed as a supplementary to and/or an adjustment of the existing Overall Development Program for such Oil Field and/or Gas Field.

      11.10 If the Parties deem that it is necessary to have appraisal trial production for preparation of the Overall Development Program for any Oil Field and/or Gas Field within Contract Area, the Contractor will bear all the costs of the appraisal trial production including the operating costs. The said costs shall be deemed as the exploration costs. The production from the appraisal trial production operations will be allocated in kind at Seventy Two percent (72%) to the Contractor and Twenty Eight percent (28%) to CNPC, following the payment of the Value-added Tax and Royalty through CNPC. The duration of the appraisal trail production will be agreed by the Parties. The Parties shall reach a written agreement through negotiation on terms and conditions of appraisal trial production which shall be attached hereto as a supplementary document.

      11.11 The procedures specified in this Article 11 shall be applied, by analogy, with Article 18 together, to determination of commerciality of any Natural Gas discovery.


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                                       33
                         Zitong Block Petroleum Contract

                   ARTICLE 12   FINANCING AND COST RECOVERY

      12.1 Funds required for the Petroleum Operations shall be raised by the Operator in accordance with Work Programs and budgets determined pursuant to the relevant provisions of the Contract, the provisions described in Annex II - Accounting Procedure hereto, and the provisions described herebelow.

      12.1.1 All the exploration costs required for Exploration Operations shall be provided solely by the Contractor. However, the exploration costs required for the fulfillment of the minimum exploration work commitment shall be deemed the equity capital of the Contractor. For the purpose of the Contract, all costs incurred during the extension period described in the Article 4.3 hereof shall be deemed the exploration costs and shall be provided solely by the Contractor.

      12.1.2 The development costs required for Development Operations in each Oil Field within the Contract Area shall be provided by CNPC and the Contractor in proportion to their respective participating interests: fifty-one percent (51%) by CNPC and forty-nine percent (49%) by the Contractor, unless CNPC applies the provisions of the second paragraph of this Article 12.1.2 herein.

      In the event that CNPC, at its option, decides not to participate in the development of an Oil Field or decides to participate in the development of such Oil Field to an extent of less than fifty-one percent (51%) of the participating interest, CNPC shall notify the Contractor in writing of its decision of non-participation or a specific lesser percentage of the participating interests before the appraisal report is reviewed by JMC pursuant to Article 11.4 and
Article 18.2.1 hereof. In such case, if CNPC does not participate in the development of such Oil Field, the development investment therein shall be borne solely by the Contractor, or in case CNPC participates in the development of such Oil Field to an extent of less than fifty-one percent (51%) of the participating interests, such development investment shall be borne by the Parties in proportion to their actual respective participating interests.

      12.1.3 The operating costs incurred for the performance of the Production Operations of each Oil Field before the Date of Commencement of Commercial Production shall be considered as development costs. The operating costs so incurred after the Date of Commencement of Commercial Production shall be paid respectively by CNPC and the Contractor in proportion to their participating interests in respect of the development costs of the said Oil Field.

      12.1.4 For the purpose of implementation of the Contract, CNPC shall agree that the Contractor may, when financing, use the entitlement of its share of production under the Contract as a security for loans, provided that Contractor shall apply to CNPC in advance and the application therefor shall be examined by CNPC, and provided further that the right and interests of CNPC under the Contract shall not be impaired thereby.

      12.2 All the costs incurred in the performance of Petroleum Operations shall be recovered in accordance with Annex II - Accounting Procedure hereto and the provisions described as follows:

      12.2.1 The operating costs for any given Calendar Year actually incurred by CNPC and


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                                       34
                         Zitong Block Petroleum Contract
the Contractor in respect of each Oil Field pursuant to Article 12.1.3 herein, shall be recovered in kind by the Parties out of the Crude Oil produced from the said Oil Field during that Calendar Year in accordance with Annex II - Accounting Procedure hereto, after the operating costs have been converted into a quantity of Crude Oil on the basis of the Crude Oil price determined in accordance with Article 14.4 hereof. Unrecovered operating costs shall be carried forward to the succeeding Calendar Year(s).

      12.2.2 The exploration costs incurred by the Contractor shall be recovered as follows:

      After the Date of Commencement of Commercial Production of an Oil Field within the Contract Area, the exploration costs incurred by the Contractor in respect of the Contract Area shall be recovered in kind out of the Crude Oil produced from any Oil Field within the Contract Area in accordance with Article
13.2.2.2 hereof, after the exploration costs have been converted into a quantity of Crude Oil based on the Crude Oil price determined in accordance with Article
14.4 hereof. The exploration costs shall be recovered without any interest.

      If no Oil Field is discovered within the Contract Area, the exploration costs incurred by the Contractor shall be deemed as their loss. Under no circumstances shall CNPC reimburse the Contractor for such loss.

      12.2.3 The development costs in respect of each Oil Field incurred by CNPC and the Contractor and Deemed Interest thereon shall be recovered as follows:

      12.2.3.1 After the Date of Commencement of Commercial Production of any Oil Field within the Contract Area, the development costs in respect of such Oil Field incurred by CNPC and the Contractor and Deemed Interest thereon calculated in accordance with Article 12.2.3.2 herein shall be recovered in kind out of the Crude Oil produced from such Oil Field in accordance with Article 13.2.2.2 hereof, after the development costs have been converted into a quantity of Crude Oil based on the Crude Oil price determined in accordance with Article 14.4 hereof.

      12.2.3.2 Deemed Interest on the development costs incurred by CNPC and the Contractor for each Oil Field within the Contract Area shall be calculated at a fixed annual compound rate of nine percent (9%) from the first day of the month following the month in which such development costs expended by each Party to the Contract are actually received in the bank account of the Joint Account opened by the Operator. The detailed method of such calculation shall be as provided in Annex II - Accounting Procedure hereto.

      12.2.4 The amount of Crude Oil extracted and delivered from an Oil Field before the Date of Commencement of Commercial Production shall be allocated in accordance with Article 13 hereof after the announcement of the Date of Commencement of Commercial Production of the Oil Field by JMC in accordance with
Article 7.2.5 hereof. The production from the appraisal trial production operations will be allocated in accordance with Article 11.10 hereof.

      12.3 The provisions in Article 12 herein shall apply, by analogy, to Gas Fields.


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                                       35
                         Zitong Block Petroleum Contract

               ARTICLE 13   CRUDE OIL PRODUCTION AND ALLOCATION

      13.1 The Operator shall, in accordance with the production profile, adjusted as the case may be, set forth in the Overall Development Program for each Oil Field as approved by the Department or Unit, work out a Crude Oil production plan for each Oil Field in each Calendar Year and carry out Crude Oil production pursuant to such plan.

      13.2 The Annual Gross Production of Crude Oil of each Oil Field within the Contract Area in each Calendar Year during the production period shall be allocated in accordance with the following sequence and proportions:

      13.2.1 The percentages of the Annual Gross Production of Crude Oil specified in paragraphs (a) and (b) hereunder shall be used for payments of the Value Added Tax and of Royalty respectively and shall be paid in kind to the relevant authorities of the Chinese Government through CNPC.

      (a) Value Added Tax shall be paid in accordance with relevant regulations of the People's Republic of China; and

      (b) Royalty shall be paid in accordance with relevant regulations of the People's Republic of China.

      13.2.2 Sixty percent (60%) of the Annual Gross Production of Crude Oil shall be deemed as the "cost recovery oil" and shall be used for payments or for cost recovery in the following sequence:

      13.2.2.1 Payment in kind for the operating costs actually incurred but not yet recovered by the Parties pursuant to Article 12.2.1 hereof after the price of the said "cost recovery oil" has been determined in accordance with Article 14 hereof.

      13.2.2.2 The remainder of the "cost recovery oil" shall, after payment for operating costs in accordance with Article 13.2.2.1 herein, be deemed as "investment recovery oil". Such "investment recovery oil" shall be used for the recovery of the exploration costs in respect of the Contract Area which were incurred and not yet recovered by the Contractor, and shall be used for the recovery of the development costs in respect of the Oil Field itself which were incurred and not yet recovered by CNPC and the Contractor in accordance with Articles 12.2.2 and 12.2.3 hereof, and Deemed Interest thereon. The method of recovery and the recovery sequence are as follows:

      (a) Beginning in the Calendar Year during which the commercial production of any Oil Field within the Contract Area commences, the "investment recovery oil" referred to in Article 13.2.2.2 herein, based on the price which has been determined in accordance with Article 14 hereof, shall be paid in kind first to the companies comprising the Contractor for the recovery of the exploration costs which were incurred in respect of, and have not yet been recovered from, the Contract Area. The unrecovered exploration costs shall be carried forward to and recovered from the "investment recovery oil" in succeeding Calendar Years until fully recovered.

      (b) Beginning in the Calendar Year during which the exploration costs incurred by the


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                                       36
                         Zitong Block Petroleum Contract

Contractor in respect of the Contract Area have been fully recovered, the remainder of the "investment recovery oil" of an Oil Field shall be used for the simultaneous recovery of the development costs incurred and not yet recovered respectively by CNPC and the Contractor and Deemed Interest thereon in respect of such Oil Field in proportion to their respective participating interests therein after the price of such remainder of the "investment recovery oil" has been determined in accordance with Article 14 hereof. The unrecovered development costs and Deemed Interest thereon shall be carried forward to and recovered from the "investment recovery oil" in succeeding Calendar Years until fully recovered.

      (c) During the production period of an Oil Field, costs for an additional development project incurred pursuant to Article 11.9 hereof and Deemed Interest thereon shall be recovered together with the unrecovered development costs and Deemed Interest thereon. If the development costs and Deemed Interest thereon have been fully recovered, then costs for the said additional development project and Deemed Interest thereon shall be recovered from the "investment recovery oil" of such Oil Field referred to in Article 13.2.2.2 herein in accordance with the provisions specified in Article 13.2 herein. The unrecovered costs for the additional development project and Deemed Interest thereon shall be carried forward to and recovered in succeeding Calendar Years until fully recovered.

      (d) After the recovery of an Oil Field's development costs and Deemed Interest thereon and/or costs for the additional development project and Deemed Interest thereon from the said Oil Field by the Parties, the remainder of the "investment recovery oil" shall automatically be regarded as part of the "remainder oil" referred to in Article 13.2.3 herein. By the date of expiration of the production period of an Oil Field pursuant to Article 4.5 hereof, if any development costs and Deemed Interest thereon and/or costs for the additional development project incurred in respect of such Oil Field and Deemed Interest thereon have not yet been fully recovered, then such unrecovered costs and Deemed Interest thereon shall be regarded as a loss, and the Parties shall bear the loss in proportion to their respective participating interests.

      13.2.3 The remainder of the Annual Gross Production of Crude Oil after the allocation referred to in Articles 13.2.1 and 13.2.2 herein shall be deemed as "remainder oil". Such "remainder oil" shall be divided into "share oil" of the Chinese side and "allocable remainder oil". The "allocable remainder oil" of each Oil Field in each Calendar Year shall be equal to the "remainder oil" of that Calendar Year multiplied by the factor (X) for each Oil Field within the Contract Area in that Calendar Year. The factor (X) of each Oil Field in each Calendar Year shall be determined in accordance with the following successive incremental tiers on the basis of the Annual Gross Production of Crude Oil from such Oil Field during that Calendar Year.


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                                       37
                         Zitong Block Petroleum Contract

--------------------------------------------------------------------------------
Annual Gross Production of Crude Oil     Factors (X) in Percentage Applicable to
       From Each Oil Field                Each Production Tier of Each Oil Field
    (Thousands of Metric Tons)                  Within the Contract Area
--------------------------------------------------------------------------------
Equal to or Less than 300                                  98
--------------------------------------------------------------------------------
Over 300 to 600                                            94
--------------------------------------------------------------------------------
Over 600 to 1,200                                          92
--------------------------------------------------------------------------------
Over 1,200 to 1,800                                        85
--------------------------------------------------------------------------------
Over 1,800 to 2,400                                        75
--------------------------------------------------------------------------------
Over 2,400 to 3,500                                        60
--------------------------------------------------------------------------------
Over 3,500 to 5,000                                        50
--------------------------------------------------------------------------------
Over 5,000                                                 40
--------------------------------------------------------------------------------

      An example of application in calculating the factor (X):

      Assuming that there are two producing commercial Oil Fields A and B within the Contract Area and the Annual Gross Production of Crude Oil from Oil Field A in a Calendar Year is one (1) million metric tons, and that from Oil Field B is one point five (1.5) million metric tons, the factor (X) of Oil Field A in that Calendar Year shall be:

                 300X(1)+300X(2)+400X(3)
      X = ---------------------------------- X 100%
                         1,000

      and the factor (X) of Oil Field B in that Calendar Year shall be:

              300X(1)+300X(2)+600X(3)+300X(4)
      X = ------------------------------------------ X 100%
                         1,500

      13.2.4 The "allocable remainder oil" of each Oil Field in each Calendar Year referred to in Article 13.2.3 herein shall be shared by the Parties in proportion to their respective participating interests in the development costs, fifty-one percent (51%) for CNPC and forty-nine percent (49%) for the Contractor. In the event that CNPC does not participate in the development of an Oil Field within the Contract Area, the Contractor shall obtain one hundred percent (100%) of the "allocable remainder oil" of that Oil Field. In the event that CNPC participates to an extent less than fifty-one percent (51%) in the development of an Oil Field within the Contract Area, the "allocable remainder oil" of such Oil Field in that Calendar Year shall be shared by the Parties in proportion to their actual respective participating interests in such Oil Field.

      13.3 Pursuant to the method of allocation specified in this Article, the Contractor may obtain an aggregate amount of Crude Oil consisting of the following three categories:

      13.3.1 The total amount of Crude Oil as converted from the actual operating costs paid by the Contractor in all Oil Fields in proportion to its participating interests in the development costs stipulated in Article 12.1.3 hereof when recovering such costs;

      13.3.2 The total amount of the "investment recovery oil" from all Oil Fields due to the Contractor provided for in Article 13.2.2.2 herein; and

      13.3.3 The total amount of the "allocable remainder oil" of all Oil Fields due to the Contractor in accordance with Article 13.2.4 herein.

      13.4 In the event that the Contractor wishes to purchase a portion or all of the total


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                                       38
                         Zitong Block Petroleum Contract
amount of the Crude Oil obtained by CNPC from the "investment recovery oil" in addition to the Crude Oil obtained by the Contractor in accordance with Article
13.3 herein, the Parties shall negotiate the terms and conditions of purchasing such Crude Oil and reach an agreement as a supplementary document hereto.

      13.5 CNPC and each company comprising the Contractor shall, throughout the entire Contract term, have the right and obligation, in each Calendar Quarter, to lift and take, and separately dispose of their respective full shares of all Crude Oil produced and determined pursuant to Articles 13.3 and 13.4 herein.

      In the event that the Crude Oil production of any Oil Fields reduces because CNPC or any company comprising the Contractor does not lift and take its full share of Crude Oil or lifts nothing, then, such reduction in Crude Oil production shall not affect the total amount of Crude Oil due to each of the other Parties or the amounts of Crude Oil available to be lifted and disposed of by each of the other Parties as provided in Article 13.6 (c) herein.

      13.6 A Crude Oil lifting procedure shall be agreed upon by the Parties no later than six (6) months prior to the Date of Commencement of Commercial Production of an Oil Field within the Contract Area, and shall include, but not be limited to:

      (a) the Operator's notification of Crude Oil production to CNPC and each company comprising the Contractor;

      (b) notification by CNPC and each company comprising the Contractor of its expected offtake to the Operator;

      (c) the Operator's notification to CNPC and each company comprising the Contractor of the final Crude Oil lifting schedule prepared by the Crude Oil lifting coordination group in accordance with Article 13.7 herein, which shall be binding on CNPC and each company comprising the Contractor;

      (d) limitation and calculation of overlift and underlift of CNPC and each company comprising the Contractor; and provisions to ensure timely and ratable lifting of Crude Oil;

      (e) determination of allowable operational tolerance on liftings; and

      (f) other terminal procedures as may be required to reflect the particular circumstances.

      13.7 For the purpose of implementing the procedures as described in
Article 13.6 herein, CNPC and each company comprising the Contractor shall jointly set up a Crude Oil lifting coordination group consisting of representatives, one each appointed by CNPC and each company comprising the Contractor, with the representative of CNPC as the chairman. Such group shall be responsible for the preparation of Crude Oil lifting plans for each Calendar Year, for Calendar Quarter and for calendar month and shall also be responsible for the reasonable and unified arrangements and adjustments of the aforesaid Crude Oil lifting plans through close contact with any operator in charge of the storage and loading facilities.

      13.8 The Contractor shall have the right to export freely from China all Crude Oil which it obtains as set forth in Article 13.3 herein. The Contractor shall obtain, with the assistance


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of CNPC, any export license or other permit that may be required in order for the Contractor to export from China all Crude Oil which it obtains as set forth in Article 13.3 herein.


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       ARTICLE 14   QUALITY, QUANTITY, PRICE AND DESTINATION OF CRUDE OIL

      14.1 In accordance with Article 13.3 hereof, the Contractor may obtain the aggregate amount of three (3) categories of the Crude Oil referred to in Articles 13.3.1, 13.3.2 and 13.3.3 hereof.

      14.2 Quality of the Crude Oil

      14.2.1 The quality analysis of Crude Oil produced from each Oil Field within the Contract Area shall be undertaken at the Delivery Point. Such analysis shall be carried out on a sample taken by the department and its representative agencies authorized by the State Council of the People's Republic of China pursuant to standards issued by the State Bureau of Standardization of the People's Republic of China or by the Department or Unit.

      14.2.2 The Crude Oil quality analysis referred to in Article 14.2.1 above shall include the following:

      (a) density at 20 degree centigrade, in grams per cubic centimeter;

      (b) sulphur content, in weight percentage;

      (c) water content, in weight percentage; and

      (d) basic sediment content, in weight percentage.

      14.3  Quantity of the Crude Oil

      14.3.1 The quantity measurement of the Crude Oil produced from each Oil Field within the Contract Area, when being lifted, shall be made at a Delivery Point and with measuring devices both to be agreed upon by the Parties. A relevant measuring organization of the Chinese Government or a representative agency authorized thereby shall, at appropriate regular intervals, calibrate all the measuring devices, conduct special testing and issue certificates of qualification with respect thereto or confirm their qualification before the measuring devices are put into use. The quality and quantity of the Crude Oil delivered shall be authenticated in accordance with the commodity quality certificate and weight certificate issued by the Bureau and such quality and quantity shall be the basis for the accounting settlement.

      14.3.2 If any Party to the Contract believes that the Crude Oil measuring devices, sampling or analysis are inaccurate, or has any objection to the results specified in the above mentioned certificates, on-site investigations, technical exchanges and discussions may be conducted by the Parties to resolve the issue in a manner satisfactory to the Parties.

      14.4 Determination of the Crude Oil Price

      14.4.1 The price of various grades of the Crude Oil shall be expressed as an FOB price at the Delivery Point. Determination of the Crude Oil price shall be made with reference to the prevailing price in arm's length transactions of similar quality crude oil on the main world oil markets and the adjustment in such price shall be made in accordance with such determinants as the quality of the Crude Oil, the terms of delivery, transportation and payment and other terms.

      The aforesaid price in arm's length transactions in this Article refers to a price at which a


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seller sells its crude oil to a buyer who is independent of the seller, but not including the prices used by them for government to government transactions which do not reflect international oil market price, Crude Oil exchange, or barter transactions.

      14.4.2 Where the Crude Oil produced from each Oil Field within the Contract Area differs in grades, the prices of such Crude Oil with different quality shall be individually determined.

      14.4.3 The price of the Crude Oil produced from all the Oil Fields within the Contract Area shall be denominated in U.S. dollars per metric ton. However, if an international currency other than the U.S. dollar prevails on the main world oil markets as the pricing unit of Crude Oil, the Parties may also use that international currency therefor upon mutual agreement.

      14.4.4 Procedure for the Determination of the Crude Oil Price

      14.4.4.1 The Crude Oil price shall be determined once each Calendar Quarter. In case the crude oil price prevailing on most world oil markets fluctuates, CNPC and the Contractor each shall have the right to propose, at any time, that a new Crude Oil price be negotiated and determined.

      14.4.4.2 The Contractor shall, no later than forty-five (45) days prior to the commencement of any Calendar Quarter, notify CNPC of its proposed price for Crude Oil to be lifted in such Calendar Quarter (for the purpose of this Article hereafter referred to as the said Calendar Quarter).

      14.4.4.3 CNPC shall notify the Contractor of its decided price within ten
(10) days after the receipt of the aforesaid proposed price notified by the Contractor. In the absence of a different price notified by CNPC to the Contractor within ten (10) days after the receipt of the aforesaid notification, the proposed price notified by the Contractor as referred to in Article 14.4.4.2 herein shall be applied to the Crude Oil to be lifted in the said Calendar Quarter.

      14.4.4.4 The Contractor shall, within five (5) days following its receipt of notice of a price decided by CNPC, state to CNPC whether the price is acceptable. If it is acceptable, then the said decided price shall be regarded as the price agreed upon by the Parties for the said Calendar Quarter. If it is not acceptable, the Parties shall, within ten (10) days, carry out further negotiation in an amicable manner to determine the price for the said Calendar Quarter.

      14.4.4.5 In the event that the Parties still cannot reach an agreement on the Crude Oil price for the said Calendar Quarter through further negotiations by the Parties, the Contractor may lift the Crude Oil in accordance with the quota specified for the said Calendar Quarter in Article 13.2 hereof, and the Crude Oil price for the preceding Calendar Quarter shall apply provisionally to the Crude Oil of such quota and the payment shall be made accordingly. Then, the Parties shall negotiate further on the Crude Oil price for the said Calendar Quarter, taking into account relevant independent and non-proprietary market data on Third Party sales of crude oil in substantial quantities on the main world oil markets, adjusted for quality, transportation and other applicable differentials. The Parties shall each take into account the information supplied and discussed and attempt to agree on a Crude Oil price based upon such information by the end of the said Calendar Quarter.

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      (1) In the event that the Parties still cannot reach an agreement in Crude
Oil price by the end of the said Calendar Quarter, then the Crude Oil price shall be the weighted average FOB price of the Crude Oil of the same or similar quality sold by CNPC and/or the Contractor to a Third Party or Third Parties and produced in the said Calendar Quarter from the Oil Fields described hereafter, adjusted for such differences as the quality, delivery, transportation, payment and other terms, but excluding the government to government transactions which do not reflect international oil market price, crude oil exchange, barter or spot transactions.

      The application of the above-mentioned price of Crude Oil sold to a Third Party or Third Parties shall be in the following sequence:

      (i) Firstly, the price, calculated and determined in accordance with the above-mentioned stipulations, of the Crude Oil produced from the relevant Oil Field or Oil Fields in the Contract Area and sold to a Third Party or Third Parties shall be applied;

      (ii) In the event no sales as referred to in paragraph (i) above were made in the said Calendar Quarter, the price, calculated and determined in accordance with the above-mentioned stipulations, of the Crude Oil produced from other Oil Fields in the Contract Area and sold to a Third Party or Third Parties shall be applied;

      (iii) In the event no sales mentioned in paragraphs (i) and (ii) above were made in the said Calendar Quarter, the price, calculated and determined in accordance with the above-mentioned stipulations, of the Crude Oil produced from the oil fields of other contract areas for Chinese-foreign cooperative exploitation of petroleum resources and sold to a Third Party or Third Parties shall be applied.

      (2) In the event there are no such Third Party sales of the Crude Oil as referred to in Article 14.4.4.5(1) herein during the said Calendar Quarter, then the Crude Oil price for the said Calendar Quarter shall be equal to the same Crude Oil price of the preceding Calendar Quarter adjusted by the differences in the arithmetic average of the average daily selling price for a basket of three or more internationally traded crude oils in the said Calendar Quarter compared with that for such basket of crude oils for the preceding Calendar Quarter. The adjusted price shall be the Crude Oil price for the said Calendar Quarter. The crude oils selected for the basket shall each be similar in quality to the Crude Oil from the Contract Area and chosen from different countries and shall have prices which reflect the conditions of the main world oil markets and shall be mutually agreed by the Parties in the Overall Development Program. Any crude oil selected for the basket may be substituted at any time by another crude oil upon agreement by the Parties.

      (3) If the Parties are unable to agree on a Crude Oil price for a Calendar Quarter in which Crude Oil is first produced and delivered from or the production of Crude Oil is restored in a Field in the Contract Area, then the Crude Oil for the Calendar Quarter shall be priced and/or paid in accordance with the arithmetic average price of the prices finally proposed by the Parties in the Calendar Quarter. Based on the Crude Oil price agreed upon by the Parties for the succeeding Calendar Quarter, the Crude Oil price for the Calendar Quarter shall be determined by adjusting retroactively by the difference between the arithmetic average prices of the basket of the Crude Oils for the Calendar Quarter and the succeeding Calendar Quarter in accordance with the calculation method referred to in Article 14.4.4.5 (2) herein.

      14.4.4.6 If, due to the delayed announcement of crude oil prices by the main world oil-

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
producing countries or the main world oil markets, or if, as agreed by CNPC and the Contractor, an unstable main world oil market exists, then, the period for the determination of the price referred to in Article 14.4.4.2 herein may be extended to the end of the said Calendar Quarter in question.

      14.4.4.7 If the Crude Oil prices in the international oil markets or the Crude Oil prices quoted in the main oil-producing countries change materially, then the Parties will meet and agree to adjust the Crude Oil price retroactively. The period for such retroactive adjustment shall not exceed the previous Calendar Quarter.

      14.4.5 The Crude Oil for each Calendar Quarter due to CNPC pursuant to
Article 13 hereof shall be converted in to an amount of money in the currency utilized pursuant to Article 14.4.3 herein based on the Crude Oil price for that Calendar Quarter finally determined in accordance with the aforesaid provisions specified in Article 14.4 herein and such amount of money shall be entered into the Joint Account as of the date on which such Crude Oil is lifted.

      14.4.6 The Crude Oil for each Calendar Quarter due to the Contractor pursuant to Article 13 hereof shall be converted into an amount of money in the currency utilized pursuant to Article 14.4.3 herein based on the Crude Oil price for that Calendar Quarter finally determined in accordance with the aforesaid provisions specified in Article 14.4 herein and such amount of money shall be entered into the Joint Account as of the date on which the Crude Oil is lifted.

      14.5 Terms of Payment for the Purchased Crude Oil Pursuant to Article 13.4 hereof

      14.5.1 Before the Crude Oil price is determined, the time limit for payment shall be agreed upon by the Parties through consultation in accordance with the general practice then prevailing on the main world oil markets.

      14.5.2 In case any Party is in default of such payment, such Party shall pay interest on arrears of the payment, starting from the first day of such default. The interest shall be the seven day term London Inter bank Offered Rate (LIBOR) for U.S. dollars quoted by The Hong Kong and Shanghai Banking Corporation Limited in London at eleven (11:00) a.m. on the first working day following the due date of payment plus five percent (5%).

      14.6 Destination of the Crude Oil

      14.6.1 The destination of Contractor's Crude Oil obtained under the Contract shall be at the discretion of the Contractor, except as stipulated in
Article 14.6.2 herein.

      14.6.2 In accordance with the decisions of the Chinese Government, CNPC shall notify the Contractor of any prohibited destinations which infringe on the political interests of the People Republic of China. The Contractor shall not deliver the Crude Oil to the prohibited destinations as notified.

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
       ARTICLE 15   PREFERENCE TO THE EMPLOYMENT OF THE CHINESE PERSONNEL,
                               GOODS AND SERVICES

      15.1 The Contractor shall give preference to Chinese goods, equipment and services provided that they are competitive in terms of price, quality and term of delivery, when procuring necessary goods, leasing equipment and signing subcontracts or other service contracts for the performance of the Petroleum Operations.

      15.2 The Contractor shall give preference to the employment of Chinese Personnel in the performance of the Petroleum Operations. For this purpose, the Contractor shall submit in advance to CNPC and JMC respectively a plan for the employment of Chinese Personnel listing all the posts and number of the persons involved. CNPC may put forward a list of candidates, in accordance with the plan, for such employment, providing suitable qualification and experience guidelines are met. For the performance of Petroleum Operations, the Contractor shall give preference to employ competent Chinese Personnel and to employ those who have become qualified after being trained in accordance with the training program.

      15.3 The Chinese engineering design corporations under or entrusted by CNPC shall have the right to participate in the master designs and engineering designs made by the Contractor for the purpose of the implementation of the Contract. Engineering design companies within the territory of the People's Republic of China shall be given preference in entering into the subcontracts for the aforesaid master design sand engineering designs, provided that their technical level, quality, price and delivery time are competitive.

      15.4 After the Contractor signs equipment leasing contracts, service contracts or subcontracts with CNPC or its Affiliates in accordance with Article
15.1 herein, the Contractor shall endeavor to provide technical assistance to CNPC or its Affiliates, at the request of CNPC, so as to enable them to meet the needs of operations to be undertaken. The expenses so incurred shall be borne by CNPC or its Affiliates.

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      ARTICLE 16   TRAINING OF CHINESE PERSONNEL AND TRANSFER OF TECHNOLOGY

      16.1 Contractor agrees, in the course of the Petroleum Operations, to transfer to CNPC and its affiliates, the advanced technology and managerial experience including proprietary technology e.g. patented technology, know-how or other confidential technology, etc. used in the performance of the Petroleum Operations and the necessary data and/or information for mastering such technology and experience, provided, however, such technology to be transferred shall be proprietary to the Contractor. If the transfer of any of such technology is restricted in any way during the term of the Contract, the Contractor shall, to the extent reasonably possible, endeavor to obtain permission for the transfer of such restricted technology. The Contractor agrees, that in the course of its Petroleum Operations, to train the Chinese Personnel including technical, economic, managerial, legal and or other professional personnel, in order to improve their technical and/or managerial capabilities. Details of training of Chinese Personnel and transfer of technology are described in Annex IV - Training of Chinese Personnel and Transfer of Technology hereto.

      16.2 Within ninety (90) days following the Date of Commencement of the Implementation of the Contract, the Contractor shall, after consultation with CNPC, complete and submit a training and technology transfer program for the Chinese Personnel in the exploration period and the corresponding budget to JMC for review and approval, and upon approval by JMC, put it into practice. The Contractor shall, after consultation with CNPC, complete and submit training and technology transfer programs and corresponding budgets for the Chinese Personnel in the development period and production period, respectively, to the JMC for its review and approval before the commencement of the Development Operations and Production Operations, and upon approval by JMC, put them into practice in time so as to have ample time in advance for such training and technology transfer.

      16.3 The purpose, requirement, fields of specialization, scope of personnel, specific job categories, type, method, etc. in respect of training of Chinese Personnel and transfer of technology shall be determined in Annex IV-Training of Chinese Personnel and Transfer of Technology hereto.

      16.4 The expenses and costs incurred for performing the training and technology transfer program stipulated in this Article shall be charged to the exploration costs if such costs are incurred before the date of approval of the Overall Development Program of the first Oil Field and/or Gas Field, and shall be charged to the development costs if such costs are incurred after the date of approval of the Overall Development Program of the first Oil Field and/or Gas Field and before the Date of Commencement of Commercial Production of the first Oil Field and/or Gas Field, or shall be charged to the operating costs if such costs are incurred after the Date of Commencement of Commercial Production of the first Oil Field and/or Gas Field.

      16.5 In the course of the implementation of the Contract, the Parties shall have scientific and technical cooperation and academic exchange in connection with the Petroleum Operations. The relevant provisions concerning the plan, participating personnel and type related to the scientific and technical cooperation and academic exchange shall be determined by the Parties. The expenses required by the scientific and technical cooperation and academic exchange shall be included in the budget specified in Article 16.2 herein and charged to the Joint Account. All inventions, experiments or research results arising from the

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
said technical cooperation and academic exchange shall be shared by and belong to the Parties who, subject to the provisions of Article 22 hereof, shall not disclose them to any Third Party.

      16.5.1 In the course of the implementation of the Contract, those scientific research projects which are required by the Petroleum Operations but not carried out by the Parties may, with the approval of JMC, be commissioned to, and carried out by, any Third Party. The Operator shall enter into subcontracts or service contracts with relevant scientific research departments within the territory of the People's Republic of China, provided that they are competent and competitive. The aforesaid required expenses shall be included in the budget specified in Article 16.2 herein and charged to the Joint Account. All inventions and experimental or research results developed from the aforesaid research projects carried out by a Third Party delegated by the Operator shall also be shared by and belong to the Parties who, subject to the provisions of
Article 22 hereof, shall not disclose any of them to any other Third Parties. The Operator shall endeavor to incorporate the provisions herein in the subcontracts or service contracts signed with a Third Party.

      16.6 The advanced technology and managerial experience, including proprietary technology, e.g. patented technology, know-how or other confidential technology that the Contractor transfers to CNPC, shall remain the exclusive property of the Contractor and also be subject to the confidentiality restrictions of Article 22 hereof.

      16.7 For the purpose of the implementation of Article 16 herein and Annex IV--Training of Chinese Personnel and Transfer of Technology hereto, the costs and expenditures incurred by the Contractor annually for training of CNPC Personnel and transfer of technology shall be as follows:

      During the exploration period, the said fee shall be one hundred thousand U.S. Dollars (US$100,000) per year; during the development period, the said fee shall be two hundred thousand U.S. Dollars (US$200,000) per year; during the first ten years of the production period, the said fee shall be one hundred thousand U.S. Dollars (US$100,000) per year; during the second ten years of the production period, the said fee shall be fifty thousand U.S. Dollars (US$50,000) per year; thereafter the said fee shall be twenty five thousand U.S. Dollars (US$25,000) per year.

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
                   ARTICLE 17   OWNERSHIP OF ASSETS AND DATA

      17.1 All assets purchased, installed and constructed under the Work Program and budget for each Oil Field and/or Gas Field within the Contract Area shall be owned by CNPC from the date on which all the development costs actually incurred by the Contractor in the development period of such Oil Field and/or Gas Field have been fully recovered or from the date on which the production period expires, even though the aforesaid costs have not been fully recovered. The Operator shall be responsible for the acceptance inspection or testing of the said assets and CNPC may, as it deems necessary, send its experts to participate in such acceptance inspection or testing. In the production period, the Operator may use these aforesaid CNPC-owned assets free of charge for performing the Petroleum Operations. Such assets shall not be used in any operations other than the Petroleum Operations or any operations by Third Parties without the consent of the Parties.

      17.2 Equipment and facilities which are owned by a Third Party and are either leased by the Operator or temporarily brought into the territory of the People's Republic of China for the performance of the Petroleum Operations shall not be deemed as assets owned by CNPC. Such equipment and facilities may be exported from the People's Republic of China, and CNPC shall assist in handling export formalities.

      17.3 The ownership of all of the data, records, samples, vouchers, and other original data obtained in the course of performing the Petroleum Operations shall vest in CNPC. For the purpose of the implementation of the Contract, the availability and sale of all the data related to the Contract owned by Chinese side and required by the Contractor shall be made through CNPC.

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
       ARTICLE 18   ASSOCIATED NATURAL GAS AND NON-ASSOCIATED NATURAL GAS

      18.1 Associated Natural Gas

      18.1.1 The Associated Natural Gas produced from any Oil Field within the Contract Area shall be primarily used for purposes related to the operations of production and production enhancement of Oil Fields such as gas injection, gas lifting and power generation.

      18.1.2 Based on the principle of full utilization of the Associated Natural Gas and with no impediment to normal production of the Crude Oil, the Overall Development Program of each Oil Field shall include a plan of utilization of the Associated Natural Gas. If there is any excess Associated Natural Gas in any Oil Field after utilization pursuant to Article 18.1.1 herein (hereafter referred to as "excess Associated Natural Gas"), the Operator shall carry out a feasibility study regarding the utilization of such excess Associated Natural Gas of such Oil Field. Such feasibility study, if carried out before the Development Operations of an Oil Field, shall be included as part of the feasibility study on the development of the Oil Field. With respect to any Oil Field already under commercial production, if a further feasibility study on the utilization of its excess Associated Natural Gas is required, such study shall be carried out by the Operator and a report thereon shall be submitted to JMC for review and discussion. If the Parties decide to utilize the excess Associated Natural Gas of any Oil Field, the construction of facilities for such utilization and the production of the excess Associated Natural Gas shall be carried out at the same time as the Oil Field construction and production.

      18.1.2.1 If the Parties agree that the excess Associated Natural Gas of an Oil Field has no commercial value, then such gas shall be disposed of by the Operator subject to relevant regulations concerning the environmental protection, provided that there is no impediment to normal production of the Crude Oil.

      18.1.2.2 If any Party to the Contract considers unilaterally that the excess Associated Natural Gas of an Oil Field has commercial value, such gas may be utilized by that Party at its own expense without affecting timing and optimal development of the Oil Field(s) concerned, the amount of "cost recovery oil" and "allocable remainder oil" due to the other Party to the Contract which does not invest in such utilization.

      18.1.2.3 If the Parties agree that excess Associated Natural Gas of an Oil Field has commercial value, the Parties shall make further investment in its utilization in proportion to their respective participating interests in the development of the Oil Field. However, the Parties' respective share in the i(degree)cost recovery oil" and i(degree)allocable remainder oili+/-allocated according to the Contract shall not be affected hereby. If the Parties disagree on the commercial utilization of such excess Associated Natural Gas of that Oil Field, they shall, guided by the principle of mutual benefit, carry out further negotiations to reach an agreement in writing.

      If the Parties fail to reach agreement through negotiations, CNPC shall reserve the right to dispose of the excess Associated Natural Gas of the said Oil Field unilaterally. If CNPC decides to utilize the said excess Associated Natural Gas in accordance with the Article 18.1.2.2 hereof, the Contractor shall have the right to join in the utilization of the said excess Associated Natural Gas within three (3) years after the facilities for utilizing the said excess Associated Natural Gas are completed unilaterally by CNPC in accordance with an


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Associated Natural Gas utilization programme formulated by CNPC. If the
Contractor decides in writing to participate in the utilization of the said excess Associated Natural Gas within the three (3) years mentioned above, then, the Contractor shall pay CNPC an amount of money, in addition to the forty-nine percent (49%) of the cost spent by CNPC on the said utilization of excess Associated Natural Gas with Deemed interests thereon up to the date of Contractor's submission of the written notice to CNPC. Such amount shall be equal to Two times (200%) of the foregoing forty-nine percent (49%) of the costs for utilization of the excess Associated Natural Gas with Deemed Interests thereon and such amount of money shall not be charged into the Joint Account and shall not be deemed recoverable. Thereafter, the costs to be incurred in such utilization of excess Associated Natural Gas shall be provided by the Parties in proportion to their respective participating interests in the development of the Oil Field.

      If the Contractor decides, after the three (3) years mentioned above, not to participate in the utilization of the excess Associated Natural Gas, the Contractor shall be deemed to have waived all its rights to use the said excess Associated Natural Gas.

      18.1.3 Expenses incurred in the utilization of the Associated Natural Gas of any Oil Field as stipulated in Article 18.1.1 herein, and those incurred in carrying out a feasibility study on the utilization of the excess Associated Natural Gas after commencement of commercial production of the Oil Field referred to in Article 18.1.2 herein shall be charged to the Development Costs of the Oil Field.

      Royalty and Value Added Tax of the production of the excess Associated Natural Gas shall be paid to the Chinese government through CNPC.

      All remaining excess Associated Natural Gas after the deduction of Value Added Tax, Royalty and cost recovery shall be allocated to CNPC and the Contractor in accordance with their respective participating interests in the utilization of the excess Associated Natural Gas in accordance with Article
18.1.2.3 and Article 13 herein.

      18.2 Non-associated Natural Gas

      18.2.1 Determination of Commerciality for the Gas Field

      18.2.1.1 The commercial value of the Non-associated Natural Gas shall be determined by considering the gas reserves, gas transportation threshold volume, estimated production period, the cost for field processing facilities and the construction of the pipeline network, gas transportation costs, market development and marketing, etc.

      18.2.1.2 If any gas discovery (hereinafter referred to as "the Gas Reservoir") is made within the Contract Area, the Operator shall report it promptly to JMC. JMC shall notice CNPC in writing within three (3) days following the date of its receiving the report from the Operator.

      18.2.1.3 If JMC or the Contractor makes a decision that a Gas Reservoir is worthy of geological appraisal, the Operator shall submit to JMC an appraisal Work Program for evaluating the geological reserves including appraisal work and timetable for such Gas Reservoir as soon as possible. Such appraisal Work Program shall be worked out no later than


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ninety (90) days from the date of the aforesaid decision made by JMC or the
Contractor. The appraisal Work Program shall, in so far as is practicable, be based on conducting the appraisal work continuously, with a view to commencing operations within one hundred and eighty (180) days from the date of the aforesaid decision made by JMC or the Contractor.

      18.2.1.4 Within one (1) year after the completion of the last Appraisal Well, the Operator shall submit to JMC a detailed appraisal report on the geological reserves of the Gas Reservoir. Under special circumstances, the above-mentioned periods maybe reasonably extended upon agreement of the Parties. The appraisal report shall include, but not be limited to, the Gas Reservoir properties, the depth of the gas-bearing reservoir, the reserves in place, the recoverable reserves, the recovery factor, the estimated production periods, the estimated production profile and the constituent analysis of the Natural Gas.

      18.2.1.5 Within thirty (30) days following the submission of the geological appraisal report on any Gas Reservoir, JMC shall convene a meeting to review such report. Within five (5) days after JMC has reviewed and adopted such report, JMC shall submit the geological appraisal report to CNPC and such report shall be submitted to the relevant authorities of the Chinese Government through CNPC for approval.

      18.2.1.6 If JMC unanimously determines that the Gas Reservoir has no commercial value, such Gas Reservoir may be retained within the Contract Area during the term of the exploration period. If the JMC's determination of non-commerciality of such Gas Reservoir has not changed at the expiration of the exploration period, the relevant area of such Gas Reservoir shall be excluded from the Contract Area.

      18.2.1.7 If, after the geological appraisal, JMC can not reach an agreement on the potential commerciality of the Gas Reservoir, the Parties shall make their best efforts to seek another solution thereto. However, if JMC can not reach an agreement on the potential commerciality of any Gas Reservoir within ninety (90) days following the submission of the appraisal report prepared by the Operator in accordance with Article 18.2.1.4 herein, then such Gas Reservoir shall be dealt with in accordance with the following procedure:

      (1) If the Contractor informs CNPC in writing that a Gas Reservoir has no commercial value, then the Contractor shall be deemed to have waived its rights to participate in the development of that Gas Reservoir. The relevant area covered by that Gas Reservoir shall, however, be retained within the Contract Area until the expiration of the exploration period. CNPC shall have the right to solely develop such Gas Reservoir before the expiration of the exploration period.

      (2) If CNPC considers a Gas Reservoir to have no potential commercial value while the Contractor considers that it is a Gas Reservoir having potential commercial value, the Contractor may solely provide the entire development investment and undertake development of the said Gas Reservoir, and the said Gas Reservoir shall be deemed as a Gas Field in which CNPC has no participating interests. The entire risk related to the development investment spent for the said Gas Field shall be borne solely by the Contractor.

      18.2.1.8 If the Parties consider any Gas Reservoir having potential commercial value, but the development conditions cannot be established due to the lack of the market or the consuming facilities, then it shall go into the Market Development Period for the Contract.


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                         Zitong Block Petroleum Contract

The Market Development Period shall not be more than two (2) years in any cases and the area covered by the said Gas Reservoir shall be retained within the Contract Area until the expiration of the said Market Development Period. The Parties shall establish a Natural Gas Development Committee (hereinafter referred to as "the Committee") in accordance with Article 7.4.2 hereof for the purpose of the markets. CNPC and the Contractor shall each appoint an equal number of specialists to form such Committee in order to seek and develop jointly the Natural Gas market. The Operator shall make out a Natural Gas market development program and the budget thereon within ninety (90) days following the date that the Committee was established. The Natural Gas market development program shall include, but not limited to, the appraisal for Gas Field development, Natural Gas processing and gathering engineering, the appraisal for market development, the plan for the pipeline construction, the appraisal for the downstream engineering, the methods of pricing, the methods for the investing and financing and the Environmental Impact Statements.

      The Committee shall carry out the following work on behalf of the Parties in addition to the above-mentioned work stipulated in Market Development Program for the Natural Gas during the Market Development Period:

      (1) submit the geological appraisal report prepared by the Operator to the China National Reserves Committee for its approval and make the Natural Gas reserves of any Gas Field reach the grades of proved reserves,

      (2) determine the methods and formulas for the Natural Gas pricing,

      (3) make sure the funds required for the development of the Gas Field and consuming facilities,

      (4) prepare the Overall Development Program for the Gas Field.

      JMC shall submit to CNPC for its confirmation the appraisal report and the Overall Development Program of the said Gas Field to be developed, CNPC shall submit the Overall Development Program of the Gas Field to the Department or Unit for its review and approval as soon as possible after the completion of the market development.

      18.2.2 The Operator shall perform the Development Operations in accordance with the Overall Development Program of each Gas Field approved by the Department or Unit. If the Operator, without adequate justification, fails to commence such Development Operations within ninety (90) days after the date of approval of the Overall Development Program of any Gas Field by the Department or Unit, CNPC shall have the right to request the Contractor to give up all its rights in the said Gas Field. The Contractor shall waive all of its rights in the said Gas Field from the date of its receipt by the Contractor of the written notice in this regard from CNPC.

      18.2.3 The production period of any Gas Field within the Contract Area shall be a period of twenty (20) consecutive Production Years beginning on the Date of Commencement of Commercial Production of the said Gas Field up to the date of the expiration of the production period as specified in the Overall Development Program approved by the Department or Unit.


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      18.2.4 The term of the Contract shall not go beyond thirty (30)
consecutive Contract Years from the Date of Commencement of the Implementation of the Contract for the Non-associated Natural Gas Field.

      18.2.5 Cost Recovery

      18.2.5.1 All the costs incurred in the performance of Petroleum Operations shall be recovered in accordance with Annex II - Accounting Procedure hereto and the provisions described as follows:

      18.2.5.1.1 The operating costs for any given Calendar Year actually incurred by CNPC and the Contractor in respect of each Gas Field pursuant to
Article 12.1.3 hereof, shall be recovered in kind or cash by the Parties out of the Natural Gas produced from the said Gas Field during that Calendar Year in accordance with Annex II - Accounting Procedure hereto, after the operating costs have been converted into a quantity of the Natural Gas or cash on the basis of the Natural Gas price determined in accordance with Article 18.5.3 hereof. Unrecovered operating costs shall be carried forward to the succeeding Calendar Year(s).

      18.2.5.1.2 The exploration costs incurred by the Contractor shall be recovered as follows:

      After the Date of Commencement of Commercial Production of a Gas Field within the Contract Area, the exploration costs incurred by the Contractor in respect of the Contract Area shall be recovered in kind out of the Natural Gas produced from any Gas Field within the Contract Area in accordance with Article
18.3.2.2.2 hereof, after the exploration costs have been converted into a quantity of the Natural Gas based on the Natural Gas price determined in accordance with Article 18.5.3 hereof. The exploration costs shall be recovered without any interest.

      The costs incurred by the Contractor during the Market Development Period shall be recovered as the exploration costs.

      If no Gas Field is discovered within the Contract Area, the exploration costs incurred by the Contractor shall be deemed as its loss. Under no circumstances shall CNPC reimburse the Contractor for such loss.

      18.2.5.1.3 The development costs in respect of each Gas Field incurred by CNPC and the Contractor and Deemed Interest thereon shall be recovered as follows:

      18.2.5.1.3.1 After the Date of Commencement of Commercial Production of any Gas Field within the Contract Area, the development costs in respect of such Gas Field incurred by CNPC and the Contractor and Deemed Interest thereon calculated in accordance with Article 18.2.5.1.3.2 herein shall be recovered in kind or cash out of the Natural Gas produced from such Gas Field in accordance with Article 18.3.2.2.2 hereof, after the development costs have been converted into a quantity of the Natural Gas or cash based on the Natural Gas price determined in accordance with Article 18.5.3 hereof.

      18.2.5.1.3.2 Deemed Interest on the development costs incurred by CNPC and the Contractor for each Gas Field within the Contract Area shall be calculated at a fixed annual


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
compound rate of nine percent (9%) from the first day of the month following the month in which such development costs expended by each Party to the Contract are actually received in the bank account of the Joint Account opened by the Operator. The detailed method of such calculation shall be as provided in Annex II - Accounting Procedure hereto.

      18.3 The production and allocation of the Non-Associated Natural Gas

      18.3.1 The Operator shall carry out the production operations evenly in accordance with the production profile, adjusted as the case may be, set forth in the Overall Development Program for each Gas Field as approved by the Department or Unit, and in accordance with the daily deliverability, the delivery pressure, the delivery specification as stipulated in the Natural Gas Sale Agreement signed with the downstream users including, but not limited to, the pipeline transportation company, the power generation plant, the chemical plant, the liquefied Natural Gas plant, the liquefied petroleum gas plant and the gas marketing company, etc.

      18.3.2 The Annual Gross Production of the Natural Gas of each Gas Field within the Contract Area in each Calendar Year during the production period shall be allocated in accordance with the following sequence and proportions:

      18.3.2.1 The percentages of the Annual Gross Production of the Natural Gas specified in paragraphs (a) and (b) hereunder shall be used for payments of the Value Added Tax and of Royalty respectively and shall be paid in kind to the relevant authorities of the Chinese Government through CNPC.

      (a) Value Added Tax shall be paid in accordance with relevant regulations of the People's Republic of China; and

      (b) Royalty shall be paid in accordance with relevant regulations of the People's Republic of China.

      18.3.2.2 Seventy percent (70%) of the Annual Gross Production of the Natural Gas shall be deemed as the "cost recovery gas" and shall be used for payments or for cost recovery in the following sequence:

      18.3.2.2.1 Payment in kind or cash for the operating costs actually incurred but not yet recovered by the Parties pursuant to Article 18.3.2.2.1 hereof after the price of the said "cost recovery gas" has been determined in accordance with Article 18.5.3 hereof.

      18.3.2.2.2 The remainder of the "cost recovery gas" shall, after payment for operating costs in accordance with Article 18.3.2.2.1 herein, be deemed as "investment recovery gas". Such "investment recovery gas" shall be used for the recovery of the exploration costs in respect of the Contract Area which were incurred and not yet recovered by the Contractor, and shall be used for the recovery of the development costs in respect of the Gas Field which were incurred and not yet recovered by CNPC and the Contractor in accordance with Articles 18.2.5.1.2 and 18.2.5.1.3 hereof, and Deemed Interest thereon. The method of recovery and the recovery sequence are as follows:

      (a) Beginning in the Calendar Year during which the commercial production of any Gas


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                         Zitong Block Petroleum Contract

Field within the Contract Area commences, the "investment recovery gas" referred to in Article 18.3.2.2.2 herein, based on the price which has been determined in accordance with Article 18.5.3 hereof, shall be paid in kind or cash first to the companies comprising the Contractor for the recovery of the exploration costs which were incurred in respect of, and have not yet been recovered from, the Contract Area. The unrecovered exploration costs shall be carried forward to and recovered from the "investment recovery gas" in succeeding Calendar Years until fully recovered.

      (b) Beginning in the Calendar Year during which the exploration costs incurred by the Contractor in respect of the Contract Area have been fully recovered, the remainder of the "investment recovery gas" of an Gas Field shall be used for the simultaneous recovery of the development costs incurred and not yet recovered respectively by CNPC and the Contractor and Deemed Interest thereon in respect of such Gas Field in proportion to their respective participating interests therein after the price of such remainder of the "investment recovery gas" has been determined in accordance with Article 18.5.3 hereof. The unrecovered development costs and Deemed Interest thereon shall be carried forward to and recovered from the "investment recovery gas" in succeeding Calendar Years until fully recovered.

      (c) During the production period of a Gas Field, costs for an additional development project incurred pursuant to Article 11.9 hereof and Deemed Interest thereon shall be recovered together with the unrecovered development costs and Deemed Interest thereon. If the development costs and Deemed Interest thereon have been fully recovered, then costs for the said additional development project and Deemed Interest thereon shall be recovered from the "investment recovery gas" of the Gas Field referred to in Article 18.3.2.2.2 herein in accordance with the provisions specified in Article 18.3.2 herein. The unrecovered costs for the additional development project and Deemed Interest thereon shall be carried forward to and recovered in succeeding Calendar Years until fully recovered.

      (d) After the recovery of a Gas Field's development costs and Deemed Interest thereon and/or costs for the additional development project and Deemed Interest thereon from any Gas Field by the Parties, the remainder of the "investment recovery gas" shall automatically be regarded as part of the "remainder gas" referred to in Article 18.3.2.3 herein. By the date of expiration of the production period of an Gas Field pursuant to Article 18.2.3 hereof, if any development costs and Deemed Interest thereon and/or costs for the additional development project incurred in respect of such Gas Field and Deemed Interest thereon have not yet been fully recovered, then such unrecovered costs and Deemed Interest thereon shall be regarded as a loss, and the Parties shall bear the loss in proportion to their respective participating interests.

      18.3.2.3 The remainder of the Annual Gross Production of the Natural Gas after the allocation referred to in Articles 18.3.2.1 and 18.3.2.2 herein shall be deemed as "remainder gas". Such "remainder gas" shall be divided into "share gas" of the Chinese side and "allocable remainder gas". The "allocable remainder gas" of each Gas Field in each Calendar Year shall be equal to the "remainder gas" of that Calendar Year multiplied by the factor (X) for each Gas Field within the Contract Area in that Calendar Year. The factor (X) of each Gas Field in each Calendar Year shall be determined in accordance with the following successive incremental tiers on the basis of the Annual Gross Production of the Natural Gas from such Gas Field during that Calendar Year.


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                                       55
                         Zitong Block Petroleum Contract

----------------------------------------------------------------------------------------
Annual Gross Production of Natural Gas         Factors (X) in Percentage Applicable to
            From Each Gas                    Each Production Tier of Each Gas Within the
      (Millions of Cubic Meters)                            Contract Area

----------------------------------------------------------------------------------------
Equal to or Less than 500                                         98
----------------------------------------------------------------------------------------
Over 500 to 1,000                                                 96
----------------------------------------------------------------------------------------
Over 1,000 to 1,500                                               94
----------------------------------------------------------------------------------------
Over 1,500 to 2,000                                               90
----------------------------------------------------------------------------------------
Over 2,000 to 3,000                                               75
----------------------------------------------------------------------------------------
Over 3,000 to 4,000                                               60
----------------------------------------------------------------------------------------
Over 4,000 to 5,000                                               50
----------------------------------------------------------------------------------------
Over 5,000                                                        40
----------------------------------------------------------------------------------------

      18.3.2.4 The "allocable remainder gas" of the Contract Area in each Calendar Year referred to in Article 18.3.2.3 herein shall be shared by the Parties in proportion to their actual respective participating interests in each Gas Field.

      18.4 The provisions of Non-Associate Natural Gas in Article 18.3 herein shall apply, by analogy, to Condensates produced from the Contract Area.

      18.5 Quality, Quantity and Price of the Non-associated Natural Gas

      18.5.1 Quality of the Natural Gas

      18.5.1.1 The quality analysis of the Natural Gas produced from each Gas Field within the Contract Area shall be undertaken at the Delivery Point. Such analysis shall be carried out on a sample taken by the departments and their representative agencies authorized by the State Council of the People's Republic of China pursuant to standards issued by the State Bureau of Standardization of the People's Republic of China or by the Department or Unit.

      18.5.1.2 The Natural Gas quality analysis referred to in Article 18.5.1.1 above shall include, but not limited to, the following:

      (1)  Hydrocarbon Content, J percent

      (2)  Gross Heating value (MJ/SCM(plus/minus))

      (3)  Total Sulphur Content, ppm

      (4) Water Content, grams/SCM (at standard conditions)

      (5) Hydrocarbon dew-point ((degrees C))

      (6) Carbon dioxide Content, %

      (7) Dust and Deleterious Solid Content, %

      (8) and any other analysis data required by the term of a Natural Gas Sale Agreement.

      18.5.2 Quantity of the Natural Gas

      18.5.2.1 The quantity measurement of the Natural Gas produced from each Gas Field within the Contract Area, when being lifted, shall be made at a Delivery Point and with measuring devices both to be agreed upon by the Parties. The standard temperature shall be at twenty degree centigrade (20 (degrees C)) and the standard pressure shall be at 101.325kpa for the measurement of the Natural Gas. A relevant measuring organization of the Chinese Government or a representative agency authorized thereby shall, at appropriate regular intervals, calibrate all the measuring devices, conduct special testing and issue certificates of


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
qualification with respect thereto or confirm their qualification before the measuring devices are put into use. The quality and quantity of the Natural Gas delivered shall be authenticated in accordance with the commodity quality certificate and volume certificate issued by the Bureau and such quality and quantity shall be the basis for the accounting settlement.

      18.5.2.2 If any Party to the Contract believes that the Natural Gas measuring devices, sampling or analysis are inaccurate, or has any objection to the results specified in the abovementioned certificates, on-site investigations, technical exchanges and discussions may be conducted by the Parties to resolve the issue in a manner satisfactory to the Parties.

      18.5.3 The price of the Natural Gas

      18.5.3.1 For the purpose of the "cost recovery" set forth in Article 18.2 herein, the price of the Natural Gas shall be the actual sale price stipulated in the Natural Gas Sale Agreement.

      18.5.3.2 Where the Natural Gas produced from each Gas Field within the Contract Area differs in grades, the prices of such Natural Gas with different quality shall be determined by the Parties through negotiation according to the sale price of the pipeline gas after commingling the such different grade Natural Gas set forth in the Natural Gas Sale Agreement.

      18.5.3.3 The price of the Natural Gas produced from all the Gas Fields within the Contract Area shall be denominated in U.S. dollars or another currency other than U.S. dollars agreed by the Parties per standard cubic meter.

      18.5.3.4 The Natural Gas for each Calendar Quarter due to CNPC pursuant to
Article 18.3 hereof shall be converted into an amount of money in the currency utilized pursuant to Article 18.5.3.3 herein based on the Natural Gas price determined in accordance with Article 18.5.3 herein and such amount of money shall be entered into the Joint Account as of the date on which such Natural Gas is delivered.

      18.5.3.5 The Natural Gas for each Calendar Quarter due to the Contractor pursuant to Article 18.3 hereof shall be converted into an amount of money in the currency utilized pursuant to Article 18.5.3.3 herein based on the Natural Gas price determined in accordance with Article 18.5.3 herein and such amount of money shall be entered into the Joint Account as of the date on which the Natural Gas is delivered.


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                         Zitong Block Petroleum Contract

             ARTICLE 19   ACCOUNTING, AUDITING AND PERSONNEL COSTS

      19.1 Accounting

      Annex II - Accounting Procedure hereto contains the guidelines for the Operator to keep accounting books and records and make financial settlements. The Operator shall keep and settle the accounts for all the financial activities in respect of the Contract Area and maintain all the accounting books and records in accordance with Annex II - Accounting Procedure hereto in order to accurately reflect the exploration costs, development costs with Deemed Interest thereon and operating costs incurred in the performance of the Petroleum Operations in respect of the Contract Area, as well as quantity and monetary value of the production and allocation of Crude Oil and Natural Gas. The Operator shall submit detailed statements and relevant written reports to JMC and the departments concerned.

      19.2 Auditing

      19.2.1 Any non-Operator Party to the Contract shall have the right to audit all the Operator's Joint Account accounting books and records after the end of each Calendar Year and give the Operator a written notice of the auditing results. The auditing shall be completed within twenty-four (24) months after the end of each Calendar Year. In the absence of any written notice of the exception to the auditing results given by the non-Operator Party within such period or if the annual Joint Account accounting books and records of the Operator are not audited by any non-Operator Party within such period, the Operator's Joint Account accounting books and records shall be deemed correct. A special auditing of the Operator's Joint Account accounting books and records may be made due to some special requirements during a Calendar Year.

      19.2.2 If the auditing referred to in Article 19.2.1 herein is conducted, the Operator shall be given thirty (30) days' notice prior to the date of commencement of such auditing. There shall be no impediment to normal Petroleum Operations during the period of any audit.

      19.2.3 The auditors shall be entitled to access to all relevant Joint Account records, files and other information and may inspect such sites and facilities as necessary.

      19.2.4 Within sixty (60) days after receiving a notice of any Party's exceptions to the auditing results, the Operator shall give explanations to the matters posed by the exceptions to JMC, which shall make decisions on these matters.

      19.3 Personnel Costs

      19.3.1 The personnel costs mean the remuneration and other related charges paid on the basis of the working time spent by personnel who are engaged in administration, management, accounting, finance, tax, employee relations, procurement, legal affairs, computer services, engineering, geology, geophysics, drilling and Production Operations as well as all other work for the implementation of the Contract.

      19.3.1.1 The salaries or wages of personnel in various subordinate bodies of JMC and of all employees engaged in the performance of the Petroleum Operations shall be included in the personnel costs as provided in Article
19.3.1 herein.


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
      19.3.1.2 Personnel costs which are classified as the overhead of the superior management organization pursuant to Article 5.2.18 of Annex II - Accounting Procedure hereto shall not be included in the personnel cost mentioned herein.

      19.3.2 After the Date of Commencement of the Implementation of the Contract, the Operator shall work out a staffing plan for its organization and a personnel costs plan with respect thereto (including an itemized plan of personnel costs, such as basic salary or wage, overseas allowance and area allowance, etc.) before the beginning of each Calendar Year and submit such plan with the annual Work Program and budget to JMC for review and examination.

      During the exploration period, the Operator shall submit a staffing plan for its organization and a personnel costs plan with the annual Work Program and budget to JMC for review and examination.

      In the development period and production period, the Operator shall submit a staffing plan for its organization and a personnel costs plan with the annual Work Program and budget to JMC for review and examination and the Contractor shall provide to CNPC with an itemized plan of personnel costs of the Contractor's staff, CNPC shall bear the obligation of confidentiality to such information provided by the Contractor.

      The Operator shall charge the personnel costs of the Contractor's personnel actually incurred to the Joint Account.

      CNPC shall have the right to audit the personnel costs charged to the Joint Account.

      19.3.3 The settlement of all charges for the salaries and wages of CNPC personnel mentioned in the second paragraph of Article 7.7 hereof shall be made between CNPC and the Operator, and CNPC personnel shall be responsible for all individual income tax in accordance with the provisions of the individual income tax law of the People's Republic of China.

      19.3.4 In the development period, the level of the salaries and wages and other related charges paid to the Expatriate employees shall be made by the Contractor through consultation with CNPC. After the Date of the Commencement of Commercial Production of the first Oil Field and/or Gas Field, the level of the salaries and wages and other related charges paid to the Expatriate and employees shall be discussed and agreed by the Parties. The Operator's employees shall pay any individual income tax due in accordance with the provisions of the individual income tax law of the Peoples Republic of China.



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                         Zitong Block Petroleum Contract

                             ARTICLE 20   TAXATION

      20.1 The Contractor shall pay taxes to the Government of the People's Republic of China subject to the tax laws and regulations of the People's Republic of China.

      20.2 The Operator shall advise the Subcontractors who render services for the Contract that they and their employees shall pay taxes to the Government of the People's Republic of China subject to the tax laws and regulations of the People's Republic of China.


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                         Zitong Block Petroleum Contract

                            ARTICLE 21   INSURANCE

      21.1 The Operator shall work out an insurance program for the Exploration Operations and submit it to JMC for review and approval within one hundred and twenty (120) days after the Date of Commencement of the Implementation of the Contract. The Operator shall, on behalf of the Parties, obtain the insurance contracts in accordance with such program as approved by JMC before commencement of Petroleum Operations within the Contract Area.

      Similar provisions shall apply in respect of Development Operations and Production Operations.

      21.2 All of the insurance items as approved in the insurance program shall be insured with the People's Insurance Company of China or other insurance companies established within the territory of the People's Republic of China.

      21.3 The insurance programs worked out by the Operator shall include, but not be limited to, the following insurance covering:

      (a) damages to and expenses of all drilling installations and equipment, including damages to and expenses of the properties used on work sites and supply bases for the Petroleum Operations, while the equipment and properties owned by Third Party rendering services to the Operator shall be handled in accordance with Article 21.5 herein;

      (b) damages to and expenses of any of the equipment or installations for production, storage and transportation, and buildings in the course of construction and installation;

      (c) damages to and expenses of the Crude Oil and/or Natural Gas production installations, facilities, equipment and pipelines;

      (d) liability to Third Parties;

      (e) liability for pollution and expenses for cleaning up in the course of drilling and the Production Operations;

      (f) expenses for killing blowouts;

      (g) liability incurred by the Operator in hiring land drilling rigs, vessels and aircraft serving the Petroleum Operations;

      (h) liability for cleaning the remains; and

      (i) losses and expenses incurred during the transportation and storage in transit of goods shipped from different parts of the world and other areas outside the Contract Area to the work sites.

      21.4 In any insurance contracts, the deductibles shall be determined by the Parties through consultation, and losses within the deductible limits shall be chargeable to the Joint Account and be borne by Parties in proportion to their respective participating interests in the relevant operations as provided in Article 5.2.7 of Annex II hereof.


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
      21.5 When signing subcontracts or lease contracts, the Operator shall endeavor to require Subcontractors and lessors to insure their risks under the relevant subcontracts with the People's Insurance Company of China or other insurance companies as mentioned in Article 21.2 hereof and ask these Subcontractors or lessors to contact the People's Insurance Company of China or other insurance companies as mentioned in Article 21.2 hereof for arrangement of the necessary insurance.

      21.6 In the course of the Petroleum Operations, the Parties shall cover separately personnel accidental death and injury insurance with respect to personnel assigned by them respectively. The premiums in respect thereof shall be dealt with in the following way: the premiums for personnel accidental death and injury insurance with respect to personnel whose costs are charged to the Joint Account pursuant to the provisions of the Contract shall be charged to the Joint Account, and those with respect to other personnel shall be borne respectively by the Parties by which they are assigned.

      21.7 Insurance companies owned by or affiliated with any Party to the Contract, or the Parties themselves, may reinsure the People's Insurance Company of China or other insurance companies as mentioned in Article 21.2 hereof by reaching an agreement with such company if they are interested in covering any part of the insurance program hereof.

      21.8 All motor vehicles used in the Petroleum Operations shall be insured with the People's Insurance Company of China or other insurance companies as mentioned in Article 21.2 hereof.

      21.9 The premiums of insurance in the exploration period and the development period shall be charged respectively to the exploration costs and development costs while those in the production period shall be charged to the operating costs.

      21.10 Any claim under the insurances of the agreed insurance program charged to the Joint Account shall be handled by the Operator and any recovery made from insurers shall be credited to the Joint Account.


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                         Zitong Block Petroleum Contract

                          ARTICLE 22   CONFIDENTIALITY

      22.1 CNPC shall, in conformity with applicable laws and regulations of the Government of the People's Republic of China on confidentiality and by taking into account international practice, determine the confidentiality periods for which the Contract and all documents, information, data and reports related to the Petroleum Operations within the Contract Area shall be kept confidential.

      22.2 Without the written consent of the other Party, no Party to the Contract shall disclose, during such confidentiality periods, the Contract, documents, information, data and reports referred to in Article 22.1 herein or any other information regarded by JMC as confidential, to any Third Party except the Third Parties specified in Article 22.5 herein and to any Affiliate not directly connected with the implementation of the Contract, and no Party to the Contract shall otherwise transfer, donate, sell or publish them in any way within the confidentiality periods. However, if the Department or Unit decides to invite any Third Party to conduct cooperative exploration for and development of Petroleum in the sedimentary basin in which the Contract Area is located and/or other adjacent areas, CNPC may furnish the following original data and information or interpretation thereof with respect to the Contract Area to the relevant Third Parties:

      (a) original data and information and their interpretations held by CNPC for over two (2) years and which cover areas relinquished under Article 5 hereof;

      (b) original data and information and their interpretations covered by any discovery at the end of the second exploration phase if the Contractor has an option under Article 6.4 (a) hereof, or at the end of the appraisal work if the Contractor has an option under Article 6.4 (b) hereof.

      CNPC shall require relevant Third Parties to undertake to keep confidential the aforesaid data, information and interpretations thereof furnished to them by CNPC.

      CNPC shall, in conformity with relevant provisions of laws and regulations of the People's Republic of China and requests of relevant government departments and units, provide them with all documents, information, data and reports as mentioned herein.

      22.3 During the term of the Contract and after the termination of the Contract, CNPC shall not disclose to any Third Party any patent, know-how or proprietary technology transferred to CNPC by the Contractor without the written consent of the Contractor except for any technology, the patent of which has expired and any proprietary and confidential technology which have entered the public domain.

      22.4 After the termination of the Contract or after any assignment of rights and/or obligations of the Contract under Article 23 hereof, the Contractor and any assignee shall, within the confidentiality periods, continue to be obligated to keep confidential documents, information, data and reports mentioned in Article 22.2 herein except for official documents and information published with the consent of the Parties.

      22.5 For the implementation of the Contract, CNPC and each company comprising the Contractor may, after review by JMC and CNPC, furnish the necessary documents,


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

information, data and reports to Third Parties and Affiliates related to the Petroleum Operations. The Third Parties and Affiliates include:

      22.5.1 Banks or other credit institutions from which financing is sought by any Party to the Contract for the implementation of the Contract;

      22.5.2 Third Parties and Affiliates which provide services for the Petroleum Operations, including Subcontractors and other service contractors; and

      22.5.3 An assignee or assignees to whom the rights and/or obligations under the Contract may be assigned.

      22.6 Necessary information, documents, data and reports may be furnished by the Parties in accordance with the laws of their home countries to the governments and stock exchanges, provided that the Parties report to JMC in advance.

      22.7 CNPC and each company comprising the Contractor when furnishing the documents, information, data and reports to Third Parties and Affiliates as mentioned in Article 22.5 herein shall require them to assume the confidentiality obligations as set forth herein, or shall bear full responsibility for any violation thereof.


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

                             ARTICLE 23   ASSIGNMENT

      23.1 The Contractor may assign part or all of its rights and/or obligations under the Contract to any of its Affiliate with the prior consent of CNPC and in accordance with the following provisions:

      (a) The Contractor shall submit to CNPC copies of a written agreement on the corresponding part of its rights and/or obligations to be assigned;

      (b) The Contractor shall guarantee in writing to CNPC the performance of the assigned obligations; and

      (c) No such assignment shall interfere with the performance of the Petroleum Operations or affect the organizational structure.

      23.2 The Contractor may assign rights and/or obligations under the Contract to any Third Party, provided that such assignment shall be agreed by CNPC in advance and approved by the Ministry of Foreign Trade and Economic Co-operation of the People's Republic of China. However, CNPC shall have the right of first refusal in respect of such assignment provided that the conditions offered by CNPC are comparable.

      23.3 CNPC may authorize its Affiliates to implement the Contract, but CNPC shall remain responsible for the performance of the Contract.

      23.4 CNPC shall, immediately after the Date of Commencement of Implementation of the Contract, transfer its rights and obligations under the Contract to PetroChina Company Limited except for the following rights and obligations which shall remain vested in CNPC:

      23.4.1 amendments to important Articles in this Contract which require to be approved by the Ministry of Foreign Trade and Economic Cooperation shall first be reported to CNPC and submitted by CNPC to such Ministry for approval;

      23.4.2 the Overall Development Program shall be submitted by CNPC to the Department or Unit for approval;

      23.4.3 CNPC shall undertake the co-ordination of Sino-foreign co-operative cross-boundary oil and gas fields (excluding boundary-crossing oil and gas fields under the jurisdiction of PetroChina Company Limited);

      23.4.4 from the Date of Commencement of the Implementation of the Contract, title to data obtained in the course of performing the Petroleum Operations will vest in CNPC, which will determine the confidentiality periods for such data;

      23.4.5 CNPC shall undertake the confirmation of relinquished acreage; and

      23.4.6 title to share oil and/or gas of the Chinese Side shall vest in CNPC.


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

      Such transfer shall not require the prior consent of the Contractor. CNPC shall provide a copy of the written agreement between CNPC and PetroChina relating to such transfer to the Contractor. CNPC shall guarantee to the Contractor the performance of the assigned obligations, and such assignment shall not interfere with the conduct of the Petroleum Operations.

      23.5 CNPC may assign part of its rights and/or obligations hereunder to a Chinese Government controlled Third Party, provided that prior written consent of the Government of the People's Republic of China shall be obtained. CNPC shall guarantee the performance of the assigned obligations and that such assignment shall not interfere with the performance of Petroleum Operations.


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                ARTICLE 24   ENVIRONMENTAL PROTECTION AND SAFETY

      24.1 In the performance of the Petroleum Operations, the Operator shall be subject to the laws, decrees, regulations and standards on environmental protection and safety promulgated by the Chinese Government and carry out the operations according to international practice. The Operator shall make its best efforts to protect farmland, aquatic resources, forest reserves and other natural resources, and prevent pollution and damage to the atmosphere, rivers, lakes, ground water, harbors, other land environments and ecological environment and secure the safety and health of the operating personnel. The Operator shall use all reasonable endeavors to eliminate promptly any pollution occurring in the performance of the Petroleum Operations and minimize its consequences. Economic losses caused by any pollution shall be charged to the Joint Account, unless otherwise provided in Article 8.4 hereof.

      24.2 When competent authorities under the Chinese Government assign a person to inspect environmental protection and safety within the scope of the Petroleum Operations according to the laws, decrees, rules and regulations, the Operator shall provide all necessary facilities and assistance to enable the inspectors to carry out such inspection smoothly.

      24.3 In the performance of the Petroleum Operations in any fixed fishing net casting area and/or aquatic breeding area, the Operator shall make prior contact with the relevant authorities of the Chinese Government.

      24.4 The Operator shall, after the completion of various Petroleum Operations, level or restore or reclaim the land of the operating sites in accordance with the relevant local rules and regulations.

      24.5 Any damages and liabilities caused by any pollution associated with the existing wells being owned and/or operated by CNPC within the Contract Area shall be borne by CNPC. Once the Contractor takes over or utilizes the said wells, any liabilities caused by these wells shall be charged to the Joint Account, unless otherwise provided in Article 8.4 hereof.


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

                           ARTICLE 25   FORCE MAJEURE

      25.1 No Party to the Contract shall be considered in default of the performance of any of its obligations hereunder, if any failure to perform or any delay in performing its obligations is in conformity with all the events described as follows:

      The performance of any obligations hereunder is prevented, hindered or delayed because of Force Majeure, namely any event or combination of events which could not be foreseen and conquered and/or which is beyond the control of such Party;

      The said events due to Force Majeure is the direct cause of preventing, hindering or delaying of such Party's performance of its obligations hereunder; and

      When any such event due to Force Majeure has occurred, such Party has taken all reasonable actions to overcome any cause that prevents, hinders or delays performance of its obligations and shall in so far as is practicable continue to perform its obligations hereunder.

      25.2 Notice of any event of Force Majeure and the conclusion thereof shall forthwith be given to the other Party by the Party claiming force majeure.

      25.3 In the event of Force Majeure, the Parties shall immediately consult in order to find an equitable solution thereto and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

      25.4 If the Petroleum Operations in the Contract Area are partially or entirely suspended as a result of the Force Majeure referred to in Article 25.1 herein, the period of the Petroleum Operations may be extended by a period not exceeding the corresponding period of such suspension. Within fifteen (15) days following the end of each Calendar Year, the Operator shall report to JMC in writing on the suspension of the Petroleum Operations caused by Force Majeure, if any, during the preceding Calendar Year.

      25.5 The provisions of this Article 25 shall not apply in the case of default in the making of any payments of money.


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                    ARTICLE 26   CONSULTATION AND ARBITRATION

      26.1 The Parties shall make their best efforts to settle amicably through consultation any dispute arising in connection with the performance or interpretation of any provision hereof.

      26.2 Any dispute mentioned in Article 26.1 herein that has not been settled through such consultation within ninety (90) days after the dispute arises may be referred to arbitration at the request of and by either Party to the Contract. The arbitration shall be conducted in accordance with the following provisions:

      26.2.1 If agreed upon in writing by the Parties, such dispute shall be referred to arbitration conducted by the China International Economic and Trade Arbitration Commission in accordance with the arbitration proceeding rules thereof.

      26.2.2 If the Parties fail to reach an agreement on the arbitration arrangement mentioned in Article 26.2.1 herein, the Parties shall establish an ad hoc arbitration tribunal to conduct arbitration in accordance with the following provisions:

      26.2.2.1 The ad hoc arbitration tribunal shall consist of three (3) arbitrators. The Parties shall each appoint an arbitrator and the two arbitrators so appointed shall designate a third arbitrator. If one of the Parties does not appoint its arbitrator within sixty (60) days after the first appointment, or if the two arbitrators once appointed fail to appoint the third within sixty (60) days after the appointment of the second arbitrator, the relevant appointment shall be made by the Arbitration Institute of the Stockholm Chamber of Commerce, Sweden.

      26.2.2.2 The third arbitrator shall be a citizen of a country which has formal diplomatic relations with both the People's Republic of China and the home country of any of companies comprising the Contractor, and shall not have any economic interests or relationship with the Parties.

      26.2.2.3 The place of arbitration shall be determined by the Parties through consultations or, failing the agreement of the Parties within sixty (60) days after the appointment of the third arbitrator, by the majority of arbitrators of the ad hoc arbitration tribunal.

      26.2.2.4 The ad hoc arbitration tribunal shall conduct the arbitration in accordance with the arbitration rules of the United Nations Commission on International Trade Law ("UNCITRAL") of 1976. However, if the above-mentioned arbitration rules are in conflict with the provisions of this Article 26, including the provisions concerning appointment of arbitrators, the provisions of this Article 26 shall prevail.

      26.2.2.5 The applicable law of the arbitration shall be the laws of the People's Republic of China.

      26.3 Both the Chinese and English languages shall be official languages used in the arbitral proceedings. All hearing materials, statements of claim or defense, awards and the reasons supporting them shall be written in both Chinese and English.

      26.4 Any award of the arbitration tribunal shall be final and binding upon the Parties.


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


      26.5 The right to arbitrate disputes under the Contract shall survive the termination of the Contract.


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

                       ARTICLE 27   APPOINTMENT OF EXPERT

      27.1 Pursuant to the provision of Article 11.3 hereof, the Parties shall appoint an expert through consultation, who shall be a person without any economic interests or relationship with the Parties and with the professional knowledge for the determination of the matter in question. If one Party refuses to appoint the expert or the Parties fail to reach agreement on the appointment of the expert within thirty (30) days, the expert shall be appointed by the Arbitration Institute of the Stockholm Chamber of Commerce, Sweden.

      27.2 The Parties shall furnish the expert with all written and oral information which he may reasonable require for his determination.

      27.3 The cost for such expert shall be borne by the Parties in proportion to their respective participating interests in the Contract.

      27.4 The decision of the expert, except for fraud or manifest error, shall be final and binding upon the Parties.


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

      ARTICLE 28   EFFECTIVENESS AND TERMINATION OF THE CONTRACT

      28.1 After it is signed, the Contract shall be approved by the Ministry of Foreign Trade and Economic Co-operation of the People's Republic of China. The date of such approval shall be the effective date of the Contract. However, the Contractor's obligations shall begin on the Date of Commencement of the Implementation of the Contract, as defined in Article 1, herein above. CNPC shall notify the Contractor of the said approval in writing as soon as possible.

      28.2 All annexes to the Contract shall be regarded as integral parts of the Contract. If there is any inconsistency between the provisions of the annexes and the main body of the Contract, the main body of the Contract shall prevail. All references to the Contract hereof refer to the main body of the Contract.

      28.3 If in the course of implementation of the Contract, the Parties decide through consultation to make amendment or supplement to any part of the Contract, a written agreement signed by the authorized representatives of the Parties shall be required. Such written agreement shall be subject to the approval of the Ministry of Foreign Trade and Economic Co-operation of the People's Republic of China should there be any significant modifications hereof. Such agreement shall be regarded as an integral part of the Contract.

      28.4 The Contract shall terminate under any of the following circumstances:

      28.4.1 exercise of the Contractor's selection to terminate the Contract under Article 6.4(c) hereof; or

      28.4.2 failure to discover any commercial oil or gas reservoir within the Contract Area by the expiration of the exploration period or the extended exploration period granted under Article 4.3 hereof; or

      28.4.3 If there is only one (1) commercial Oil Field and/or Gas Field in production in the Contract Area, on termination of the production period of such Oil Field and/or Gas Field; or

      28.4.4 If there are two (2) or more commercial Oil Fields and/or Gas Fields in production in the Contract Area, on termination of the production period of the Oil Field and/or Gas Field with the latest termination date; or

      28.4.5 At the end of the last day of the thirtieth (30th) Contract Year from the Date of Commencement of the Implementation of the Contract, unless the production period is extended by the approval of the Department or Unit under
Article 4.5 hereof or unless otherwise stipulated in Articles 4.6.1 or 25.4 hereof.

      28.5 Before the expiration of the first phase of the exploration period as specified in Article 4.2 hereof, the Contractor shall not propose termination of the Contract unless the Contractor has fulfilled the minimum exploration work commitment for the first phase of the exploration period ahead of time.

      28.6 If either Party to the Contract commits a material breach of the Contract, the other Party to the Contract shall have the right to demand that such breach be remedied within a


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

reasonably specified period of time. If such breach is not remedied within such period of time, the complaining Party shall have the right to terminate the Contract by giving ninety (90) days' written notice to the defaulting Party. However, such material breach of the Contract and unremedied material breach shall have been judged by a final award of arbitration in accordance with
Article 26 hereof.

      28.7 Unless otherwise agreed upon by the Parties CNPC has the right to unilaterally discharge the Contract in the event the Contractor fails to:

      (1) pay to CNPC the signature fee within thirty (30) days from the Date of Commencement of Implementation of the Contract pursuant to Article 31.6 hereof; or

      (2) begin the Exploration Operations within due time as specified in
Article 6.1; or

      (3) submit Overall Development Program within ninety (90) days after the exploration period; or

      (4) begin the Development Operations within ninety (90) days after the approval of the Overall Development Program according to Article 11.4 hereof.

      28.8 The Parties shall enter into a formal written termination agreement upon the termination of the Contract except under the situation of unilateral discharge as provided in Article 28.7 hereof.


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                         Zitong Block Petroleum Contract

                         ARTICLE 29   THE APPLICABLE LAW

      29.1 The validity, interpretation and implementation of the Contract shall be governed by the laws of the People's Republic of China. Failing the relevant provisions of the laws of the People's Republic of China for the interpretation or implementation of the Contract, the principles of the applicable laws widely used in petroleum resource countries acceptable to the Parties shall be applicable.

      29.2 If a material change occurs to the Contractor's economic benefits after the effective date of the Contract due to the promulgation of new laws, decrees, rules and regulations or any amendment to the applicable laws, decrees, rules and regulations made by the Government of the People's Republic of China, the Parties shall consult promptly and make necessary revisions and adjustments to the relevant provisions of the Contract in order to maintain the Contractor's reasonable economic benefits hereunder.


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                         Zitong Block Petroleum Contract

             ARTICLE 30   LANGUAGE OF CONTRACT AND WORKING LANGUAGE

      30.1 The text of the Contract, annexes and supplementary documents attached hereto shall be written in both Chinese and English, and both versions shall have equal force and effect. If the Parties have discrepancies on the words and sentences contained in both Chinese and English language texts, the real meaning of these words shall be interpreted according to the aim of the Contract.

      30.2 The Parties agree that both Chinese and English shall be used as working languages. After the effective date of the Contract, technical documents and information concerning the Petroleum Operations hereunder shall, in general, be written in English except for technical documents and information available previously and received from Third Parties.

      Unless otherwise agreed by CNPC, documents and information in respect of administration shall be written in both Chinese and English. Forms for production and other reports and records shall be printed with headings in both Chinese and English and may be filled out in either Chinese or English.


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                         Zitong Block Petroleum Contract

                           ARTICLE 31   MISCELLANEOUS

      31.1 All notices and documents required hereunder shall be deemed to have been properly given and delivered to either Party to the Contract only when received.

      31.2 Notices and documents shall be delivered by hand or sent by mail, registered airmail, facsimile or cable to the address hereunder specified. The notice or document shall be deemed to be received at the date of receipt in the case of directly delivery; the mails, registered airmails and cables shall be deemed to be received on the seventh (7th) working day after they are given to the official delivery agencies in the case of such agencies are involved; and the facsimiles shall be deemed to be received on the second (2nd) working day after dispatch if evidenced by a transmission report.

      Address of CNPC:
      8th Floor, World Tower, No.16 An De Lu,
      Dongcheng District,
      Beijing 100011, P.R.China
      Telephone: 86-10-8488.6790
      Fax:       86-10-8488.6828
      To the attention of:   Mr. Shou Xuancheng

      Address of the Contractor:
      Unit 1928, China World Tower 1,
      Jian Guo Men Wai Avenue, Beijing, 100004, P.R.China
      Telephone: 86-10-6505.1516
      Fax:       86-10-6505.5259
      To the attention of:   Mr. Patrick Chua

      31.3 Either Party to the Contract may change its address or representative by a written notice to the other Party to the Contract.

      31.4 Each company comprising the Contractor shall provide CNPC with a written performance guarantee issued by its parent corporation, a bank or other financial institutions, and such performance guarantee shall meet the requirements of CNPC.

      31.5 Companies comprising the Contractor have the following percentages of participating interests as of the effective date of the Contract.

      (I) Pan-China Resources Ltd.:         One Hundred percent (100%);

      Subject to Article 31.7 herein, the rights and obligations of each company comprising the Contractor hereunder may, as between themselves, be varied by the operating agreement between such companies and the Contractor shall advise CNPC in writing of any expected


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                         Zitong Block Petroleum Contract
variation and thereafter, of the actual variation.

      If such variation leads to the transfer of the operatorship, or the companies comprising the Contractor have made a decision to change the Operator, the Operator referred to in Article 8.1 hereof may be replaced after obtaining a written consent from CNPC.

      31.6 The Contractor shall pay CNPC a lump-sum signature fee of Seven Hundred Thousand US Dollars (U.S.$700,000) in two installments: (a) Five hundred thousand U.S. Dollars (U.S.$ 500,000) within thirty (30) days from the Date of Commencement of the Implementation of the Contract; (b) Two hundred thousand U.S. Dollars (U.S.$ 200,000) within thirty (30) days from the date on which the Contractor elects to enter into the second phase of the exploration period or the date on which the Overall Development Program is approved by the Department or Unit, whichever is earlier. Such signature fee shall, in no case, be charged to the Joint Account, nor be deemed recoverable costs.

      31.7 Companies comprising the Contractor agree to undertake the obligations of the Contractor under the Contract jointly and severally.

      In witness whereof, THIS CONTRACT is signed in Beijing by the authorized representatives of the Parties hereto on the first above-mentioned date.




      CHINA NATIONAL PETROLEUM                     PAN-CHINA RESOURCES LTD.
      CORPORATION (CNPC)




      By: _____________________                     By: _______________________
          Shou Xuancheng                                Patrick Chua
          President                                     Co-Chairman
          PetroChina International Ltd.                 Pan-China Resources Ltd.


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                         Zitong Block Petroleum Contract

                                     ANNEX I
  GEOGRAPHIC LOCATION AND CO-ORDINATES OF THE CONNECTING POINTS OF THE BOUNDARY
     LINES OF THE CONTRACT AREA / MAP OF ZITONG BLOCKS SHOWING CORNER POINTS

Geographic Location and Co-ordinates of the Connecting Points of the Boundary Lines

Zitongdong Block

Corner point            East Longitude                North Latitude
                 degree    minute   seconds      degree   minute   seconds
--------------------------------------------------------------------------------
     B             105       20        0           31       55        0
--------------------------------------------------------------------------------
     C             105       30       30           31       55        0
--------------------------------------------------------------------------------
     D             105       30       30           31       20        0
--------------------------------------------------------------------------------
     E             105       11        0           31       20        0
--------------------------------------------------------------------------------
     F             105       11        0           31       26        0
--------------------------------------------------------------------------------
     G             105       13       30           31       26        0
--------------------------------------------------------------------------------
     H             105       13       30           31       30       55
--------------------------------------------------------------------------------
     I             105       11       20           31       30       55
--------------------------------------------------------------------------------
     J             105       11       20           31       50        0
--------------------------------------------------------------------------------
     A             105       20        0           31       50        0
--------------------------------------------------------------------------------

Zitongxi Block

Corner point            East Longitude                North Latitude
                 degree    minute   seconds      degree   minute   seconds
--------------------------------------------------------------------------------

K                  105        0         0          31       50         0
--------------------------------------------------------------------------------
J                  105       11        20          31       50         0
--------------------------------------------------------------------------------
I                  105       11        20          31       30        55
--------------------------------------------------------------------------------
H                  105       13        30          31       30        55
--------------------------------------------------------------------------------
G                  105       13        30          31       26         0
--------------------------------------------------------------------------------
F                  105       11         0          31       26         0
--------------------------------------------------------------------------------
E                  105       11         0          31       20         0
--------------------------------------------------------------------------------
R                  104       52        15          31       20         0
--------------------------------------------------------------------------------
Q                  104       52        15          31       25        10
--------------------------------------------------------------------------------
P                  104       48        10          31       25        20
--------------------------------------------------------------------------------
O                  104       48         0          31       40        20
--------------------------------------------------------------------------------
N                  104       50        50          31       40        10
--------------------------------------------------------------------------------
M                  104       50        50          31       45        45
--------------------------------------------------------------------------------
L                  105        0         0          31       45        45
--------------------------------------------------------------------------------



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

                   [Map of Zitong Block Showing Corner Points]


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                         Zitong Block Petroleum Contract

                         ANNEX II   ACCOUNTING PROCEDURE


Table of Contents

Article 1    General Provisions

Article 2    Definitions

Article 3    Cash Calls

Article 4    Accounting and Management of Material

Article 5    Expense Accounting

Article 6    Recovery of Costs and Deemed Interest

Article 7    Accounting Reports

Article 8    Audit

Article 9    Transfer Procedure of the Joint Account


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

                         ARTICLE 1   GENERAL PROVISIONS

      1.1 This Accounting Procedure is an integral part of the Contract.

      The definitions set forth in Article 1 of the Contract are equally applicable to this Accounting Procedure. The definitions and provisions in this Accounting Procedure have the same force and effect as those in the Contract. If the provisions in this Accounting Procedure are in conflict with those in the Contract, the provisions in the Contract shall prevail.

      1.2 Purpose: The purpose of this Accounting Procedure is to establish equitable control methods for determining charges and credits applicable to the Petroleum Operations according to the relevant provisions of the Contract, including guidelines for accounting settlements in respect of managing funds and materials, financing, Accounting Records, and for compiling accounting statements.

      The Operator shall neither gain nor lose in relation to the other Parties by means of the fact that it acts as the Operator.

      1.3 Accounting methods: The double-entry method of accounting shall be used in this Accounting Procedure.

      1.4 Working language: both Chinese and English shall be used as the working languages for the Accounting Records and analyses of financial conditions in respect of the Joint Account.

      1.5 Currency for accounting: US dollars shall be the unit of currency for accounting in the Joint Account and shall be the currency for the investments and reimbursements under the Contract. In case currencies other than US dollars are used to carry out business activities, the relevant bank accounts and other current asset and current liability accounts shall be kept both in US dollars and in the currencies used.

      1.6 Currency translation: For the purpose of accounting currency translation entered into the Joint Account shall be made in accordance with following guidelines:

      The rate of exchange to be used for the conversion into U.S. dollars of cash calls received in Renminbi shall be the arithmetic average of buying and selling rates of exchange applicable to any individual or commercial entity quoted by Bank of China at 11:00 a.m. on the date of receipt of such cash in the Operator's bank account(s). If the relevant date is a non-business day of the Bank of China, the rate quoted on the previous business day by the Bank of China shall apply.

      All other transactions recorded in the Joint Account which are made in Renminbi shall be translated into and recorded in U.S. dollars at the rate of exchange as quoted on the last business day of the previous month, while those transactions which are made in currencies other than Renminbi and U.S. dollars shall be recorded in U.S. dollars at the actual cost in U.S. dollars of effecting the transaction.

      Neither CNPC nor the companies comprising the Contractor shall experience an exchange gain or loss, at the expense or benefit of the other Party.


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

      The Operator shall make its best efforts to minimize any exchange loss.

      All gains or losses from currency conversion or translation referred to in this Accounting Procedure shall be recorded in the Joint Account.

      1.7 Foreign exchange business: Foreign exchange business related to the Petroleum Operations shall be made in accordance with "Regulations for Exchange Control of the People's Republic of China" and other provisions promulgated by the Chinese Government.

      1.8 Accounting Records and statements:

      1.8.1 All Accounting Records related to the Petroleum Operations shall be established and maintained by the Operator within the territory of the People's Republic of China.

      1.8.2 All vouchers, accounts, books and statements shall be prepared in accordance with the Petroleum Operations Accounting System established by CNPC and the Contractor through consultation pursuant to the Accounting Regulations of the People's Republic of China for Enterprises with Foreign Investment.

      1.8.3 Annual accounting statements and important accounting books, including asset records, cash or bank journals, general and subsidiary ledgers, balance sheets, and annual gross oil production allocation statements shall be maintained for the term of the Contract as per Article 4.7 of the Contract, or for any further period if required by the laws and regulations of the People's Republic of China. Other accounting vouchers and books shall be kept for fifteen
(15) years. Quarterly and monthly statements shall be maintained for five (5) years.

      Upon the expiration of the custody period, a list shall be made of the accounting files to be disposed of. Disposal of the accounting files shall only be made after the approval of CNPC. The list of the accounting files disposed of shall be maintained with the annual accounting statements.


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

                             ARTICLE 2   DEFINITIONS

      The terms used in this Accounting Procedure shall have the definitions ascribed to them as follows:

      2.1 "Accounting Records" means all accounting books, source documents, original vouchers, approval documents, analytical data, work papers and accounting statements maintained for the Petroleum Operations.

      2.2 "Accounting System" means the Petroleum Operations Accounting System prepared by CNPC and the Contractor through consultation pursuant to the Accounting Regulations of the People's Republic of China for Foreign Enterprises with Foreign Investment, specifying the accounting titles to be used by the Operator and instructions for implementation, forms and contents of various accounting statements and their preparation methods, including a material classification section, a definition of Controllable Material, standards for itemizing assets and the provisions for fixed asset accounting.

      2.3 "Material" means materials, tools, facilities, equipment and consumables procured, leased or otherwise acquired and held for the Petroleum Operations.

      2.4 "Joint Account" means accounts established by the Operator for the implementation of the Contract to record all debits and credits related to the Petroleum Operations.

      2.5 "Controllable Material" means the Material referred to in the Accounting System described in Article 2.2 of this Accounting Procedure.

      2.6 "LIBOR" means the seven-day term London Inter-Bank Offered Rate of U.S. dollars for similar amounts to the sums in question, quoted by The Hong Kong and Shanghai Banking Corporation Limited in London at 11:00 a.m. on the first business day of the relevant period.

      2.7 "Investing Party" means any of the Parties that is contributing the funds for the Petroleum Operations in accordance with their participating interests determined pursuant to the relevant provisions of the Contract.


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

                             ARTICLE 3   CASH CALLS

      3.1 Except as otherwise provided in the Contract, the Contractor shall provide all the exploration costs for the Exploration Operations according to the provision of Article 12.1.1 of the Contract; and all the Investing Parties shall provide the development costs for the Development Operations in proportion to their respective participating interests as provided in Article 12.1.2 of the Contract. In accordance with each approved annual budget, the Operator shall issue monthly cash call notices to each Investing Party to provide the Operator with funds to cover the planned expenditure of the next month. Whether or not the cash call notices for the exploration costs are to be issued shall be at the option of the Operator.

      3.2 Development Operations cash call and default:

      3.2.1 According to the needs of the Petroleum Operations, the Operator shall regularly issue monthly cash call notices within the amount of approved annual budget to request each Investing Party to respectively make advances as specified by the Operator. The Operator shall, before twenty (20) days prior to the commencement of each month, issue cash call notices for the development costs and each Investing Party shall provide its percentage share of funds according to the requirement and within the time limit specified in the cash call notice. However, the payment due to date specified in the cash call notices shall not be earlier than the first working day of the month for which cash is called. Each Investing Party shall transfer its percentage share of funds to the Operator's bank account(s) established by the Operator particularly for Petroleum Operations. Such bank account(s) will in all cases be interest bearing account(s).

      Any excessive advances made by each Investing Party for any month shall be adjusted in the next cash call.

      In case that the Operator, owing to the needs of the Development Operations, has to incur expenditures which are unforeseen in the cash call for any month, written notices shall be issued to all the Investing Parties who shall provide their own shares for additional amount within ten (10) days following the receipt of the written notice.

      3.2.2 Interest shall be paid by CNPC or the companies comprising the Contractor failing to pay its share of funds on the due date specified in the cash call at LIBOR on the due date plus five percent (5%) of on the delinquency of less than one (1) month and thereafter at the average LIBOR rate at ruling throughout each subsequent month plus five percent (5%), such interest being compounded on a monthly basis throughout the period of the delinquency. The non-defaulting Party or Parties shall make up the delinquent portion on behalf of the defaulting Party or Parties. When the defaulting Party or Parties pay cash to meet both the delinquent portion and accrued interest thereon, the Operator shall reimburse the non-defaulting Party or Parties who made up the delinquent portion.

      All amount advanced by the non-defaulting Party or Parties plus accrued interest not reimbursed by the defaulting Party or Parties shall constitute a debt due from the defaulting Party or Parties to the non-defaulting Party or Parties who shall be entitled to all remedies at law and equity. The Operator, or any non-defaulting party if the operator is a defaulting party, on behalf of the non-defaulting Party or Parties is entitled to take and sell the defaulting Party's or Parties' share of the Annual Gross Production of Crude Oil and apply the proceeds


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of the sale of such Crude Oil against all sums due and payable by the defaulting
Party or Parties including accrued interest. Any excess funds remaining from such proceeds after deduction of all amounts due, including interest and the costs, charges and expenses incurred by the Operator, or any non-defaulting
Party if the Operator is a defaulting Party, in connection with such sale, shall be paid over to the defaulting Party or Parties. Any deficiency remaining due, after deducting the proceeds of any such sale shall remain an obligation of the defaulting Party or Parties and may be collected as any other debt.

      3.3 Each monthly cash call notice shall clearly indicate the following information:

      3.3.1 Annual development costs to be shared by each Investing Party as shown in the approved annual budget.

      3.3.2 Amount of funds advanced by each Investing Party at the end of the month prior to the month in which the call notice is prepared and the actual expenditures recorded and actual balance (i.e. funds unused) in the Joint Account, accompanied by the bank statements related to the Joint Account for the previous month.

      3.3.3 Amount of funds to be called from each Investing Party for the month in which the funds will be used and the estimated amounts of funds to be called in the following two (2) months.

      3.3.4 The date when funds are to be provided, the amount of funds, currency, account number, name of the account, the recipient bank and its address.

      3.4 On the Date of Commencement of Commercial Production of an Oil Field and/or Gas Field, any development investment for the Oil Field and/or Gas Field advanced by the Investing Parties which has not been expended and will not be expended shall be returned to each of the Investing Parties in proportion to its share.

      3.5 In accordance with Article 12.1.3 of the Contract, the cash for the Production Operations undertaken by the Parties jointly and approved by JMC shall be provided by all the Investing Parties to the Contract in proportion to their respective participating interests in the development costs and shall bear no Deemed Interest. Based on the needs of the Production Operations, the Operator may make timely adjustment of the amount of cash to be provided by all the Investing Parties to the Contract. The Operator shall issue quarterly cash call notices to call for cash for the Production Operations. In proportion to its share, each Investing Party shall respectively provide advances on a monthly basis in accordance with requirements and within the time limit specified in the cash call notice of the current month.

      In case that the Operator, owing to the needs of the Petroleum Operations, has to incur expenditures which are unforeseen in the cash call for any month, written notices with explanation shall be issued to all the Investing Parties who shall finance their own shares for additional amount within ten (10) days following the receipt of such written notices.

      3.6 According to the requirement of the Petroleum Operations, the Operator shall indicate in any cash call notice the U.S. dollar equivalent of the total cash called. The Operator shall also specify the amounts of Renminbi and U.S. dollars required as estimated to make payment. CNPC shall provide the advance of its own share either in Renminbi or in


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Renminbi and U.S. dollars with respect to the amounts called for by the
Operator, but CNPC's funding in Renminbi shall not exceed the total amount of Renminbi as indicated and called for by the Operator in any cash call notice. The Contractor shall provide the advance of its own share in US Dollars.

      3.7 Provisions for recording the sources of funds:

      3.7.1 Funds for exploration costs, development costs and operating costs, when received, pursuant to each cash call shall be credited against the relevant accounts of the Investing Parties in the Joint Account.

      3.7.2 In case either Party to the Contract decides to develop an Oil Field and/or Gas Field for its sole account pursuant to Article 11.6 and/or Article
18.1.2.2 of the Contract, or undertakes any other operation for its sole account, the funds required shall be financed and accounted for separately.

      3.7.3 The Contractor shall, within twenty (20) days after the date of submission to CNPC of a written notice expressing its decision to participate in the development of an Oil Field developed solely by CNPC, and/or the utilization of the excess associated Natural Gas of an Oil Field undertaken solely by CNPC, pay CNPC in cash the amounts stipulated in Articles 11.6.1 and/or 18.1.2.3 of the Contract.

      3.7.4 In accordance with Article 6.8 of the Contract, if the Contractor opts to terminate the Contract as provided in Article 6.4 (c) of the Contract or if the phase is the last exploration phase, the Contractor shall, within thirty
(30) days from the date of its decision to terminate the Contract or thirty (30) days from the date of the expiration of the exploration period, pay CNPC in U.S. dollars the unfulfilled balance of the minimum exploration work commitment (or of the new commitment) for the exploration phase, converted into US Dollars. The detailed method by which the unfulfilled balance of the minimum exploration work commitment is converted into U.S. dollars is that the actual average unit cost of the last portion of a seismic line shot under the Contract or of the last well drilled, excluding the abnormal drilling costs such as those of the sidetrack, fishing, severe loss of mud circulation etc. (i.e. U.S. $ / kilometer of seismic line; U.S.$/meter of drilling footage), is multiplied by the unfulfilled amount of the minimum exploration work commitment. The formula for such calculation is as follows:

      I = Ac X Pu

      in which:

      I = converted cash amount of the unfulfilled balance of the minimum exploration work commitment;

      Ac = actual average unit cost of the last portion of a seismic line shot or of the last well drilled; and

      Pu = the unfulfilled amount of the minimum exploration work commitment (The unfulfilled amount of the seismic line shot is the difference between the kilometers specified in Article 6.2 of the Contract and actual kilometers shot. The unfulfilled footage of a unfulfilled wildcat is the designed total depth of the wildcat specified in accordance with


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Article 6.2 of the Contract).


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                ARTICLE 4   ACCOUNTING AND MANAGEMENT OF MATERIAL

      4.1 Procurement of Material

      The procurement of Material shall be implemented in accordance with the procedure specified in Articles 15.1 and 7.6 of the Contract. In order to prevent overstocking of Material, the Operator shall use all reasonable efforts to ensure that the procurement of Material shall be made in accordance with the Material procurement plans and that the quality of Material conforms to specifications and prices are fair and reasonable. The Operator does not warrant the Material furnished beyond or back of, the supplier's or manufacturer's guarantee.

      4.2 Costs of procuring Material

      The costs of Material purchased shall be the invoice prices less discounts plus related transportation and other expenses, including expenses for freight to destination, insurance premiums commensurate with the Material covered, fees of forwarding agents, duties, fees, storage fees and handling expenses from shipside to and within any water or land terminal warehouse or yard, and any other reasonable expenses actually paid and expenses of inland transportation.

      4.3 The following provisions and procedures of Article 15.1 and Article
7.6 of the Contract and the following provisions shall be applied for pricing Material furnished from the stocks of the Parties and/or their Affiliates for use in the Petroleum Operations:

      (1) New Material:

      New Material shall be priced on the basis of current market value plus expenses in moving such Material directly to the job-site where Material is used.

      (2) Used Material:

      (A) Material that is in sound and serviceable condition and is suitable for reuse without reconditioning shall be priced by the Parties, and the ceiling price shall not exceed seventy-five percent (75%) of the current market value of new Material.

      (B) Material which, after being reconditioned, will be further serviceable for its original function shall be priced by the Parties, and the ceiling price shall not exceed fifty percent (50%) of the current value of new Material.

      (C) Used Material that cannot be classified as (A) or (B) above shall be priced by the Parties through discussions at a value commensurate with its use.

      (D) If the Operator wishes to use a method other than the above for pricing used Material, such other method shall be agreed upon in advance by the Parties through consultations.

      4.4 Price determination and leasing expense calculation method for properties purchased or leased from other contract areas:


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      The Operator may lease equipment and facilities and purchase Material and fuel from other contract areas or other petroleum operations areas within the People's Republic of China. The Operator shall charge the leasing expenses or purchase cost as agreed upon by the Operator and its suppliers. Such leasing expenses or purchase prices shall not exceed those currently prevailing in similar contract areas.

      4.5 For certain Material which is in short supply in the world market and difficult to procure at published market prices and the lack of which will hinder normal operations, the Operator may, after the approval of JMC, purchase such Material urgently needed by the Petroleum Operations and charge actual purchase costs to the Joint Account.

      4.6 Disposal of Material:

      The Operator shall not dispose or sell Material with book value exceeding Ten Thousand ($10,000) U.S. dollars without the prior consent of the Parties. The Operator shall use all reasonable endeavors to minimize losses in the disposal of or sales of such Material.

      Sales of properties to Third Parties or Affiliates shall be recorded in accordance with actual sales income. No guaranty or warranty for Material sold or disposed of under this Article shall be given by the Operator to any purchaser.

      4.7 Accounting for Material:

      The costs of Material which is procured by the Operator and is directly used at the job-site shall be charged to the respective accounts of exploration costs, development costs or operating costs at actual purchase prices (as defined in Article 4.2 herein) and on the basis of the use of Material. Should such Material subsequently be used for other purpose, the relevant charges shall be transferred from the original cost accounts to the appropriate cost accounts.

      Material for general use which is first stored in warehouses shall be subject to inventory control procedures. The quantities, unit prices and total value shall be recorded for Material in inventory using perpetual inventory methods. Material in stock shall be priced at purchase costs and the Operator, upon the commencement of or during the Contract period, has the freedom to choose one of the following pricing methods such as FIFO, weighted average method and moving average method etc. for Material to be transferred out of the stock. Accounts for inventory Material shall be regarded as exploration costs, development costs or operating costs and shall be recovered in accordance with
Article 12.2 and Article 12.3 of the Contract.

      At the request of any non-Operator, the Operator shall furnish to the non-Operator a detailed statement of Controllable Material.

      The Operator shall conduct physical inventory of Material in warehouses prior to the annual final accounts or whenever depending upon the actual situation. The Operator shall give a written notice to JMC sixty (60) days before the date of proposed physical inventory in order to allow time for participation by the non-Operator and failure to participate by any non-Operator in the physical inventory shall be regarded as approval of the physical inventory conducted by the Operator.


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      If any gain or loss is found as a result of the physical inventory, the
Operator shall compile a detailed statement of the gain or loss and attach to it an explanation for the gain or loss which shall be submitted to JMC for examination and approval.

      4.8 In accordance with Article 17.1 of the Contract, the Operator shall exercise strict control over the Fixed Assets of the Petroleum Operations and set up accounts and make record cards, and shall conduct physical inventory of the Fixed Assets at year-end or whenever depending upon the actual situation to make sure that the book records, card records and physical Fixed Assets are in conformity. In case that any damage and loss arises to the Fixed Assets, the Operator shall determine the reasons and submit them to JMC for examination and approval.



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                         ARTICLE 5   EXPENSE ACCOUNTING

      5.1 Rules for Accounting

      5.1.1 According to the provisions of Articles 12.1.1, 12.1.2 and 12.1.3 of the Contract, all development costs and operating costs of the Parties as well as the Contractor's exploration costs shall be recorded in the Joint Account separately.

      The Operator shall establish and maintain three separate accounts, namely:

      5.1.1.1 Exploration costs account;

      5.1.1.2 Development costs account; and

      5.1.1.3 Operating costs account;

      In which all charges and costs as classified pursuant to Articles 5.2 and
5.3 of this Accounting Procedure shall be recorded.

      5.1.2 If either CNPC or the Contractor, in accordance with the Article 11.6.1, 11.6.2 or Article 18 of the Contract, makes the decision to develop an Oil Field and/or Gas Field for its sole account or to undertake any other operation for its own account, the relevant costs shall be accounted for separately.

      5.1.3 All items related to the Petroleum Operations such as discounts, deductions, allowances, interest income, gains from various services, indemnities from insurance and other miscellaneous income received by the Operator, shall be credited to the relevant expense accounts.

      5.1.4 All direct services or research work (including personnel) provided by the superior organizations or Affiliates of CNPC or of the Contractor and by the Third Parties for the Petroleum Operations shall be subject to the advance work order procedures on the basis of the annual budget or of the approval by JMC and shall be charged to the Joint Account after verification of the relevant invoices.

      The work order procedure shall be established through consultations at JMC meetings by both Parties within three (3) months as of the Date of Commencement of the Implementation of the Contract. The rates charged for direct services or research work (including personnel cost) provided by the superior organizations or Affiliates of CNPC or of the Contractor shall be competitive when compared with the rates of similar services furnished by the Third Parties. The Operator, in accordance with Article 15 of the Contract, give priority to use direct services of research work (including personnel) provided by CNPC.

      5.2 Cost items:

      The following items shall be chargeable to the Joint Account at Operator's net cost.

      5.2.1 Subcontractor charges:


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      The charges paid to Subcontractors in accordance with contracts signed between the Operator and Subcontractors.

      5.2.2 Personnel expenses:

      The contents and control of personnel expenses including but not limited to reimbursable individual income taxes, provided that Contractor will supply supporting information for such taxes, shall be as stipulated in Article 19.3 of the Contract.

      5.2.3 Travel and living expenses:

      Travel and living expenses incurred according to Article 19 of the Contract for the personnel involved in the Petroleum Operations.

      5.2.4 Material expenses:

      Expenses paid in accordance with Article 4 of this Accounting Procedure to purchase Material for use in the Petroleum Operations.

      5.2.5 Relocation and transportation expenses:

      Relocation and transportation expenses for the personnel involved in the Petroleum Operations to be relocated into or out of the People's Republic of China and transferred from job-site to job-site within the People's Republic of China.

      5.2.6 Maintenance, repair and leasing expenses:

      Expenses for maintenance, repair or replacement of the properties used in the Petroleum Operations and the leasing expenses paid for leased properties and equipment.

      5.2.7 Insurance premiums:

      Necessary net payment made for the insurance for the Petroleum Operations and related costs and expenses, including deductibles paid in the event of loss pursuant to Article 21.4 of the Contract.

      5.2.8 Legal expenses:

      In order to protect the interests of the Parties, all costs or expenses paid for attorney's fees, litigation or investigation, including expenses in securing evidence, mediation and settlements. The expenses for handling legal matters incurred for the interest of any Party to the Contract shall be borne solely by such Party.

      5.2.9 Taxes:

      All taxes paid according to the tax laws of the People's Republic of China, except for the income taxes, Value Added Tax and royalty to be paid by the companies comprising the Contractor or CNPC and individual income taxes and other fees to be paid by the employees.


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      5.2.10 Energy expenses:

      All costs in respect of fuel, electricity, heat, water or other energy used and consumed for the Petroleum Operations.

      The costs of Crude Oil and/or Natural Gas produced and used in any Oil Field and/or Gas Field (provided the Parties have the same interest in such Oil Field and/or Gas Field) within the Contract Area by the Operator for the performance of the Development Operations and Production Operations or for well stimulation or for maintaining the reservoir pressure shall not be charged. However, the costs of transporting such Crude Oil and/or Natural Gas to their points of use shall be charged under this item.

      5.2.11 Field office facility charges:

      The costs and expenses of establishing, maintaining and operating any offices, supply bases camps and housing facilities necessary for the performance of job-site operations, including a share of the costs of any office used by staff directing such operations (calculated by apportioning office costs and expenses on the basis of space occupied by such staff).

      5.2.12 Communication charges:

      The costs of using, acquiring, leasing, installing, operating, repairing and maintaining such communication systems, including radio and microwave facilities between the Contract Area and the base facilities.

      5.2.13 Ecological and environmental protection charges:

      The charges for any measures undertaken for the Petroleum Operations within the Contract Area as required by relevant statutory regulations formulated by the authorities concerned or pursuant to the programs agreed by the Parties.

      5.2.14 Service charges

      5.2.14.1 Technical service charges:

      The charges paid for services such as rock specimen analysis, oil quality tests, geological evaluation, data processing, design and engineering, well site geology, drilling supervision, special research programs and other technical services.

      5.2.14.2 General service charges:

      Professional consultant charges incurred for the common interests of both Parties and charges for other services to obtain original data needed for Petroleum Operations from outside sources, except legal service.

      5.2.14.3 CNPC's assistance charges:

      (A) The charges for the assistance provided by CNPC for the Contractor to carry out the Petroleum Operations in accordance with Article 9 of the Contract.


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      (B) For all assistance to be provided by the head office organization of
CNPC to the Contractor in the course of the Exploration Operations and the Development Operations and the Production Operations before CNPC takes over the said Production Operations, CNPC shall charge an administrative fee for such assistances as referred to in (A) and (B) above for each Calendar Year as follows:

      During the exploration period, the assistance fee shall be one hundred thousand U.S. Dollars (US$100,000); during development period, the assistance fee shall be three hundred thousand U.S. Dollars (US$300,000); during the first ten years of the production period, the assistance fee shall be two hundred thousand U.S. Dollars (US$200,000); during the second ten years of the production period, the assistance fee shall be one hundred thousand U.S. Dollars (US$100,000); thereafter the assistance fee shall be seventy five thousand U.S. Dollars (US$75,000).

      If the whole process of the Exploration Operations or the Development Operations or the Production Operations conducted for any Oil and/or Gas Field in any Calendar Year is less than twelve (12) calendar months, the administrative fee for such Calendar Year shall be calculated in proportion to the actual calendar month(s) spent thereon (if the actual time spent thereon in any Calendar month is less than thirty (30) days, the calculation shall be made based on a full calendar month). The aforesaid administrative fee of the Exploration Operations or the Development Operations or the Production Operations shall be paid respectively on June 1st and December 1st each Calendar Year, with the half of the amount specified for said corresponding periods for each time.

      5.2.15 Damages and losses to the assets:

      All costs and expenses necessary for the repair, replacement or supplement of assets resulting from damages or losses incurred by fire, flood, storm, theft or any other Force Majeure causes, excluding the losses specified in Article 8.4 of the Contract, which shall be borne by the Operator alone.

      5.2.16 Personnel training costs:

      Costs incurred for personnel training pursuant to Article 16 and Annex IV--Training of Chinese Personnel and Transfer of Technology.

      5.2.17 Miscellaneous expenses:

      Any reasonable miscellaneous expenses needed for the Petroleum Operations excluded in the above items of expenses, such as bank charges, books, stationery and conference expenses as well as other reasonable expenses.

      5.2.18 Overhead:

      Overhead refers to the indirect costs for the managerial and operational services provided by the Operator's superior management organizations for the Petroleum Operations, including management, administration, accounting, treasury, internal audit, tax, legal matters, procurement, employee relations, financing, the collection of economic data and costs for


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general consultation on such planning, design, research and operational activities, etc. to the extent that these are not chargeable under Article 5.1.4 of this Accounting Procedure. The overhead for the Exploration and Development Operations shall be calculated in accordance with the following tiers and based on the sum of the total actual costs from Article 5.2.1 through Article 5.2.17 and Article 5.2.19 of this Accounting Procedure, but not including CNPC's assistance charges under Article 5.2.14.3 of this Accounting Procedure.


      Direct Costs for Exploration                               Percentage Rate
           (U.S.$. /Year)                                              %
      First Tier 0 to 5,000,000                                       5%
      Second Tier 5,000,001 to 15,000,000                             3%
      Third Tier 15,000,001 to 25,000,000                             2%
      Fourth Tier over 25,000,000                                     1%


      Direct Costs for Development                               Percentage Rate
           (U.S.$. /Year)                                              %
      First Tier 0 to 5,000,000                                       5%
      Second Tier 5,000,001 to 15,000,000                             3%
      Third Tier 15,000,001 to 25,000,000                             2%
      Fourth Tier over 25,000,000                                     1%

      The overhead rates for the Development Operations shall not include investments on special items of construction that include, but are not limited to, terminal loading and other facilities of which the overhead rates shall be agreed upon through discussions between the Parties at the time when the development budget is being prepared.

      When the first budget is prepared for Calendar Year of the Date of Commencement of Commercial Production from each Oil Field and/or Gas Field, the overhead rates for the production period and its related calculation method shall be agreed through discussions between the Parties.

      The costs and expenses for offices established by the Operator within the Chinese territory which are not specifically dedicated to the Petroleum Operations shall be allocated by the Operator to the Petroleum Operations within the Contract Area or to other beneficiary Parties, including the Contractor, on the basis of actual service time recorded, or may be allocated by other methods agreed upon by the Parties. The amount of allocation charged to the Petroleum Operations within the Contract Area shall be included in the cost item of
Article 5.2.19 of this Accounting Procedure. The costs and expenses incurred by the offices established by the Operator and its superior organizations of the Operator outside the Chinese territory (excluding costs and expenses chargeable under Article 5.1.4 of this Accounting Procedure) has been included in the overhead and shall not be again charged to the Joint Account.

      On the last business day of each month, the Operator shall make provision in the Joint Account for the overhead fees for the current month, calculated on the basis of cumulative actual expenditure for the Calendar Year to that date and payment shall be made from the Joint Account on the last working day of the following month. The final adjustment of the overhead shall be made at the end of the Calendar Year in respect to any difference between the actual payment by the Joint Account and the total overhead for that Calendar Year


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calculated on the annual cumulative actual investment at the end of such year.
Any excess shall be refunded and deficiencies made good.

      5.2.19 General and administrative expenses:

      General and administration expenses refer to the administrative expenses incurred for any offices established by the Operator within the Chinese territory and for JMC and its subordinate bodies for the performance of the Petroleum Operations, not otherwise directly chargeable pursuant to this article
5.2 of the Accounting Procedure in accordance with the provisions of the Contract. Such expenses shall be classified according to minor accounts.

      5.3 Except as otherwise provided in this Accounting Procedure, the allocation of common costs and expenses for each item of operations shall be charged in proportion to the exploration costs, development costs and operating costs actually incurred in each month.

      5.4 With respect to the expenditures or excess expenditures as mentioned in Article 10.2.4 (b) of the Contract which are determined by JMC to be unreasonable, JMC will form a joint team for further investigation to determine whether they shall be charged to the Joint Account or shall be borne by the Operator alone before the year-end final closing of accounts.


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                ARTICLE 6   RECOVERY OF COSTS AND DEEMED INTEREST

      6.1 According to the provisions of Article 12.2.2 of the Contract, the exploration costs shall bear no interest.

      6.2 The calculation of Deemed Interest on the development costs:

      Deemed Interest on the development costs shall be calculated at the specified rate from the first day of the month following the month in which the development funds of any of the Investing Parties have been received in the Operator's bank account for the Joint Account in accordance with the provisions of Article 12.2.3 of the Contract.

      There are three hundred and sixty-five (365) days in each Calendar Year for the interest calculation and the interest shall be compounded once each Calendar Year on December 31 based on the actual number of days eligible for the interest.

      Worked Example:
      Development Costs: US $100 received on tenth of March
                         US $100 received on twentieth of March
                         The aggregate amount received in March is US $200.

      Deemed Interest shall be calculated from the first of April through the end of such Calendar Year with a total number of two hundred and seventy-five
(275) days.

                                          275 days
      Formula: Interest = US $200 x 9% x  --------
                                          365 days

      At the end of the year interest is added to the capital and interest thereon accrues until cost recovery is fully achieved, i.e. interest is compounded at year end.

      6.3 Recovery of exploration costs, development costs with Deemed Interest thereon and operating costs:

      6.3.1 In accordance with the provisions of Article 12.2.2 of the Contract, the exploration costs shall be recovered from the Oil Fields and/or Gas Fields within the Contract Area which have been developed and are producing and in which development the Contractor has participated.

      6.3.2 In accordance with the provisions of Articles 12.2.1, 12.2.3.1 and
12.3 of the Contract, the principal of development costs and Deemed Interest thereon and operating costs, respectively, of each Oil Field and/or Gas Field shall be recovered only from the production of each respective Oil Field and/or Gas Field.

      6.3.3 As at the date of completing each lifting of Crude Oil and/or at the date of delivery of Non-associated Natural Gas, the Operator shall make separate entries in the Joint Account for the appropriate reimbursements of the principal of exploration costs, development costs with Deemed Interest thereon and operating costs respectively in accordance with Article 12.2 of the Contract. Written notices shall be sent by the Operator to CNPC and the


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companies comprising the Contractor at the same time.

      6.4 In accordance with provisions of Article 19.1 of the Contract, the Operator shall establish complete books for recording the volume and value of Crude Oil and /or Natural Gas, precisely reflecting the production and the disposal of the Crude Oil and/or Natural Gas within the Contract Area.

      6.5 Crude Oil production in each Calendar Year for each Oil Field within the production period shall be accounted for according to the allocation proportions specified in Article 13 of the Contract and at the Crude Oil price determined pursuant to Article 14.4 of the Contract. The amount of the Non-associated Natural Gas in each Calendar Year within the production period shall be accounted for in accordance with the provisions specified in Article 18 of the Contract.


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                         ARTICLE 7   ACCOUNTING REPORTS

      7.1 The Operator shall provide relevant accounting reports and statements based on the Accounting System to CNPC and each company comprising the Contractor. Monthly reports and statements shall be submitted within thirty (30) days after the end of each month, quarterly reports within forty-five (45) days after the end of each Calendar Quarter and annual reports within forty-five (45) days after the end of each Calendar Year. Monthly, quarterly and annual reports shall be submitted in accordance with requirements and formats specified in the Accounting System.

      7.2 CNPC and any of the companies comprising the Contractor may require the Operator to allow its staff to have access to the Joint Account Accounting Records relating to the application of expenses in the stipulated custody period, upon giving thirty (30) days notice but such access shall not unduly hinder Operator's normal operations.


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                                ARTICLE 8   AUDIT

      8.1 Audits shall be carried out in accordance with Article 19.2 of the Contract.

      8.2 The expenses of audits for any non-Operators shall be borne by any non-Operator which conducts the audit. The expenses for any joint audits conducted by the non-Operator shall be allocated in proportion to their respective participating interests in the development costs.


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            ARTICLE 9   THE TRANSFER PROCEDURE FOR THE JOINT ACCOUNT

      9.1 When the Exploration Operations are successful and the Contract Area enters the development period, the Operator shall conduct an inventory and check and audit of all properties and accounts for CNPC. When each Oil Field and/or Gas Field within the Contract Area goes from development period into the production period, or when the Contractor terminates the Contract, an inventory and check and audit of all properties and accounts shall be conducted.

      If the Contract Area has entered into the development period or the production period, the Operator (after taking an inventory of all properties taken by all Investing Parties) shall make a proposal to JMC for its approval listing the remaining equipment and Materials needed for the Petroleum Operations for the following period and which shall be carried forward to the next period in book values in the Joint Account. The Operator shall be responsible for the disposal of the equipment and materials not needed for Petroleum Operations, the gains or losses derived from such disposal shall be allocated in accordance with the share of each Investing Party in proportion to the overall investment amount of all Investing Parties and be adjusted against the original accounts.

      Any equipment and material, which are purchased in the Development Period and Production Period and not necessary in the later operations, shall be disposed of by the Operator. The gains or losses derived from such disposal shall be allocated in the Parties' proportion of the Production Period, and the original account shall be adjusted accordingly.

      In the production period, the remaining equipment and material after the Contractor's recovery of its all investment shall be disposed of as provided in
Article 17 hereof.

      If the Contract terminates, the method of an inventory to all of the remaining equipment and Materials shall be the same as mentioned above, and the gains and losses derived from such disposal shall be adjusted against the accounts of the original Investing Parties in accordance with the above mentioned methods.

      9.2 In accordance with the provisions of Article 8.8 of the Contract, when CNPC becomes the Operator of all the Oil Fields and/or Gas Fields within the Contract Area, the former Operator shall transfer to CNPC all the Accounting Records relating to the Joint Account.

      9.3 During the enforcement of the Contract, the Operator is varied due to the assignment of the rights and interests of the Contractor, the Operator shall turn in all the accounting records relating to the Joint Account.

      9.4 In accordance with the provisions of Article 8.8 of the Contract, when CNPC becomes the Operator of a single Oil Field and/or Gas Field, the former Operator shall transfer to CNPC the Accounting Records relating to the development costs and production operating costs of that Field as contained in the Joint Account. The Accounting Records relating to the exploration costs of the Contract Area shall be retained by the former Operator until the total exploration costs of the Contract Area have been recovered. Copies shall be provided by the former Operator to CNPC if required by CNPC.


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      9.5 The former Operator shall transfer all the relevant vouchers, books and statements over to the new Operator if there is a change of the operatorship due to assignment of rights and interests.

      9.6 Upon the termination of the Contract, the Operator shall transfer all the relevant vouchers, books and statements over to CNPC for custody.

      9.7 In conducting the transfer of the accounting books and inventory and check of all the properties in accordance with the provisions of this Accounting Procedure, the implementation procedure for the transfer and verification, the accounting files to be transferred and accounting matters to be settled as well as other details shall be agreed upon through consultation in advance between the Operator and CNPC. The transfer procedure shall be completed within the time period agreed upon by the Parties. Thereafter, owing to the needs of any Investing Party to the Contract, CNPC shall allow that Party's staff access to the Accounting Records within the relevant Accounting Records custody period and provide them with duplicates, if necessary.


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                           ANNEX III   PERSONNEL COSTS


Table of Contents

Article 1       General Provisions

Article 2       Employment of Chinese Personnel

Article 3       Salaries and Wages of Personnel

Article 4       Other Expenses

Article 5       Settlement of Personnel Costs


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                         ARTICLE 1   GENERAL PROVISIONS

      1.1 This Annex is an integral part of the Contract. The definitions set forth in Article 1 of the Contract are applicable to this Annex. If the provisions in this Annex are in conflict with those in the Contract, the provisions of the Contract shall prevail.

      1.2 The provisions in this Annex with respect to personnel costs shall only be applicable to the following personnel:

      (1) representatives of JMC appointed by CNPC referred to in Article 7.1.1 of the Contract;

      (2) personnel of CNPC in the subordinate bodies of JMC referred to in
Article 7.4 of the Contract;

      (3) professional representatives assigned by CNPC to the Operator's (Contractor's) organizations referred to in Article 7.5 of the Contract; and

      (4) personnel furnished by CNPC to the Contractor for employment (not including personnel recruited by CNPC for the Contractor) referred to in Article 2 hereof.

      1.3 Personnel costs referred to in this Annex shall include salaries and wages of personnel specified in Article 3 hereof and other expenses specified in
Article 4 hereof.

      1.4 There is a table attached to this Annex, i.e. Table of Salary and Wage Standards of Chinese Personnel.


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                   ARTICLE 2   EMPLOYMENT OF CHINESE PERSONNEL

      2.1 The Contractor shall employ the Chinese Personnel in accordance with
Article 15.2 of the Contract.

      2.1.1 When employing the Chinese Personnel, the Contractor shall submit to CNPC a personnel employment plan, which shall specify specialties, number of personnel necessary to be employed, and such requirements as to technique, experience and education, etc. with respect to the personnel to be employed.

      2.1.2 CNPC shall, within sixty (60) days from the date on which it receives the personnel employment plan submitted by the Contractor, notify the Contractor in a written form of the following:

      (1) names and specialties of employee candidates which will be furnished by CNPC, as well as their health conditions, working experience and education; and

      (2) specialties and number of employee candidates to be recruited by CNPC for the Contractor and provided by Chinese organizations other than CNPC, as well as recruitment arrangements with respect thereto.

      2.1.3 The employee candidates furnished and recruited by CNPC for the Contractor shall be employed by the Contractor only when they have passed tests conducted by the Contractor or become qualified after being trained by the Contractor. The Contractor shall notify CNPC in writing of the name list of the employee candidates whom it has decided to employ and whom it has decided not to employ promptly after the tests or training have been conducted. The Contractor shall explain the reason to CNPC with respect to the employee candidates whom it has decided not to employ. If the explanation given by the Contractor is reasonable, CNPC shall promptly furnish or recruit additional employee candidates.

      2.2 The employment contract(s) shall be signed by the Parties for employment of personnel furnished by CNPC who have passed the tests conducted by the Contractor or become qualified after being trained by the Contractor. The said employment contract(s) shall include provisions with respect to employees, such as employment, dismissal, resignation, production and working assignments, salaries or wages and other expenses, awards and penalties, working time and vacations, labor insurance and welfare, labor protection and labor discipline, etc. In addition, the Parties shall work out specific stipulations with regard to the term of the employment contract(s), conditions of termination and modification of employment contract(s), responsibilities in the case of violation of the contract, and rights and obligations of the Parties.

      2.3 The Contractor shall notify CNPC in writing thirty (30) days before dismissing or replacing any personnel furnished by CNPC and employed by the Contractor.


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                   ARTICLE 3   SALARIES AND WAGES OF PERSONNEL

      3.1 Salaries and wages of the personnel referred to in Article 1.2 hereof (hereinafter referred to as "CNPC Personnel") shall be dealt with in accordance with the following provisions:

      3.1.1 CNPC Personnel shall be divided into two parts, i.e. personnel of JMC and employees. Personnel of JMC shall fall into two categories and employees shall fall into four categories. The salaries and wages of the personnel in each category shall be classified as three levels. The levels of the personnel in each category shall be determined in accordance with the number of years of working experience they have. Those who have less than three (3) years of working experience shall be determined as Level One; those who have three (3) to ten (10) years of working experience shall be determined as Level Two; and those who have more than ten (10) years of working experience shall be determined as Level Three. The salary and wage standards with respect to Levels One, Two and Three of each category of personnel are specified in the Table of Salary and Wage Standards of Chinese Personnel.

      3.1.2 The salary and wage standards specified in the Table of Salary and Wage Standards of Chinese Personnel, which are expressed in 2002 U.S. Dollars may be adjusted if justifiable and upon agreement between CNPC and the Contractor.

      3.1.3 The salary and wage standards of personnel at each level in each category specified in the Table of Salary and Wage Standards of Chinese Personnel divided by twenty-one point five (21.5) shall be the daily salary and wage standards of personnel at such level in such category.

      3.2 Those CNPC Personnel who have worked for full eighteen (18) days shall be paid in accordance with the monthly salary and wage standards; those CNPC personnel who have worked for less than full eighteen (18) days shall be paid in accordance with the daily salary and wage standards.

      3.3 CNPC's chief representative of JMC shall always be paid in accordance with the salary and wage standards with respect to representatives of JMC. Other CNPC's representatives of JMC shall be paid, for the period in which he or she attends JMC meetings, in accordance with the salary and wage standards with respect to representatives of JMC. If any professional representative (including the secretary) of CNPC or any CNPC expert working in expert group(s) is concurrently a representative of JMC (other than CNPC's chief representative of JMC), then he or she shall be paid, for the period in which he or she attends JMC meetings, in accordance with the salary and wage standards with respect to representatives of JMC, and for the rest of the period in accordance with the salary and wage standards with respect to his or her actual post, i.e. the professional representative (including the secretary) shall be paid in accordance with the salary and wage standards with respect to the professional representative, and CNPC experts working in expert group(s) shall be paid in accordance with salary and wage standards with respect to the employees specified in the Table of Salary and Wage Standards of Chinese Personnel.

      3.4 The initial determination and any subsequent modification with respect to any post and level of representatives of JMC appointed by CNPC, secretaries, experts and professional


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representatives of CNPC shall be made by CNPC in accordance with the number of years of working experience and capabilities they have.

      The levels of the personnel furnished by CNPC and employed by the Contractor shall be determined in accordance with Article 3.1.1 herein, the posts of such personnel shall be determined by the Contractor on the basis of assessment, and the subsequent promotion and demotion with respect to the posts or levels of such personnel shall be determined by the Contractor. The aforesaid personnel shall be paid in accordance with the salary and wage standards corresponding to their new posts from the month following the month in which their posts or levels are promoted or demoted.

      3.5 The working time of the secretary, professional representative and experts assigned by CNPC to the subordinate bodies of JMC shall be determined in accordance with the working system of JMC. However, the professional representatives of CNPC shall work for no more than five (5) days per week and eight (8) hours per day.


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                           ARTICLE 4   OTHER EXPENSES

      4.1 CNPC Personnel shall be paid, in addition to the salaries and wages as stipulated in Article 3 hereof, the following expenses.

      4.1.1 Expenses for working meals and transportation are as follows:

      Four Hundred and Thirty (430) U.S. Dollars each month for each CNPC Personnel, of which:

      (1) Ten (10) U.S. Dollars per day for each CNPC Personnel for working meals, Two Hundred and Fifteen (215) U.S. Dollars for each month;

      (2) Ten (10) U.S. Dollars per day for each CNPC Personnel for transportation, Two Hundred and Fifteen (215) U.S. Dollars for each month.

      Those CNPC Personnel who have worked for eighteen (18) days in a month shall be paid in accordance with the monthly expenses for working meals and transportation; those CNPC Personnel who have worked for less than eighteen (18) days in a month shall be paid in accordance with the daily expenses for working meals and transportation.

      4.1.2 Allowance

      Any CNPC Personnel, who work on operating sites or on supporting base in desert, Gobi and offshore areas for performance of the Contract, shall obtain an allowance from thirty percent (30%) to fifty percent (50%) of the daily salary or wage standards as stipulated in Article 3.1.3 hereof.

      4.1.3 Expenses for visiting family:

      4.1.3.1 Any CNPC Personnel whose cumulative working time in a Calendar Year reaches six (6) calendar months or more may enjoy a thirty (30) calendar day home leave with pay.

      4.1.3.2 Standards of home leave expenses for CNPC Personnel:

      Three Hundred and Fifty (350) U.S. Dollars for each CNPC Personnel each time. The home leave frequency and the standards of expenses for any CNPC Personnel who work in remote area, desert, Gobi or offshore areas for the purpose of performance of the Contract shall be decided through consultation between the Parties in view of the actual conditions.

      4.1.4 Premiums for accidental personal injury and death insurance and the expenses incurred in dealing with injuries or death of CNPC Personnel, which shall include:

      (a) Premiums for accidental personal injury and death insurance calculated in accordance with insured amount and insurance premium rate with respect to CNPC Personnel in each category; and


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      (b) Expenses actually incurred in dealing with injuries or death in the event that accidental injuries to or death of CNPC Personnel occur.

      4.1.5 Expenses for CNPC Personnel on business trips.

      4.1.6 Lodging expenses for CNPC Personnel working in the Petroleum operating area or the area where the JMC will locate for the purpose of performance of the Petroleum Operations if they are not local residents there.

      4.2 In the event that commodity prices or transportation fees increase, the standards of expenses referred to in Articles 4.1.1, 4.1.2 and 4.1.3.2 herein shall be adjusted accordingly through consultation by the Parties.


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                    ARTICLE 5   SETTLEMENT OF PERSONNEL COSTS

      5.1 Salaries and wages of personnel stipulated in Article 3 hereof and the expenses stipulated in Articles 4.1.1, 4.1.2 and 4.1.3 hereof shall all be settled by the Operator with CNPC. If the Operator has provided CNPC Personnel with working meals and transportation, no expenses specified in Article 4.1.1 hereof shall be paid to CNPC.

      5.2 The expenses referred to in Article 4.1.4, Article 4.1.5 and 4.1.6 hereof shall be provided by the Operator or reimbursed based on receipts, bills or vouchers.

              TABLE OF SALARY AND WAGE STANDARDS OF CNPC PERSONNEL


Category      Ordinal              Personnel                  Monthly Salary & Wage Standards
              No.                                                          (U.S.$)
                                                         ------------------------------------------
                                                            Level One     Level Two     Level Three
                                                         ------------------------------------------

JMC               1          Representative of JMC            1,800         2,640          3,600
                               Appointed by CNPC

JMC               2       Professional Representative         1,440         2,040          2,640
                             (including Secretary)

Employee          1        Senior Technical Personnel         1,440         2,040          2,640


Employee          2          Middle Level Technical           1,200         1,500          1,800
                                   Personnel

Employee          3          Ordinary Technical and            900          1,000          1,200
                            Administrative Personnel

Employee          4                  Worker                    650           750            950



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       ANNEX IV   TRAINING OF CHINESE PERSONNEL AND TRANSFER OF TECHNOLOGY


Table of Contents

Article 1     Use of Appropriate and Advanced Technology

Article 2     Objectives and Requirements of Training And Transfer of Technology

Article 3     Program of Training and Transfer of Technology

Article 4     Scope of Training and Transfer of Technology

Article 5     Type of Training and Transfer of Technology

Article 6     Scientific and Technical Cooperation and Exchange

Article 7     Miscellaneous


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             ARTICLE 1   USE OF APPROPRIATE AND ADVANCED TECHNOLOGY

      Subject to the Contract, the Contractor agrees, in the implementation of Petroleum Operations, to apply its appropriate and advanced technology and managerial experience including proprietary technology e.g. patented technology, know-how or other confidential technology, etc. and according to the requirement of the progress of Petroleum Operations, the Parties shall have scientific and technical cooperation and academic exchange of views. The Contractor shall, at the request of JMC, according to the requirements of the Exploration Operations, Development Operations and Production Operations, propose in advance the aforesaid specific items and submit them to JMC for discussion and review.


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 ARTICLE 2   OBJECTIVES AND REQUIREMENTS OF TRAINING AND TRANSFER OF TECHNOLOGY

      In accordance with Article 16 of the Contract, the Contractor shall train the Chinese Personnel, transfer its technology and managerial experience to CNPC and its Affiliates so as to enable the Chinese Personnel to learn the use of the appropriate and advanced technology and managerial experience including proprietary technology, e.g. patented technology, etc. and to master the knowledge and skill in the course of Petroleum Operations according to an agreed program, and to obtain all the information and/or data needed for the performance of the Petroleum Operations, to develop a competent, matured and well-trained Chinese Petroleum team. In the course of such training and transfer of technology, any proprietary technology and/or information including systematized technical data, information, software, specifications, manuals, operating procedure, etc., of the Contractor or its Affiliates, which are required in the Petroleum Operations hereunder, and which involve royalty, may be used by CNPC and its Affiliates without royalty. However, CNPC shall not disclose any proprietary technology and/or information to any Third Party without the written consent of the Contractor.


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           ARTICLE 3   PROGRAM OF TRAINING AND TRANSFER OF TECHNOLOGY

      3.1 Respectively before the commencement of the Exploration Operations, Development Operations and Productions Operations, the Contractor shall, in advance, consult with the representatives of CNPC in JMC and prepare a draft program of personnel training and transfer of technology and managerial experience respectively for the aforesaid three periods and submit them to JMC for discussion and approval. After approval by JMC, the Contractor shall put them into practice.

      3.2 In accordance with the aforesaid program approved by JMC and actual requirement of the Petroleum Operations, the Contractor shall work out a plan for each year respectively during exploration, development and production periods. After such plan is approved by JMC, in accordance with the provisions of Article 7.2.10 and Article 10 of the Contract, it shall become an integral part of the Contractor's annual Work Program and the Contractor shall be responsible for its implementation, including trainee study inspection, test and certification.

      3.3 The Program and plan submitted by the Contractor for the training of the Chinese Personnel and transfer of technology shall include at least the fields of specialization, specialized technology, scope of personnel, specific job categories, type, method, the number of personnel, timing, location, budget and objective to be reached, as well as the method of inspection of the trainee's progress, examination, and certification of course completion.


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            ARTICLE 4   SCOPE OF TRAINING AND TRANSFER OF TECHNOLOGY

      4.1 Subject to the Contract, the Parties agree that the Contractor shall, according to the requirements of the Petroleum Operations under the Contract, train the Chinese Personnel and transfer its technology and managerial experience to CNPC, including, but not limited to, the following fields of specialization:

      A. Petroleum geology, geochemistry, geophysical data collection, conventional and special processing and interpretation, well logging data, conventional and special processing and interpretation, well testing and the evaluation of oil and gas resources;

      B. Development geology, digital simulation and physical modeling of Oil Field development, development seismic data collection, conventional and special processing and interpretation, reservoir and development engineering, feasibility study and evaluation of Oil Field development, formulation of the Overall Development Program, the evaluation of early production or appraisal trial production;

      C. Environmental conditions for construction, engineering project management, engineering planning, design, construction and installation, pipeline laying technique, oil and gas gathering and processing, transportation of Crude Oil.

      D. Oil and/or gas recovery technology including production automation, remote sensing and control, and technology of secondary and tertiary recovery;

      E. Directional drilling procedures, optimum drilling, formation pore pressure estimation and blowout control;

      F. Economic evaluation, finance and control, procurement, sales, development of personnel ability and contract administration;

      G. Laws, safety, fire fighting and lifesaving, environmental protection, communications and other fields of specialization related to the Contract.

      4.2 The Parties agree that during the Exploration period the Contractor shall, in accordance with the fields of specialization specified in Article 4.1 herein, transfer systematically and in complete sets to CNPC the Contractor's technology and managerial experience.

      During the development period and production period, the specialized technology and managerial experience transferred to CNPC from the Contractor shall be proposed by the Contractor prior to the approval of the Overall Development Program of the Oil Field and the commencement of commercial production therefrom respectively, and be included in the phasic plan after a decision is made thereupon by the Parties through consultation.

      4.3 Subject to the Contract, the Parties agree that the Contractor shall train Chinese Personnel, transfer technology and teach managerial knowledge to CNPC including, but not limited to, the following personnel areas:

      4.3.1 The Contractor shall transfer its technology to the Chinese Personnel who have been assigned to work in subordinate bodies of JMC and teach them managerial experience.

      4.3.2 The Contractor shall train the Chinese Personnel who have been assigned to the


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Contractor including the Chinese personnel who have been employed by the
Contractor for the performance of the Contract and transfer technology to them in order to improve their technical and/or managerial capabilities.

      4.3.3 The Contractor shall in advance train the Chinese Personnel who will be employed by the Contractor for development and production of the Oil Field.

      4.3.4 The Contractor shall train the Chinese Personnel who work in the departments of CNPC which are directly related to, or provide directly various services for the performance of the Contract, and transfer technology to them.

      4.4 Within the fields of specialization specified in Articles 4.1 and 4.2 herein, as required for the performance of the Petroleum Operations under the Contract, the Chinese Personnel referred to in Article 4. 3 may include, but shall not be limited to, the following specific job categories;

      A. Geologists, geophysicists, geochemists, petroleum engineers, paleontologists, seismic data collection and conventional and special processing and interpretation engineers, well logging data conventional and special processing and interpretation engineers;

      B. Development geologists, reservoir and development engineers, experts for digital simulation and physical modeling of the Oil Field development, engineers for development seismic data collection, conventional and special processing and interpretation engineers, formulation of Overall Development Program engineers;

      C. Experts for engineering geology, engineering construction managers and supervisors, engineering design, construction and installation engineers, pipeline laying engineers, oil and/or gas gathering and processing engineers;

      D. Production engineers, automation engineers, remote sensing and control engineers, secondary and tertiary recovery, production and maintenance personnel and supervisors;

      E. Drilling engineers, mud engineers, drilling managers and supervisors;

      F. Petroleum economists, accountants, auditors, finance managers, planning managers, procurement managers, oil and gas sales managers;

      G. Computer hardware engineers, computer software engineers, laboratory engineers and operators, communication engineers, safety engineers, pollution prevention engineers, experts working in business transactions, material and warehouse engineers;

      All the training or employment candidates for the aforesaid job categories shall be selected in accordance with the requirements of various periods of the Petroleum Operations under the Contract. The Contractor shall propose the criteria for the selection, and CNPC shall, pursuant to such criteria, provide a list of candidates. If such candidates are not able to meet the requirements of the Contractor, CNPC shall provide additional candidates. The Parties shall discuss and decide who will finally be selected.


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             ARTICLE 5   TYPE OF TRAINING AND TRANSFER OF TECHNOLOGY

      5.1 The Contractor agrees to train Chinese Personnel in various and efficient ways and to transfer its technology and managerial experience to CNPC to the extent reasonably possible pursuant to a program agreed by JMC, including but not limited to the following:

      5.1.1 With the consent of JMC, the Contractor shall provide necessary training equipment and training materials so as to give the Chinese Personnel the technology, management and language training, and all the expenditures thereunder shall be within the spending limitation for training of Chinese Personnel. When necessary, the Contractor shall send its experts to the People's Republic of China to give special training courses.

      5.1.2 The Contractor shall send the Chinese Personnel to study in training centers, training schools and institutes inside or outside the People's Republic of China, as well as in some special scientific research institutes, computer centers, and engineering design companies. Some of them shall have the opportunity to be able to obtain certain technical qualifications or academic degrees.

      5.1.3 The training and the transfer of technology and managerial experience shall be realized through working together with Contractor's experts in offices and on operating sites of the Contractor inside or outside the People's Republic of China.

      5.1.4 The Contractor shall endeavor to persuade the Subcontractors to train the Chinese Personnel and transfer technology to them.

      5.1.5 With respect to any specialized technology and managerial experience to be transferred by the Contractor to CNPC, the Parties shall organize special personnel to be responsible for its execution and realization in accordance with the schedule.


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          ARTICLE 6   SCIENTIFIC AND TECHNICAL COOPERATION AND EXCHANGE

      6.1 The Parties agree, in accordance with the requirements of Petroleum Operations under the Contract, to have scientific and technical cooperation and academic exchange of views, within the fields of specialization specified in
Article 4.1 of this Annex. The Parties shall discuss and propose a plan, items, personnel and type of scientific and technical cooperation and academic exchange of views for each year in a phased manner, and submit them to JMC for discussion and approval. After approval by JMC, the Contractor shall incorporate them in the phased plans and put them into practice.

      6.2 The personnel participating in the scientific and technical cooperation and academic exchange of views shall be experts, engineers and technicians from scientific research and designing departments related to the Contract. The Parties shall provide them with necessary facilities and assistance for scientific researches, as required to carry out any plan approved by the JMC for scientific and technical cooperation.

      6.3 The Contractor shall furnish CNPC world-wide information concerning Petroleum science and technology, economics, legal and managerial topics. According to the requirement of Petroleum Operations, scientific and technical seminars shall be jointly held by the Parties through consultation. The Contractor shall invite the Chinese Personnel to attend relevant scientific and technical seminars organized solely by the Contractor or jointly with others and shall assist the Chinese Personnel to get permits to attend international conferences relating to Petroleum technology, economics and legal topics and to participate in other relevant activities.


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                            ARTICLE 7   MISCELLANEOUS

      7.1 All obligations imposed upon Contractor under the provisions of this Annex IV shall be limited to those required for the conduct of Petroleum Operations under the Contract, unless otherwise agreed by the Parties.

      7.2 This Annex is an integral part of the Contract. The definitions set forth in Article 1 of the Contract are applicable to this Annex.


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                             ANNEX V   DATA CONTROL


Table of Contents

Article 1       General Provisions

Article 2       Ownership of the Data

Article 3       Control and Use of the Data

Article 4       Scope of the Data Provided for CNPC


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                          ARTICLE 1   GENERAL PROVISION

      This Annex V is an integral part of the Contract. The definitions set forth in Article 1 of the Contract are equally applicable to this Annex. If the provisions in this Annex are in conflict with those in the Contract, the provisions in the Contract shall prevail.


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                        ARTICLE 2   OWNERSHIP OF THE DATA

      2.1 The ownership of all of the data, records, vouchers and other original data obtained and/or acquired by the Contractor in the implementation of the Contract shall vest in CNPC.

      2.2 The ownership and right of use of cores, rock samples, oil samples and other samples obtained and/or acquired by the Contractor from the Contract Area shall vest in CNPC.

      2.3 Within the validity period of the Contract, after the termination of the Contract and after the Contractor assigns its rights and obligations, no data, information and samples mentioned in Articles 2.1 and 2. 2 hereof shall be disclosed in any way to a Third Party except as stipulated in Articles 3.4 and
3.5 hereof or be transferred, donated, exchanged, sold, or published in any form without the permission in writing of CNPC.


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                     ARTICLE 3   CONTROL AND USE OF THE DATA

      3.1 During the implementation of the Petroleum Operations, the Contractor shall be responsible to keep in good order, all the data, information and samples stipulated in Articles 2.1 and 2.2 hereof within the territory of the People's Republic of China and shall furnish CNPC in a timely manner with such data, information and samples for use and turn them over to CNPC in a step-by-step or phase-by-phase manner.

      3.2 The Contractor shall have the right to use or duplicate the data and information mentioned in Article 2.1 hereof and use samples referred to in
Article 2.2 hereof within and outside China and the results of research, interpretation, analysis and chemical examination shall be submitted or reported to CNPC in a timely manner. The Contractor shall not use the above-mentioned data, information and samples for purposes other than those related to the implementation of the Contract.

      3.3 Any shipment abroad for use of the original data and information (such as original magnetic tapes, original recordings, etc.) referred to in Article
2.1 hereof and of the samples referred to in Article 2.2 hereof shall be subject to the consent in writing of CNPC. Unless otherwise agreed by CNPC, the size of any piece of core or amount of any batch of rock cuttings and samples to be shipped abroad shall not be greater than one half (1/2) of the total size or amount of the original piece or batch. The original data and information shipped abroad shall, upon completion of the use or duplication thereof, be shipped in a timely manner back to and be kept in China.

      3.4 If, for the purpose of implementation of the Contract, the Contractor need to provide the data and information for such Third Parties as banks or other credit institutions, Subcontractors and potential assignees to which the rights and interests under the Contract are assigned, the type and scope of the data and information to be provided shall be subject to review by CNPC and the Contractor shall obtain from such Third Parties a written undertaking that they shall have the obligation to keep the provided data and information confidential.

      3.5 The Contractor may provide such data and information as maybe requested by their parent corporations or Affiliates relating to the implementation of the Contract or by securities and exchange organizations or the governments of the Contractor's home countries, subject to the prior reporting thereof to CNPC. The Contractor shall inform the aforesaid parent corporations or Affiliates which receive the data and information that they shall be obligated to keep such data and information confidential and shall request the security and exchange organizations or the governments of their home countries to keep such data and information confidential subject to international practice.

      3.6 Release of the data and information to the press shall be subject to the consultation and agreement between the Parties.


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                 ARTICLE 4   SCOPE OF THE DATA PROVIDED FOR CNPC

      In carrying out the Petroleum Operations, the Contractor shall provide CNPC with data and information, including, but not limited to the following:

      4.1 Overall programs and plans of operations and information and documents of designs of an individual project:

      4.1.1 Overall and phased exploration program of the Contract Area;

      4.1.2 Annual operational plans for exploration;

      4.1.3 Early development programs, overall development programs and adjusted development programs of Oil Fields;

      4.1.4 Plans for production and production testing of wells and Oil Fields;

      4.1.5 The content and general schedules of engineering project;

      4.1.6 Basic designs of engineering projects (e.g. oil, gas and water treatment facilities, modules and pipelines);

      4.1.7 Annual and monthly operational progress charts for engineering projects;

      4.1.8 Procurement plans and schedules for engineering projects;

      4.1.9 Test-run and commissioning schedules for engineering projects.

      4.2 Information and documents on the progress of all operations:

      4.2.1 Daily, monthly and annual reports on well drilling and production testing;

      4.2.2 Daily, monthly and annual reports on production testing and production of wells and Oil Fields;

      4.2.3 Monthly and annual reports on operational progress of engineering projects;

      4.2.4 Other operational progress reports;

      4.2.5 Operational rules and unpatented technical manuals of Petroleum Operations.

      4.3 Original data and information of Petroleum Operations:

      4.3.1 Original magnetic tapes, original records, data, seismic sections, drawings and other relevant data and information of geophysical surveys;

      4.3.2 Original records, data, drawings and other relevant data and information of geochemical survey;


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      4.3.3 Original records, data, drawings, samples and other relevant information of well drilling, mud, well logging, cementing, well completion, production testing and workover operations;

      4.3.4 Original records, data, drawings and other relevant information of production testing, production, injection and stimulation of wells and Oil Fields;

      4.3.5 Original records, data and automatic recording cards of Crude Oil and Natural Gas metering;

      4.3.6 Original data and recording cards of Crude Oil and Natural Gas transportation, storage and marketing;

      4.3.7 All the samples (including cores, cuttings, oil, gas and water samples and mud samples) and results of analysis and chemical examination thereon;

      4.3.8 Data on physical properties of pay zones;

      4.3.9 Data on environment, hydrology and meteorology.

      4. 4 Basic information of engineering projects:

      4.4.1 Instructions on design calculations and detailed design drawings of engineering projects;

      4.4.2 Technical specifications and standards of design, manufacture and installation, safety rules, environmental protection rules and operational rules;

      4.4.3 Construction records of individual projects and order slips on design and construction alterations;

      4.4.4 Project commissioning drawings and manuals and original records or reports on project acceptance.

      4.5 Summary reports on operational results and reports on specialized research and comprehensive study of each Petroleum Operation:

      4.5.1 Reports on locations of geophysical survey, geochemical survey, well drilling and other operations;

      4.5.2 Operational reports on data processing and interpretation of geophysical and geochemical survey;

      4.5.3 Summary reports on drilling geology;

      4.5.4 Summary reports on production testing;

      4.5.5 Reports on physical properties study of oil or gas reservoirs and reports on reservoir simulations and analyses;


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      4.5.6 Summary reports on geological structure drilling, reserves calculations of Crude Oil or Natural Gas and reports on feasibility study on Oil Field geology, development, engineering and economic evaluations;

      4.5.7 Reports on specialized and comprehensive studies on problems arising in the course of Oil Field development;

      4.5.8 Reports on experiment and research for engineering designs.

      4.6 Data and information on economic and planning:

      4.6.1 General budgets for basic development plans of Oil Field and calculation basis thereon;

      4.6.2 Data on production of Crude Oil and Natural Gas, output value and productivity of Oil Field;

      4.6.3 Well drilling work and budgets of Oil Field, as well as economic, technical and energy consumption data and information;

      4.6.4 Data on production, marketing, distribution and transportation of production from Oil Field;

      4.6.5 Information on investment and financing and accounting for engineering projects;

      4.6.6 Other financial data specified in the Accounting Procedure of the Contract.


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              ANNEX VI   LETTER OF UNDERSTANDING ON EXISTING WELLS

      With respect to the 6 existing wells (including the 4 producing wells:
Weicheng#1, Zhebachang#3, Wenxingchang#4 and Laoguanmiao#6, and the 2 new drilling wells: Weicheng#2 and Liya#1) within the Contract Area, the Parties agree the following principles and provisions:

      1. CNPC shall have the right to carry out any operations in any formations of the 6 existing wells above and own all interests in their production and reserves.

      2. Once the Contractor has a commercial discovery on any new geological trap or structure excluding the structures that the 6 existing wells cover, the Contractor shall have the right to drill any well on the structures associated with the 6 existing wells, provided that the distance between such well and the existing wells shall be no less than 1,000 meters.

      3. Notwithstanding the foregoing, considering the potential impact to the existing wells, the Parties will determine the production decline curves of the existing wells before the Contractor carries out the drilling operations. If there is any adverse impact to the existing wells as a result of the production (including production test and trial production) from the wells drilled by the Contractor, which has resulted in that the actual production of an existing well is lower than its production decline curve determined by the Parties, the Contractor shall make compensation to CNPC for the difference between the agreed production decline curve and actual production of the well.

      4. The wells to be drilled mentioned above in Article 2 shall not count as any Wildcat as referred to in Article 6.2 of the Contract. The 100% costs incurred for the exploration and appraisal activities and operations carried out by the Contractor in accordance with Article 2 shall be borne by the Contractor and shall be deemed as the exploration costs to be recovered under the Contract.

      5. If the Contractor makes investment on the structures associated with the 6 existing wells, but decides to terminate the Contract at the end of the first phase or second phase of the exploration period or at any other time, the Contractor's unrecovered investment will be deemed as its loss, and CNPC shall not have any obligation to reimburse such loss. All the assets and production caused by such investment shall vest in CNPC.


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